RESTATED CREDIT FACILITY, LOAN AND SECURITY AGREEMENT

by and between:

PEAK RESORTS, INC., HIDDEN VALLEY GOLF AND SKI INC., PAOLI PEAKS, INC., SNOW CREEK, INC., L.B.O. HOLDING, INC., and SNH DEVELOPMENT, INC.

Collectively, as Borrowers,

and

ROYAL BANKS OF MISSOURI, a Missouri banking corporation

as Lender

DATED AS OF OCTOBER 27, 2017

TABLE OF CONTENTS

1......................................................................................................................................DEFINITIONS8

2..................................................................THE RESTATED CREDIT FACILITY17

2.1Revolving Loan(s)17

2.2Interest18

2.3Loan Fees18

2.4Unused Restated Credit Facility18

2.5All Advances to Constitute Single Obligation18

2.6Revolving Notes18

2.7Additional Revolving Note Provisions19

2.8Intentionally Deleted19

2.9Payment19

2.10Prepayments19

2.11Conditions of Payment and Final Payment19

2.12Interest Computation19

2.13Late Charge20

2.14Default Interest; Late Charges20

2.15Maximum Interest20

2.16Reimbursement of Expenses and/or Payment of Reasonable Costs20

2.17Taxes20

2.18Use of Proceeds21

3..............................................................................CONDITIONS OF BORROWING21

3.1Loan Documents21

3.2Event of Default24

3.3Adverse Changes24

3.4Litigation24

3.5Representation and Warranties24

3.6Borrower’s Covenants24

3.7Financing Statements24

4..........................................................................................BORROWING PROCEDURE24

5..........................................................................................CONDITIONS PRECEDENT24

5.1Documentation24

5.2Due Diligence25

5.3Fees and Expenses25

5.4Compliance25

5.5No Default25

5.6Other Loan Documents25

5.7No Litigation25

5.8Forest Service Permit25

6..................................SECURITY AGREEMENT AND COLLATERAL25

6.1Grant of Security Interest to Lender by Borrower25

6.2Lien Perfection; Further Assurances26

6.3Possession and Use of Collateral26

6.4Protection of Collateral27

6.5Material Recovery Event27

7..............................................FINANCIAL REPORTS AND SCHEDULES27

7.1Financial Statements27

7.2Other Information28

8..BORROWERS’ REPRESENTATIONS AND WARRANTIES28

8.1Financial Statements and Other Information28

8.2Locations29

8.3Borrowers’ Organization and Name29

8.4Authorization29

8.5Enforceability30

8.6Title to Collateral; Liens30

8.7Lien Perfection and Priority30

8.8Litigation:  Proceedings30

8.9Taxes30

8.10Consents:  Approvals; No Violations31

8.11Lawful Operations31

8.12Environmental Compliance31

8.13Environmental Laws and Permits31

8.14ERISA31

8.15Intellectual Property32

8.16Structure32

8.17Solvency and Value32

8.18Indebtedness32

8.19Margin Security and Use of Proceeds (Regulation U)33

8.20Investment Company Act Status33

8.21Blocked Person33

8.22Full Disclosure33

8.23No Material Adverse Effect33

8.24Power to Operate the Properties33

8.25Construction, Use and Occupancy of the Properties34

8.26Status Under Lease Agreements34

8.27Title Policies34

8.28Certificates, Licenses and Approvals34

8.29Properties and Improvements34

8.30Pending Matters35

8.31Collateral35

8.32Management of the Collateral35

8.33No Defaults35

8.34Employee Matters36

8.35Non-Foreign Status36

9......................................BORROWER’S AFFIRMATIVE COVENANTS36

9.1Maintenance of Records36

9.2Appointment and Maintenance of Borrowers’ Representative36

9.3Reporting and Notice Requirements36

9.4Affirmative Covenants39

9.5Negative Covenants42

9.6Financial Covenants46

10........................................................................................................EVENTS OF DEFAULT47

10.1Payment47

2

10.2Non-Monetary47

10.3Representations and Warranties47

10.4Reporting and Notice Provisions: Violation of General Covenants47

10.5Violation of Certain Specific Covenants47

10.6Failure to Operate47

10.7Default Under Other Loan Documents47

10.8Cross-Default47

10.9Default Under Mad River Lease48

10.10Destruction of Collateral48

10.11Material Adverse Effect; Change of Control48

10.12Termination of Existence48

10.13Failure of Enforceability of this Agreement, Loan Document; Security48

10.14ERISA48

10.15Judgments48

10.16Forfeiture Proceedings48

10.17Financial Impairment49

10.18Bankruptcy or Similar Proceedings49

10.19Appointment of Receiver49

11......................................REMEDIES UPON AN EVENT OF DEFAULT49

11.1Upon the occurrence of an Event of Default described in Section 1049

11.2If an Event of Default occurs, then, in each and every such event, Lender shall have the following rights and remedies:49

11.3Application of Collateral; Application of Liquidation Proceeds50

11.4Right of Lender to Make Advances to Cure Defects51

11.5Right of Set-Off51

11.6Authority to Execute Transfers51

11.7Limited License to Liquidate51

11.8Appointment of Attorney-in-Fact52

12..............................................................INDEMNIFICATION AND RELEASE53

13..................................................................................................................................................NOTICES53

14.CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION53

15....................MODIFICATION AND BENEFIT OF AGREEMENT54

16..............................................................................HEADINGS OF SUBDIVISIONS54

17..........................................................................................................................COUNTERPARTS54

18..............................................................................................................................SEVERABILITY55

19..............................................................................................................................RELATIONSHIP55

20............................................................................JURY TRIAL; OTHER WAIVERS55

21......................................UNCONDITIONAL NATURE OF LIABILITY56

22............................................................................................................ORAL AGREEMENTS56

3

RESTATED CREDIT FACILITY, LOAN AND SECURITY AGREEMENT

THIS RESTATED CREDIT FACILITY, LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, “Agreement”) is effective as of October 27, 2017 (the “Effective Date”), and is by and between PEAK RESORTS, INC., a Missouri Corporation (herein “Peak”), HIDDEN VALLEY GOLF AND SKI, INC., a Missouri Corporation, PAOLI  PEAKS, INC., a Missouri Corporation, SNOW CREEK, INC., a Missouri Corporation, L.B.O. HOLDING, INC., a Maine Corporation, and SNH DEVELOPMENT, INC., a Missouri Corporation (collectively referred to herein as the “Subsidiary Borrowers”) and ROYAL BANKS  OF MISSOURI, a Missouri banking corporation (“Lender”).  This Agreement restates, replaces, and supersedes that Credit Facility, Loan and Security Agreement by and between Peak, Subsidiary Borrowers and Lender dated December 22, 2015 (the “Original Loan Agreement”).

W I T N E S S E T H:

WHEREAS, Borrowers previously requested that Lender extend a $20,000,000.00 revolving credit facility to finance the acquisition of one or more ski resorts, including the purchase price, closing costs, environmental testing, title costs, legal fees, surveys, acquisition related studies and working capital up to 5% of the acquisition purchase price (the “Original Credit Facility”); and

WHEREAS, the Original Loan Agreement was executed by Borrowers and Lender on December 22, 2015; and

WHEREAS, Borrowers have requested that the Original Credit Facility be increased to $25,000,000.00 and restructured as set forth herein; and

WHEREAS, Lender is willing to increase and restructure the Original Credit Facility  to Borrowers based on the terms and conditions set forth herein (the “Restated Credit Facility”); and

NOW, THEREFORE, in consideration of the Restated Credit Facility, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

DEFINITIONS

.

(a) As used in this Agreement, the terms Account, Account Debtor, Certificated Security, Chattel Paper, Contract Rights, Deposit Account, Document, Equipment, Financial Asset, Fixture, General Intangibles, Goods, Instrument, Inventory, Investment Property, Security, Proceeds, Security Entitlement, Uncertificated Security, Commercial Tort Claims, Electronic Chattel Paper, Letter-of-Credit Rights, Payment Intangibles, Software, Supporting Obligations and Tangible Chattel Paper have the respective meanings assigned thereto in the Missouri Uniform Commercial Code.

(b) All terms indicating Collateral having the meanings assigned thereto under the Missouri Uniform Commercial Code shall be deemed to mean such Property, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

(c) Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural and vice versa, and in particular the word “Borrower” shall so be construed. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and to any particular provision of this

Agreement, and references to Article, Section, Subsection, Schedule, Exhibit, and like references are references to this Agreement unless otherwise specified.  An Event of Default shall “continue” or be “continuing” until such Event of Default has been satisfied in accordance with the terms of this Agreement or by Lender in an express writing acknowledging said waiver. References in this Agreement to any party shall include such parties’ successors and permitted assigns.  References to a “Section” shall be a reference to such Section of this Agreement unless otherwise stated.  To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement; the provisions of this Loan Agreement shall govern.

(d) The following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Affiliate” means any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with a Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Borrower.

“Agreement” means this Restated Credit Facility, Loan and Security Agreement.

“Borrowers” has the collective meaning of Peak and Subsidiary Borrowers as specified in the opening paragraph. Borrower shall mean one of the Borrowers.

“Borrower Representative” means Peak.

“Business Day” means any day other than a Saturday, Sunday or any day that banks in St. Louis, Missouri metropolitan area are closed.

“Capitalized Leases” means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Change of Control” means an event or series of events (occurring for whatever reason) following which:

(a)While there remains outstanding any obligations due the Lender hereunder, so long as the Key Shareholders are employed by any Borrower in any capacity, the Key Shareholders shall cease to directly or indirectly, own beneficially and control less than 50% of the outstanding shares of Voting Stock of Peak that they own as of the date of this Agreement; or

(b)Peak shall, directly or indirectly, own beneficially and control less than all of the outstanding Voting Stock of the Subsidiary Borrowers.

“Closing” means the date and time the Restated Credit Facility is made available to the Borrowers hereunder.

“Closing Date” means the date(s) and the time as of which the Loans are advanced under this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (a) the property and assets of the Subsidiary Borrowers set forth in Section 6.1 (a-d) hereof or any other Loan Document to secure repayment of the Obligations and all other property of the Subsidiary Borrowers in which a Lien or right of set-off is granted to the Lender to secure, either directly or indirectly, the repayment of the Obligations, including the Properties.

“Collections” means all payments to a Person from Account Debtors in respect of Accounts, Chattel Paper and General Intangibles owing to such Person.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to a Person, for any testing period, the ratio as defined in the Master Credit Agreement, as in existence on the date of this Agreement.

“Restated Credit Facility” means the credit offered to Borrowers in accordance with the terms and conditions of this Agreement.

“Debt Service Coverage Ratio” means the sum of the consolidated EBITDA (net income before interest, income taxes, depreciation and amortization, gain on sale leaseback, investment income, other income or expense and other nonrecurring items) plus lease payments made by Borrowers under a lease with Mad River Mountain, Inc. divided by the sum of the consolidated interest expense plus all scheduled principal payments (excluding mandatory prepayments) plus payments under capital leases.

“Debt Service Reserve Account” means that account identified in Section 9.4(o) of this Agreement.

“Default” means any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” has the meaning set forth in Section 2.14 hereof.

“Disclosure Schedule” means one or more schedules which is attached hereto and is incorporated into this Agreement, as the same may be amended from time to time with the consent of the Lender to the extent permitted hereunder.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, complaints, liens, notices of non-compliance, investigations, proceedings alleging non-compliance with or liabilities under any Environmental Law or any Environmental Permit, instituted by an Person, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

“Environmental Laws” means all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to any Borrower’s business or facilities owned or operated by any Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Environmental Permits” means all permits, approvals, certificate, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental Laws or necessary for the conduct of business.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“Event of Default” has the meaning set out in Section 10 hereof.

“Financial Impairment” means, in respect of a Person, the distressed economic condition of such Person manifested by any one of the following events:

(a)The discontinuation of the business of such Person,

(b)Such Person generally ceases or is generally unable or admits in writing its inability, generally, to make timely payment upon such Person’s debts, obligations, or liabilities as they mature or come due,

(c)The assignment by such Person for the benefit of creditors;

(d)The voluntary institution by such Person of, or the consent granted by such Person to the involuntary institution of (whether by petition, complaint, application, default, answer (including without limitation, an answer or any other permissible or  required responsive pleading admitting: (i) the jurisdiction of the forum or (ii) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

(e)The voluntary application by such Person for or consent granted by such Person to the involuntary appointment of any receiver, trustee, or similar officer (i) for such person or (ii) of or for all or any substantial part of such Person’s property; or

(f)The commencement or filing against such Person, without such Person’s application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, and in any such case, either (i) such proceeding or petition shall continue undismissed for thirty (30) days or (ii) an order or decree approving or ordering any of the foregoing shall be entered; or

(g)In the case of such Person which is an Account obligor, any judgment, writ, warrant of attachment, execution, or similar process is issued or levied against all or any substantial part of such Person’s property and such judgment, writ, warrant of attachment, execution, or similar process is not released, vacated, or fully bonded within thirty (30) days after it is issued, levied or rendered.

“Fiscal Quarter” means the day of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of a Person.

“Fiscal Year” means a Person’s regular annual accounting period for federal income tax purposes.

“GAAP” means generally accepted accounting principles consistently applied; provided, however, if there shall occur any change in accounting principles from GAAP as in effect on the Closing Date, then the Borrowers and the Lender shall make adjustments to such financial covenants as are determined in good faith to be appropriate to reflect such changes so that the criteria for evaluating the financial condition and operations of the Borrowers shall be the same after such changes as if such changes had not been made.

“Guaranty Obligations” means with respect to any Person, without duplication, any obligation of such Person guaranteeing any Indebtedness (“Primary Indebtedness”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether contingent or not contingent, (a) to purchase any such Primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Indebtedness of the ability of the primary obligor to make payment of such Primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such Primary Indebtedness against loss in respect thereof; provided, however, that the term “Guaranty Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

“Improvements” shall have the meaning given to the term in Section 8.29 herein.

“Indebtedness” means, with respect to one or more Borrowers, all indebtedness, including but not limited to the aggregate amount of (a) indebtedness for borrowed money or for the deferred purchase price of property or services; (b) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles consistently applied, recorded as capital leases; (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against a loss in respect of, indebtedness or obligations of others of the kinds referred to in subsection (a) or (b) above (but specifically excluding any trade debt or obligations under any forward purchase obligations in the ordinary course of business); and (d) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

“Indemnified Party” has the meaning specified in Section 12 hereof.

“Intellectual Property” shall mean all of Subsidiary Borrowers’ inventions, designs, patents, and applications therefore, trademarks, service marks, trade names, and registrations and applications therefor, copyrights, any registrations therefor and any licenses thereof, whether now owned or exiting or hereafter arising or acquired.

“Interest Rate” has the meaning set forth in Section 2.2 hereof.

“Key Shareholders” shall mean Timothy D. Boyd, Richard Deutsch and Stephen J. Mueller, any trust created or controlled by such individuals, the spouse of such individuals, and any trust created or controlled by any such spouse or child.

“Law” means any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

“Lender” means ROYAL BANKS OF MISSOURI, a Missouri banking corporation, and its assigns and participants.

“Leverage Ratio” means, on any date, the ratio (expressed as a percentage) of (1) Indebtedness on such date, to (2) Gross Assets for the four fiscal quarters ending on such date.

“Lien” shall mean any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be a capital lease on the balance sheet of the Borrowers prepared in accordance with GAAP.

“Loans” means, collectively, all advances made by Lender to or on behalf of Borrowers hereunder, including but not limited to Revolving Notes.

“Loan Documents” means those documents and agreements set forth in Section 3.1 (a-q) herein and any other agreements, instruments and documents, including, without limitation, any guaranties,  pledges, Collateral access agreements, collateral assignments, deeds of trust, mortgages, financial statements, audit report, environmental audit, officers certificate, powers of attorney, consents, assignments, contracts, notices, promissory notes, security agreements, financing statements and all other writings heretofore, now or from time to time hereafter required to be delivered by or on behalf of one or more Borrowers to Lender in connection with this Agreement, as each of the same may be amended, modified or supplemented from time to time.

“Lockbox” means any post office box rented by and name of one or more Borrowers and as to which, after Lender’s announcement of an Event of Default which is continuing, as to which the Lender has exclusive access pursuant to the requirements of this Agreement.

“Mad River” means Mad River Mountain, Inc., a Missouri corporation, and a Subsidiary of Peak.

“Mad River Lease” means the Lease Agreement, dated as of November 17, 2005, by and between EPT Mad River, Inc. a Missouri corporation and Mad River, as amended by that certain First Amendment to Lease Agreement dated June 30, 2006 and as further modified by that certain Second Amendment to Lease Agreement dated as of December 1, 2014.

“Master Credit Agreement” means that certain  Master Credit and Security Agreement dated as of December 1, 2014 among Peak Resorts, Inc., Mount Snow, LTD., Sycamore Lake, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., Deltrecs, Inc., and JFBB Ski Areas, Inc., as Borrowers and EPT Ski Properties, Inc. and EPT Mount Snow, Inc., as Lender.

“Maturity Date” shall mean fourteen (14) months after the date of this Agreement, unless extended or renewed pursuant to any modification, extension or renewal executed by the Borrowers and accepted by the Lender in the Lender’s sole discretion.

“Material Adverse Effect” means (a) a material adverse effect on the business, properties,  operations, condition (financial or otherwise) or prospects of any Borrower, or a material adverse effect of the business, properties, operations, condition (financial or otherwise) or prospects of the Borrowers taken as a whole, (b) an impairment of a material portion of the Collateral, (c) a material impairment of a Borrower’s ability to perform in any respect its obligations under the Loan Documents or to repay the Obligations, (d) a material impairment to the Lender’s security interest and Lien on the Collateral or the priority thereof, or (e) a material adverse effect on the legality, validity or enforceability of this Agreement, the other Loan Documents or any Lien created hereby or thereby.   In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other existing events would result in a Material Adverse Effect.

“Material Business Agreement” means any agreement or contract (not including Material License Agreements) of any Borrower (other than any agreement that by its terms may be terminated upon sixty (60) days’ notice or less by such Borrower) which (a) involves consideration to such Person of Two Hundred Thousand Dollars ($200,000.00) or more in any year, (b) involves consideration by such Person of Two Hundred Thousand Dollars ($200,000.00) or more in any year, (c) imposes financial obligations on such Person of Two Hundred Thousand Dollars ($200,000.00) or more in any year, (d) involves such Borrower’s leasing as lessee any real property under any operating or Capitalized Lease, or (e) the termination of which could reasonably be expected to result in a Material Adverse Event.

“Material License Agreement” means each license agreement of any Subsidiary Borrower in respect of Third Party Intellectual Property set forth in a Disclosure Schedule hereunder as being a license agreement the termination of which could reasonably be expected to result in a Material Adverse Effect.

“Material Recovery Deferred Amount” means, with respect to any Net Proceeds of any Material Recovery Event, the portion of such net Proceeds intended to be used to rebuild or restore the affected property or to acquire replacement assets useful in the business of any Borrower, as set forth in the applicable Material Recovery Notice, minus the amount of such Net Proceeds used or committed to be sued therefor pursuant to a contractual obligation entered into prior to the Material Recovery Prepayment Date; provided that such amount shall not exceed $100,000 for any single Material Recovery Event or $500,000 in the aggregate in any calendar year.

“Material Recovery Event” means (i) ay casualty loss in respect of asset of any Borrower covered by casualty insurance, (ii) any compulsory transfer or taking under threat of compulsory transfer of any asset of any Borrower by any agency, department, authority, commission, board, instrumentality or political subdivision of the United States, any state or municipal government and (iii) any recovery in good funds by such Borrower by reason of a nonappealable judgment against any other Person to the full extent thereof.

“Material Recovery Notice” has the meaning set forth in Section 6.5 of this Agreement.

“Material Recovery Repayment Date” means, with respect to any Net Proceeds of any Material Recovery Event, the earlier of (a) the date occurring one hundred eighty (180) days after such Material Recovery Event and (b) that date is five (5) Business Days after the date on which the Borrowers’ Representative shall have notified the Lender of the applicable Borrower’s determination not to rebuild or restore the affected property or to acquire replacements assets useful in the  business of such Borrower with all or any portion of the relevant Material Recovery Deferred Amount for such Net Proceeds.

“Maximum Principal Amount” means Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

“Multi-Employer Plan” means any Employee Benefit Plan which is a “multi-employer plan” as such term is defined in Section 4001(a) (3) of ERISA.

“Net Proceeds” means: (i) the cash proceeds (including cash proceeds subsequently received in respect of non-cash consideration initially received) from any sale, lease, transfer or other disposition of any Collateral of any Subsidiary Borrower to a Person (other than Collections in respect of Accounts) received by such Subsidiary Borrower, including, without limitation, cash payments in respect of Inventory sales, payments in respect to other dispositions of Collateral (other than the sale of Inventory in the ordinary course of business to the extent giving rise to Accounts) (net in each case of (x) selling expenses, including without limitation any reasonable broker’s fees or commissions and sales, transfer and similar taxes and (y) the repayment of any Indebtedness secured by a purchase money Lien on such assets that is permitted under this Agreement), insurance proceeds, condemnation awards and tax refunds, and (ii) the cash proceeds from any Material Recovery Event.

“Note(s)” means, collectively, any and all Revolving Notes defined herein.  “Note” shall mean each of the foregoing Notes.

“Obligations” means the present and future obligations of Borrowers to the Lender under this Agreement or any other Loan Document including without limitation (a) the outstanding principal and accrued interest (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed) in respect of the Loans advanced to Borrowers  by the Lender; (b) all fees owing to the Lender under this Agreement and the other Loan Documents, (c) any costs and expenses reimbursable to the Lender pursuant to this Agreement, and (d) Taxes, Other Taxes, compensation, indemnification obligations or other amounts owning by Borrowers to the Lender under this Agreement, the Notes or any Loan Document.

“Obligor” means Borrowers and each other Person who is or shall become primarily or secondarily liable for any of the Obligations.

“Peak” means Peak Resorts, Inc.

“Permitted Exceptions” shall have the meaning given in Section 8.27 of this Agreement.

“Permitted Liens” shall mean (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable; (b) Liens or charges incidental to the conduct of the Subsidiary Borrowers’ business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of the property or assets of the Borrowers or materially impair the use thereof in the operation of the Borrowers’ businesses; (c) Liens asserted by or granted to third parties to secure indebtedness that are subject to the terms of subordination or inter-creditor agreements acceptable to Lender, and (d) Liens granted to the Lender hereunder.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Polluting Substances” means all pollutants. Contaminants or chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in CERCLA, the Superfund Amendments and Reauthorization Act of 1986, RCRA, the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the applicable laws of any state establish a meaning for “hazardous substance”, “hazardous waste”, “hazardous materials”, “solid waste” or “toxic substance” that is broader than that specified in any of the foregoing Environmental laws, such broader meaning shall apply.

“Potential Default” means an event, condition or thing which with the lapse of any applicable grace period or with the giving of notice or both would constitute, an Event of Default referred to in Section 10 of this Agreement and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an Event of Default.

“Prime Rate” shall mean the daily floating per annum rate of interest which at any time and from time to time, shall be as published in The Wall Street Journal’s “Bonds, Rates and Yields Table”.  If publication of The Wall Street Journal and/or The Wall Street Journal’s “Bonds, Rates and Yield Table” is discontinued, the Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Prime Rate.  The Lender shall not be obligated to give notice of any change in the Prime Rate.

“Property” means any and all property owned or leased by any Subsidiary Borrower.    Properties shall mean the plural of Property.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA excluding those events for which the requirement of notice has been waived by the PBGC.

“Responsible Officer” means with respect to a Person, the President, Chief Executive Officer or Chief Financial Officer of such Person.

“Revolving Loan” or “Revolving Loans” shall mean, respectively, each direct advance and aggregate of all such direct advances, from time to time made by Lender to Borrowers under and pursuant to this Agreement.

“Revolving Notes” shall mean those promissory note(s) described and identified in Sections 2 herein.  Revolving Note shall mean each of such Revolving Notes.

“Solvent” means, with respect to any Person, as of any date of determination, that: (a) the fair value of the assets of the Person as of such date is greater than the total amount of the liabilities of the Person, (b) the present fair salable value of the assets of the Person as of such date is not less than the amount that will be required to pay the probable liabilities of the Person on its debts as they become absolute and matured, (c) the Person is able to pay all liabilities of the Person as those liabilities mature, and (d) the Person does not have an unreasonably small amount of capital for the business in which it is engaged or for any business or transaction in which it is about to engage.   The determination of whether a Person is Solvent shall take into account all of such Person’s assets and liabilities regardless of whether, or the amount at which, any such asset or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including assets such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill.   In computing the amount of contingent or unrealized assets or contingent or unliquidated liabilities at any time, such assets and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized assets or matured liabilities, as the case may be.   In computing the amount that would be required to pay a Person’s probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities may be zero.

“Subsidiary” means in respect of a corporate Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.

“Termination Date” shall mean the date the Restated Credit Facility terminates, either on the Maturity Date or sooner as otherwise provided herein.

“Title Policies” shall have the meaning given in Section 8.27 of this Agreement.

“UCC” shall mean the applicable Uniform Commercial Code in effect from time to time.

“Voting Stock” means capital stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

“Wholly Owned Subsidiary” means, in respect of any Person, a Subsidiary of such Person in which such Person owns all of the Outstanding capital stock (or other form of ownership) and controls all of the voting power in any election of directors or otherwise.

THE RESTATED CREDIT FACILITY

.

Revolving Loan(s)

.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Loan Documents, Lender agrees to make the following Revolving Loans under the Restated Credit Facility:

(e) a Revolving Loan in an amount up to Ten Million Dollars ($10,000,000.00) for the purpose of providing Borrowers working capital (the “Working Line Revolving Loan”), and
(f) a Revolving Loan in an amount up to Fifteen Million Dollars ($15,000,000.00) for the following purposes: (i) to pay off those loans made pursuant to the Original Credit Facility, 10 evidenced by promissory notes numbered 105198-26201 in the amount of $9,654,482.58 and 105198-25648 in the amount of $2,760,083.33 and (ii) to acquire additional ski resorts with advances limited to purchase price, closing costs, environmental testing, title costs, legal fees, surveys, and acquisition related studies (the “Acquisition Line Revolving Loan”).

Revolving Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Maturity Date unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement.  The Working Line Revolving Loan shall be evidenced by a Revolving Note (the “Working Line Revolving Note”).  The Acquisition Line Revolving Loan shall be evidenced by a Revolving Note (the “Acquisition Line Revolving Note”).

Interest

.  Except as otherwise provided herein, the outstanding principal balance of the Notes shall bear interest at the Prime Rate plus 1.00% floating and adjusted daily (the “Interest Rate”).  Accrued and unpaid interest on the unpaid principal balance of all outstanding Notes, shall due and payable monthly, in arrears, commencing thirty (30) days following the first advance under a Note and continuing on the same day of each calendar month thereafter, and on the Maturity Date.  From and after maturity, whether at the Maturity Date, by acceleration or otherwise, or after the occurrence of an Event of Default, interest on the outstanding principal balance of the Notes, at the option of the Lender, may accrue at the Default Rate and shall be payable upon demand from the Lender.  Lender may, at Lender’s sole option, at any time and without notice to Borrower, make a Revolving Loan advance in the amount of any monthly payment of interest due under one or more Revolving Note and any other fees, costs and expenses due and owning Lender under this Agreement or any of the Loan Documents, and apply the proceeds thereof against the applicable interest payments, fees, charges or expenses.

Loan Fees

.  Borrowers shall pay to Lender a sum of Fifty Thousand Dollars ($50,000.00) (the “Loan Fee”).  Lender acknowledges receipt of the Loan Fee.  The purpose of the Loan Fee is to compensate the Lender for reserving the Lender’s funds necessary to make the Loans contemplated herein.  Accordingly, the Loan Fee due hereunder is fully earned when paid except as otherwise expressly stated herein.  Notwithstanding the foregoing, if this Restated Credit Facility fails to close for any reason, Borrowers may receive a refund of the Loan Fee paid less all of the Lender’s costs in the making and documenting of this Restated Credit Facility, including without limitation, insurance, title attorneys/title insurance, recordation and filing fees and costs, and the Lender’s legal fees with respect to the preparation and/or review of any documentation associated with the making, documenting and closing of this Restated Credit Facility.

Unused Restated Credit Facility

.  In the event there is any available credit under the Working Line Revolving Loan as of the Maturity Date (the “Unused Working Line Facility”), then Borrowers shall pay on or before the Maturity Date an additional loan fee equal to one-quarter of one percent (0.25%) of the total principal amount of the Working Line Revolving Loan less the daily average outstanding principal balance of the Working Line Revolving Loan for the then immediately preceding twelve (12) month period.

All Advances to Constitute Single Obligation

.   The advances made to Borrowers hereunder as evidenced by the Notes and any renewal, extension, amendment, modification or replacement thereof shall constitute one general obligation of Borrowers, and shall be secured by Lender’s first priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims, rights of set-off and encumbrances heretofore, now or at any time or times hereafter granted by Borrower(s) to Lender.

Revolving Notes

.  The Revolving Loans shall be evidenced by one or more Revolving Notes (together with any and all renewal, extension, modification or replacement notes executed by

Borrowers and delivered to the Lender and given in substitution therefor, the “Revolving Notes”) in a form acceptable to Lender, duly executed by the Borrowers and payable to the order of the Lender.  At the time of an initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or an additional disbursement shall be made or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Lender.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Note(s), (ii) any unpaid interest owing on the Revolving Notes, and (iii) all amounts repaid on the Revolving Notes.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrowers under the Revolving Notes to repay the principal amount of the Revolving Notes, together with all interest, fees and costs accruing thereon.

Additional Revolving Note Provisions

.

(g) Borrower authorizes Lender, in its sole and complete discretion, to make advances under the Restated Credit Facility for the payment of any principal, interest, fees, advances required to maintain Borrowers’ depository and reserve accounts at mandated levels, costs and/or expenses incurred by the Lender under this Agreement or any other Loan Document.

(h) Voluntary Prepayment.  Except in a case where a Default or an Event of Default exists, Borrowers may, from time to time, upon reasonable advance notice to Lender, prepay all or any portion of the unpaid principal balance of the Revolving Note(s) prior to the Maturity Date provided that contemporaneously with each such prepayment Borrowers shall pay all accrued and unpaid interest, fees and costs associated with the Revolving Note(s) being prepaid to and including the date of prepayment.  Amounts prepaid may be re-borrowed subject to the terms and conditions hereof.

Intentionally Deleted

.

Payment

.  All Notes contemplated hereunder shall be repaid, in full, by the Borrowers on their Maturity Date, unless payable sooner pursuant to the provisions of this Agreement and/or the Loan Documents.  In the event the aggregate outstanding principal balance of all Notes exceeds the Restated Credit Facility, the Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Notes or take such other actions as shall be necessary to eliminate such excess.

Prepayments

.  Except in the case of a default or the existence of an Event of Default under this Agreement or under any Loan Document, the Borrowers may prepay, in whole or in part, without a prepayment penalty, any balance due under a Note all as set forth in this Agreement and/or any Loan Document.

Conditions of Payment and Final Payment

.  All payments made by the Borrowers hereunder or under any of the Loan Documents shall be made without setoff, counterclaim or demand. Notwithstanding anything to the contrary contained herein, the final payment due under any Note must be made by wire transfer or other immediately available funds.

Interest Computation

.  Except as otherwise set forth herein, all interest shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  The use of this calculation may result in a higher interest rate as otherwise set forth herein and/or any Loan Document.  If any payment to be made by the Borrower(s) under this Agreement, any Loan Document or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

Late Charge

.  If any payments of interest or principal due hereunder or under any Loan Document is not made within ten (10) calendar days after such payment is due in accordance with the terms hereof or thereof, then, in addition to the payment of the amount so due, Borrowers shall pay to the Lender a “late charge” of two (2) cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment.  Borrowers agree the damages to be sustained by Lender for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of two (2) cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest and is not a penalty.

Default Interest; Late Charges

.  Upon the occurrence of an Event of Default and during the continuance thereof, the outstanding balance due on the Notes shall, at Lender’s option, bear interest at the rate of five (5.00%) percent per annum in excess of the interest rate otherwise payable thereon (the “Default Rate”), which interest shall be payable on demand.

Maximum Interest

.  It is the intent of the parties that the rate of interest and other charges to Borrowers under this Agreement and the other Loan Documents shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.

Reimbursement of Expenses and/or Payment of Reasonable Costs

.  If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out of pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby including, but not limited to, the perfection of any security interest granted herein; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents; (iv) any attempt to enforce any rights of Lender against one or more Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents; or (v) any attempt by Lender, to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral in accordance with the provisions of this Agreement or applicable law; then all such reasonable legal and accounting expenses and other incurred or out of pocket costs and expenses of Lender shall be charged to Borrowers.  All amounts chargeable to Borrowers under this paragraph shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender, as the case may be, are in addition to any loan fees payable hereunder, and shall bear interest from the date such demand is made until paid in full at the rate applicable to the Notes from time to time.

The obligations of Borrowers’ to pay such costs and expenses, regardless of a failure to close on the Restated Credit Facility as set out in the Conditional Commitment Letter dated August 18, 2017, shall survive the execution of this Agreement until paid in full.

Taxes

.  All payments made by the Borrowers under this Agreement or under any of the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) now or hereinafter imposed on Lender as a result of a present or former connection between the Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively “Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes that are attributable to the Lender’s failure to comply with Section 2.18.

(i) At the request of the Borrowers and at the Borrowers’ sole cost, the Lender shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes that have been paid.

(j) The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.
Use of Proceeds

.  Borrowers shall use the proceeds of this Restated Credit Facility solely for the purposes set out in Sections 2.1(a) and 2.1(b).

CONDITIONS OF BORROWING

.

Notwithstanding any other provision of this Agreement, the Lender shall not be required to disburse or make all or any portion of the Restated Credit Facility available to Borrowers unless the following conditions shall have been satisfied.

Loan Documents

.  Notwithstanding any provision contained herein to the contrary, Lender shall have no obligation to advance any sums under this Agreement or any of the Loan Documents unless and until Lender shall have first received the following, each of which must be in form and substance and executed and delivered in a manner acceptable to Lender:

(k) This Agreement.
(l) The Notes.
(m) A Security Agreement granting to Lender a first in priority Lien on the Collateral.
(n) Deeds of Trust and/or Mortgages, as the case may be, granting to Lender a first in priority Lien on the real properties and improvements thereon as set forth in Schedule 3.1 (d).
(o) Collateral Assignments of Lease(s) granting to Lender a first in priority collateral security interest in those Lease(s) set forth in Schedule 3.1 (e).

(p) If applicable, Collateral Assignment(s) of Borrowers’ rights of ingress and egress over property not owned or leased by one or more Borrowers allowing ingress and egress to the operations of one or more Subsidiary Borrowers in form and substance satisfactory to Lender.

(q) Intentionally Deleted.

(r) Mortgagee/Lender title insurance commitments issued by First American Title Insurance Company in favor of Lender in form and substance satisfactory to Lender insuring Lender’s first in priority security interest in the real property and improvements thereon as set forth in Schedule 3.1 (d) and such ancillary documents required by Lender in support of said title insurance.

(s) Uniform Commercial Code financing statements referring to the Collateral in the form appropriate to the State where the Collateral is located all as set forth in Disclosure Schedule 3.1 (f).
(t) Opinions of Peak’s Counsel, Subsidiary Borrowers’ Counsel and Borrowers’ local counsel, each of whom shall be acceptable to Lender with opinions in form and substance acceptable to Lender.

(u) An inter-creditor agreement, in form and substance satisfactory to Lender, by and between Borrowers, Lender and EPT Ski Properties, Inc., EPT Mount Snow, Inc., Mount Snow, Ltd., Sycamore Lake, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., Deltrecs, Inc., and JFBB Ski Areas, Inc.

(v) An Agreement Concerning a Loan for a Holder of a Special Use Permit between the United States Department of Agriculture, Forest Service, the Lender and L.B.O. Holding, Inc. (Form FS-2700-12) in form and substance satisfactory to Lender and a confirmation letter from the Forest Service confirming L.B.O. Holding, Inc. is in compliance with the terms and conditions of the Special Use Permit applicable to Attitash or such substituted documentation satisfactory to the Lender.

(w) Search Results:  Lien Termination.  Copies of UCC search reports as of such date acceptable to the Lender in its sole discretion, listing all effective financing statements which name one or more of the Borrowers, under its present name and any previous names, as debtor, together with (i) copies of such financing statements, (ii) payoff letters for all existing indebtedness, if any, specifying the amount required to be repaid to obtain appropriate termination and release statements and documents with respect to all agreements relating thereto and all Liens granted in connections therewith, (other the Permitted Liens), and (iii) such other UCC termination statements as the Lender may require.

(x) Search Results:  Pending Litigation.   Copies of all pending lawsuits, Petition or Complaint, as amended, the Answer, Affirmative Defenses and Counterclaim, as amended, together with a letter from Borrowers’ legal counsel setting forth a history of the litigation and his or her opinion as to the likely outcome of the litigation and whether a reserve against an adverse result should be established, and in what amount, whether insurance is or is not available to the Borrowers.  All of the above shall be satisfactory to Lender in its sole discretion.

(y) Organizational and Authorization Documents.  Copies of (i) Articles of Incorporation and By-laws of the Borrowers, (ii) resolution of the Sole Shareholder of the Subsidiary Borrowers and the Board of Directors of Peak  approving and authorizing the respective Subsidiary Borrower and Peak’s  execution, delivery and performance of this Agreement and the Loan Documents to which it is a party and the transactions contemplated thereby; (iii) signature and  incumbency certificates of Peak and the Subsidiary Borrowers identifying the officers and directors of each Subsidiary Borrower and Peak, each of which the Borrowers certify to be true and complete, and in full force and effect without modification, it being understood that the Lender may conclusively rely on each such document and certificate until formally advised by a Borrower of any changes therein; and (iv) good standing certificates in the state of formation of each Borrower and for each state in which the Borrower is authorized to do business.  All of the foregoing shall be satisfactory to Lender.

(z) Insurance. Evidence satisfactory to the Lender of the existence of:

(i) Hazard insurance insuring the Collateral and all improvements thereto against loss or damage.  Each insurance policy will be in an amount and issued by a company satisfactory to the Lender.  Lender will be named as a loss payee under such policy.

(ii) Comprehensive general liability insurance with respect to the Subsidiary Borrowers’ Business.  The policy will be in an amount and issued by a company satisfactory to the Lender.  Lender will be named as an additional insured under such policy.

(iii) Flood insurance policy to the extent the Ski Areas, or any part thereof, is located within an area designated by HUD to be in a flood or mudslide hazard area.  Subsidiary Borrowers shall not be excused from the obligation to provide flood insurance without a letter or other communication from the appropriate government or qualified agency addressed to the Lender stating one or more of the Ski Areas are not located in such a hazard area. Said letter or communication shall be in form and substance satisfactory to Lender.

All such insurance policies or certificates of the existence of such policies are to be delivered to the Lender. All such policies shall be issued by a company with a then current Best’s Guide rating of A- or better and in all other respects be satisfactory to the Lender and shall have coverage and endorsements and be written for such amounts as the Lender may require.  All polices of insurance must provide that cancellation or modification of the policies cannot be made without thirty (30) days prior written notice to the Lender.

The following notice is provided pursuant to Section 427.120 R.S.Mo.  AS USED HEREIN, THE TERMS “YOU” AND “YOUR” SHALL REFER TO BORROWER(S), THE TERMS “WE” AND “US” SHALL REFER TO LENDER.  UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLALTERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

(aa) Such other certificates, financial statements, schedules, resolutions, notes and other documents which are provided for hereunder or other Loan Documents or which the Lender shall require.

Collectively items 3.1 (a) through 3.1(q) the “Loan Documents”.

(bb) The opening and maintaining of Borrowers’ depository bank accounts and collection accounts at Lender’s banking house (“Depository Accounts”).
(cc) The opening and maintaining of Borrowers’ Debt Service Reserve Account at Lender as required hereunder.

Event of Default

.  No Event of Default, or event which, with notice or lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing.

Adverse Changes

.  No Material Adverse Effect in the financial condition or affairs of one or more Borrowers, as determined in the Lender’s sole and complete discretion, shall have occurred.

Litigation

.  Except as set forth on Disclosure Schedule 3.4, there is no litigation or governmental proceeding currently pending against one or more Borrowers nor shall any such litigation or governmental proceeding have been instituted against one or more Borrowers, which in the sole and complete discretion of the Lender materially adversely affects the financial condition or continued operation of one or more Borrowers.

Representation and Warranties

.  All representations and warranties of the Borrowers contained herein or in any Loan Document shall be true and correct as of the date of any Note as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

Borrower’s Covenants

.  All of the covenants of the Borrowers contained herein or in any Loan Document shall be maintained and remain in full force and effect as of the date of any Note as though made on such date, except to the extent such covenant expressly relates to an earlier date.

Financing Statements

.  Lender shall file one or more UCC Financing Statements prior to each advance to one or more Borrowers hereunder and in all cases, Lender shall, in its sole and complete discretion, satisfy itself of its priority as a secured creditor before making each advance.

BORROWING PROCEDURE

.

Subject to the terms and conditions of this Agreement and the Loan Documents, Borrowers may request an advance hereunder by giving to the Lender, not less than three (3) Business Days (except for advances under the Working Line Revolving Loan which shall require only one (1) Business Day) advance written  notice, arriving no later than 12:00 noon Central Time (daylight or standard, as the case may be) on the date of such notice, in which notice Borrowers shall specify and attach: (i) the amount of the proposed advance (ii) as to the Acquisition Line Revolving Loan, a complete and accurate copy of the fully executed Contract for Sale and Purchase, with all exhibits and schedules attached thereto, (iii) as to the Acquisition Line Revolving Loan, an itemization of the expenses associated with the Contract for Sale and Purchase certified to the Lender by a Responsible Officer of Borrowers’ Representative, and (iv) wire instructions for the delivery of the funds to be advanced to Borrowers.

In addition to any other limitations or conditions set forth herein, Lender shall not have any obligation to make an advance under this Restated Credit Facility while a Default or an Event of Default exists.

CONDITIONS PRECEDENT

.

Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any advance under this Restated Credit Facility unless and until each of the following conditions has been and continues to be satisfied in Lender’s sole discretion:

Documentation

.  Lender shall have received, in form and substance satisfactory to Lender, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender shall require in connection therewith from time to time, all in form and substance satisfactory to Lender.

Due Diligence

.  Lender shall have completed its due diligence with respect to Borrowers and the proposed advance.

Fees and Expenses

.  Lender shall have received payment of all of Lender’s fees and expenses, including, without limitation, all expenses incurred to the date of this Agreement.

Compliance

.  Lender shall have received evidence satisfactory to Lender that Borrowers have received all requisite governmental, regulatory, or corporate approvals, and required third party authorization, consents and approvals to execute the Loan Documents and consummate the transactions contemplated by this Agreement.

No Default

.  No Default or Event of Default shall exist under this Agreement or any of the Loan Documents.

Other Loan Documents

.  Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

No Litigation

.  Except as set forth in one or more Disclosure Schedules attached hereto, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

Forest Service Permit

.  Borrower L.B.O. Holding, Inc. shall be in compliance with all terms and conditions of that certain U.S. Department of Agriculture, Forest Service, Ski Area Term Special Use Permit: Authority: Ski Area Permit Act October 22, 1986; Auth. ID WTM0786, Expiration Date: April 4, 2047 (“Forest Service Permit”).

SECURITY AGREEMENT AND COLLATERAL

.

Grant of Security Interest to Lender by Borrower

.  To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing lien and security interest, which lien and security interest shall be perfected, having a first priority position, in all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wherever located:

(dd) All of Subsidiary Borrowers’ interest in the Properties, Improvements and leasehold interests identified in Disclosure Schedule 6.1(a) hereof and all of Subsidiary Borrowers’ right, title and interest in such property that allows for ingress and egress to the ski areas in the event ingress and egress to the ski areas is not over lands subject to the Deeds of Trust and/or Mortgages contemplated in this Agreement.

(ee) All of Subsidiary Borrowers’ right, title and interest in, whether now owned, possessed or controlled, or hereafter acquired, whether or not same is used in the  Subsidiary Borrowers’ businesses; accounts receivable, inventory, machinery, equipment, furniture, fixtures, all personal property used by a Subsidiary Borrower in the ordinary course of its business, general intangibles, choses in action, contract rights, plans, specifications, purchase contracts, construction contracts, books and records, Intellectual Property rights, including but not limited to trademarks, service marks, now or hereafter used in the operation of a Subsidiary Borrower’s business; and

(ff) All revenue and accounts arising out of: (i) food and beverage sales, (ii) ski lessons, (iii) lift ticket sales, (iv) sale of season passes, (v) sale of ticket passes for periods shorter than a ski season, (vi) ski equipment rentals and leases, (vii) miscellaneous sales or leasing of goods or services generated  during the course of a Subsidiary Borrower’s ordinary course of business, (viii) parking and (ix) the sale of goods and services in connection with special events such as parties or special occasion celebrations, and

(gg) All of Subsidiary Borrowers’ right, title and interest in said Borrowers’ inventory, machinery, equipment, personal property and improvements, whether now owned, possessed or controlled, or hereafter acquired, whether or not same is used in the Subsidiary Borrowers’ businesses now located or hereafter located on public lands administered to by the U. S. Department of Agriculture, Forest Service.

(collectively all of the above, the “Collateral”).

Lien Perfection; Further Assurances

.  Subsidiary Borrowers shall execute and/or authorize the filing of such UCC financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Lender’s first in priority Lien and security interest upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender’s Lien and security interest upon the Collateral.  Unless prohibited by applicable law, Borrowers hereby irrevocably authorizes Lender to execute and file or pre-file any such financing statements on Borrower’s behalf. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender’s security interest in the Collateral.  Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof.

The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.  At Lender’s request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

Subsidiary Borrowers shall execute and deliver such mortgages, deeds of trust, collateral assignment of leasehold interests or such other documents and instruments as are necessary to perfect Lender’s first in priority lien and encumbrance upon the Collateral.

Borrowers will promptly execute or cause to be executed and deliver to Lender any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Lender may, from time to time, reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Loan Documents, and to create, perfect and maintain perfection of the Liens and security interest granted by Borrower in favor of Lender.

Possession and Use of Collateral

.  Until an Event of Default has occurred or the Maturity Date of the Notes, whichever first occurs, Borrowers shall have the right to possess the Collateral and Borrowers shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower’s business, to (a) operate its businesses in the ordinary course, including but not limited to the sale of Subsidiary Borrower(s)’ Inventory and (b) use and consume any raw materials, work in process or other materials normally held by the Subsidiary Borrower(s) for such purpose.

Protection of Collateral

.  All reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use or other taxes imposed by any federal, state, or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of the Subsidiary Borrowers’ business operations shall be borne and paid by the Borrowers.  If any Borrower fails to pay any portion thereof promptly when due, the Lender, at its option, may, but shall not be required to, pay the same.  All sums so paid or incurred by the Lender for any of the foregoing shall be repayable to the Lender on demand.  Beyond reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.  Unless otherwise provided by Law, the Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

Material Recovery Event

.  Within ten (10) days after the occurrence of any Material Recovery Event, the Borrowers’ Representative will furnish to the Lender written notice thereof.  If any Material Recovery Event results in Net Proceeds, the Lender is authorized at its discretion to collect such net Proceeds and, if received by any Borrower, such Borrower will pay over or cause to be paid over such Remittance of Net Proceeds to the Lender, in each case if Lender so elects, for the application to the prepayment of Obligations; provided, however, if: (i) no Default or Event of Default has occurred which is continuing and (ii) the Borrowers’ Representative notifies the Lender in writing (the “Material Recovery Notice”) that the affected Borrower intends to rebuild or restore the affected property or acquire replacement assets useful in such Borrower’s business, that such rebuilding or restoration can be accomplished within six (6) months out of such Remittance of Net Proceeds and other funds available to such Borrower and Borrowers shall have deposited such additional funds with Lender, then prepayment of the Notes in an amount equal to the Material Recovery Deferred Amount shall not be required and any such Net Proceeds collected by the Lender shall be paid over to the Borrowers’ Representative or as otherwise directed by the Borrowers’ Representative until the Material Recovery Payment Date for  application of the cost of rebuilding or restoration in accordance with customary disbursement procedures.  Any amounts not so applied on the Material Recovery Prepayment Date to the costs of rebuilding or restoration shall, at Lender’s election, either be applied to the prepayment of the Obligations, or remitted to the Borrowers.

FINANCIAL REPORTS AND SCHEDULES

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Financial Statements

.  Borrowers shall have furnished to the Lender complete and correct copies of (i) the audited balance sheets of Peak and its consolidated Subsidiaries for the fiscal year quarter ending July 31, 2017, and related statements of income, shareholder’s equity, and cash flows, and as applicable, changes in financial position or cash flows for such fiscal year, and the note to such financial statements, reported upon by RSM US LLP, certified public accountants and (ii) the internal unaudited balance sheets of Peak and its consolidated Subsidiaries for the fiscal year quarter ending July 31, 2017, and the related statements of income and shareholder’s equity said fiscal year quarter then ended, certified by an executive officer of Peak.  All such financial statements:  have been prepared in accordance with GAAP, applied on a consistent basis (except as otherwise stated therein) and (b) fairly present in all material respects the financial condition of Peak and its consolidated Subsidiaries as of the respective dates thereof and the results of operations for the respective fiscal periods then ending, subject in the case of any such financial statements which are unaudited, to the absence of any notes to such financial statements and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Event.  No Borrower has experienced an event or circumstance that would have a Material Adverse Effect since the July 31, 2017, financial statements, nor has there been any material change in any of Borrowers’ accounting procedures used therein.  The Borrowers did not as of July 31, 2017, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in said financial statements or the Notes thereto in accordance with GAAP or, to the extent no required to be reflected by GAAP, are disclosed in the Disclosure Schedule 7.1 hereof.

Other Information

.   Subsidiary Borrowers shall have furnished to the Lender complete and correct copies of  internal unaudited balance sheets of each Subsidiary Borrower for the fiscal year quarter ending July 31, 2017, and the related statements of income and shareholder’s equity said fiscal year quarter then ended, certified by an executive officer of each Subsidiary Borrower. All such financial statements:  have been prepared in accordance with GAAP, applied on a consistent basis (except as otherwise stated therein) and (b) fairly present in all material respects the financial condition of each Subsidiary Borrower as of the date thereof and the results of operations for the fiscal period then ending, subject to the absence of any notes to such financial statements and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Event.  No Subsidiary Borrower has experienced an event or circumstance that would have a Material Adverse Effect since the July 31, 2017 financial statements, nor has there been any material change in any Subsidiary Borrowers’ accounting procedures used therein.  The Subsidiary Borrowers, individually and collectively, did not as of July 31, 2017, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in said financial statements or as disclosed in the Disclosure Schedule 7.2 hereof.

Promptly following request therefor by Lender, Borrower shall deliver such other business or financial data, reports, appraisals and projections as Lender may reasonably request.  Upon Lender’s request, Borrower also agrees to provide any reports that Lender requires to establish more frequent monitoring procedures with respect to the Collateral.

BORROWERS’ REPRESENTATIONS AND WARRANTIES

.

Borrowers hereby represent and warrant to Lender, which representations and warranties (whether appearing in this Section 8 or elsewhere) shall be true at the time of Borrowers’ execution of this Agreement and the execution and delivery of each Note, and shall remain true until the repayment in full and satisfaction of all the Obligations and termination of this Agreement, and shall be re-made by Borrowers at each time an advance is made pursuant to this Agreement.

Financial Statements and Other Information

.  The financial statements and other information delivered or to be delivered by Borrowers to Lender hereunder have been prepared in accordance with GAAP, applied on a consistent basis (except as otherwise stated therein) and fairly present in all material respects the financial condition of Peak and its consolidated Subsidiaries as of the respective dates thereof and the results of operations for the respective fiscal periods then ending, subject in the case of any such financial statements which are unaudited, to the absence of any notes to such financial statements and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Event.  No Borrower has experienced an event or circumstance that would have a Material Adverse Effect since the July 31, 2017 financial statements, nor has there been any material change in any of Borrowers’ accounting procedures used therein.  The Borrowers did not as of July 31, 2017, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in said financial statements or the Notes thereto in accordance with GAAP or, to the extent no required to be reflected by GAAP, are disclosed in the Disclosure Schedule 7.1 hereof.

The internally generated financial statements and other information of the Subsidiary Borrowers delivered or to be delivered by Borrowers to Lender hereunder have been prepared in accordance with GAAP, applied on a consistent basis (except as otherwise stated therein) and fairly present in all material respects the financial condition of each Subsidiary Borrower as of the date thereof and the results of operations for the fiscal period then ending, subject to the absence of any notes to such financial statements and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Event.  No Subsidiary Borrower has experienced an event or circumstance that would have a Material Adverse Effect since the July 31, 2017 financial statements, nor has there been any material change in any Subsidiary Borrowers’ accounting procedures used therein.  The Subsidiary Borrowers, individually and collectively, did not as of July 31, 2017, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in said financial statements or as disclosed in the Disclosure Schedule 7.2 hereof.

Locations

.  Each Subsidiary Borrower represents that Disclosure Schedule 8.2 sets forth:  (a) the jurisdiction of organization of each Borrower, the principal place of business of each Subsidiary Borrower and the office where the chief executive offices and accounting offices of such Subsidiary Borrower are located; (b) the office where each Subsidiary Borrower and keeps its records concerning its Accounts and General Intangibles, (c) the location of each Subsidiary Borrower’s registered office and all locations of its respective operations and whether such locations are owned or leased, (d) all locations at which any inventory, machinery, equipment or other tangible property of such Borrower are located (other than inventory and equipment in transit), including, without limitation, the location and name of any warehousemen, bailee, processor or consignee at which such Borrower’s property is located [and good faith dollar estimated value of such Borrower’s tangible property located at each such location],  (e) the locations and addresses of all owned or leased real property of each Subsidiary Borrower, including the name of the record owner of such property (and a copy of its legal description) and (f) any other locations of any Subsidiary Borrower’s inventory, machinery and equipment during the year prior to Closing hereunder.  No Borrower maintains any Securities Accounts or Commodities Accounts.  A Responsible Officer of Borrowers’ Representative shall notify the Lender in writing within two (2) Business Days of any change in the location of any Borrower(s)’ office.

Borrowers’ Organization and Name

.  Each of the Borrowers is duly organized and existing in good standing under the laws of the State of its organization and is duly qualified to do business and is in good standing in every State where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.  Each of the Borrowers has the power and authority to own its own properties and carry on its own business as now being conducted.  Full, accurate and complete information with respect to each Borrowers’ (i) full and exact legal name, (ii) its state of organization, (iii) its federal tax payer identification number, and (iv) as of the date of this Agreement, the state in which each Borrower is qualified to do business is set forth in Schedule 8.3 to this Agreement.

Authorization

.  The execution, delivery and performance of this Agreement and the other Loan Documents to which each Borrower is a party: (a) are within such Borrower’s corporate powers, (b)

have been duly authorized, and are not in contravention of Law applicable to such Borrower or the terms of such Borrower’s Articles of Incorporation or any indenture or other document or instrument evidencing borrowed money or any other material agreement or undertaking to which such Borrower is a party or by which it or its property is bound.

Enforceability

.  This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of each Borrower which is a party hereto and thereto, enforceable against such Borrower  in accordance with terms hereof and thereof, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).

Title to Collateral; Liens

.  Each Borrower has good and indefeasible title (or marketable title in case of real property) to and ownership of the Collateral, free and clear of all Liens, except for Liens permitted hereunder.

Lien Perfection and Priority

.  From and after the Closing Date, by reason of the filing of financing statements, continuation statements, assignments of financing statements and termination statements in all requisite governmental offices, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement and/or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such filing and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against each Borrower and all third parties as security for the payment of all Obligations.

Litigation:  Proceedings

.  Except as set forth in Disclosure Schedule 8.8, there are no actions, suits, investigations or proceedings, and no orders, writs, judgments, injunctions or decrees, now pending, existing or, to the knowledge of any Borrower, threatened against any Borrower affecting any property of such Borrower, this Agreement or any other Loan Document, whether at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal state, local or foreign government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators.  There is no action, suit, investigation, proceeding, order, writ, injunction or decree against any Borrower that, if adversely determined, when taken singly or with all other actions, suits, investigations, proceedings, orders, writs, injunctions or decrees currently pending, could reasonably be expected to result in a Material Adverse Effect.

Taxes

.  The federal employer identification number for each Borrower is set forth on the Disclosure Schedule 8.9.  Borrowers have filed all federal, state and local tax returns which are required to be filed by any of them, and, except to the extent permitted by this Agreement, each of them has paid all taxes and assessments due and payable as shown on such returns, including interest, penalties and fees; provided, however, that no such tax, assessment, charge or levy need be paid so long as and to the extent that: (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes), (ii) appropriate reserves, as required by GAAP, are made on the books of such Borrower, as appropriate and (iii) such tax, assessment, charge or levy is not material in nature compared to the overall net worth of such Borrower. The name under which Peak files consolidated federal tax returns for itself and its subsidiaries is “Peak Resorts, Inc.” Peak has filed a consolidated federal tax return that has included all of its subsidiaries in existence at such time for each of the previous 5 tax years.

Consents:  Approvals; No Violations

.  Except as set forth in the Inter-creditor Agreement and the agreement with the United States Forest Service identified in Section 3 herein, no action, consent or approval of, registration or filing with or any other action by any governmental authority or other Person is or will be required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except (i) such as have been made or obtained and are in full force and effect, (ii) for the filings required to create or perfect the Liens in favor of the Lender that are contemplated hereby and by the other Loan Documents and (iii) the Inter-creditor Agreement and the Agreement with the United States Forest Service as identified in Section 3 hereof.   Borrowers have not received any notice of default under any contract, agreement or commitment to which it is a party or by which it is bound, the effect of which will adversely affect the performance of Borrowers of their Obligations under or pursuant to this Agreement.  The use of Borrowers’ Properties does not violate and will not at any time violate (a) any permit or license issued with respect to one or more of the Properties; or (b) any material condition, easement, right –of-way, covenant or restrictions affecting one or more of the Properties.

Lawful Operations

.  The operations of each Borrower are in compliance in all material aspects with applicable requirements imposed by Law, including without limitation, occupational safety and health laws, and zoning ordinances, except to the extent any such noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result in a Material Adverse Event.

Environmental Compliance

.  Except as set forth in Disclosure Schedule 8.12, (a) each Subsidiary Borrower is in compliance with Environmental Laws except to the extent any such noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result in a Material Adverse Event; (b) with respect to any of the Properties, there is no pending or, to the actual knowledge of Borrowers after due inquiry, threatened Environmental Claim against such Borrower(s), or any other environmental condition with respect to any Property which Environmental Claim or condition, when taken singly or with all other such Environmental Claims or conditions, has resulted, or could reasonably be expected to result, in a Material Adverse Effect; (c) Subsidiary Borrowers are in compliance with all Environmental Permits, except to the extent any such non-compliance, when taken singly or together with all other instances of such non-compliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect; (d) no Property is listed or to the knowledge of any such Borrower, formally proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean up and to the knowledge of any such Borrower, no Borrower has directly or indirectly transported or directly or indirectly arranged for the transportation of any Hazardous Material to any such listed location or location which is proposed for such listing, which could reasonably be expected to result in such Borrower(s) incurring material liabilities under Environmental Laws.

Environmental Laws and Permits

.   Without limiting the representations made in Section 8.12 above, to the best knowledge of each Borrower, there are no circumstances with respect to the Properties or operations of any Borrower that could reasonably be expected to:  (1) form the basis of an Environmental Claim against such Borrower which could constitute a violation of this Agreement, or (ii) cause any Property owned or leased or funded by such Borrower to be subject to any material restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

ERISA

.  Disclosure Schedule 8.14 sets forth a list of all of the Employee Benefit Plans of each Borrower. Each Employee Benefit Plan of each Borrower which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provision of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect. No Accumulated Funding Deficiency exists in respect of any Employee Benefit Plan that is subject to Code Section 412 and no Reportable Event has occurred in respect of any Employee Benefit

Plan that is subject to Title IV of ERISA which is continuing and which, in the case of such Accumulated Funding Deficiency or Reportable Event, when taken singly or with all other such Reportable Events or Accumulated Funding Deficiencies, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against such Borrower in an amount exceeding Fifty Thousand Dollars ($50,000). No “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code), have occurred which, when taken singly or with all other such “prohibited transactions,” has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against one or more of the Borrowers in an amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate. No Borrower has: (i) had an obligation to contribute to any Multiemployer Plan except as disclosed in the Disclosure Schedule 8.14 or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which withdrawal liability, when taken singly or with all other such withdrawal liabilities, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against one or more the Borrowers in an amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate. No Borrower and, to the knowledge of the Borrowers, no fiduciary for any Employee Benefit Plan listed on the Disclosure Schedule 8.14, has engaged in any transaction with respect to such Employee Benefit Plan or failed to act in a manner with respect to such Employee Benefit Plan that could reasonably be expected to result in a Material Adverse Effect under ERISA or any other applicable law, except where such failures in the aggregate would not have a Material Adverse Effect and could not reasonably be expected to result in liabilities or claims against such Borrower(s) in an amount exceeding Fifty Thousand Dollars ($50,000).

Intellectual Property

.  Each Subsidiary Borrower owns or has the legal and valid right to use, sell, and license all Intellectual Property necessary for the operation of its business as presently conducted, free from any Lien not permitted under this Agreement and free of any restrictions which could reasonably be expected to have a Material Adverse Effect on the operation of such Subsidiary Borrowers’ business as presently conducted.  Except as set forth in Disclosure Schedule 8.15, no Subsidiary Borrower (a) licenses any Intellectual Property (whether as a licensor or licensee) necessary for the operation of its business, or (b) is a party to any license agreement with respect to such Intellectual Property.  Disclosure Schedule 8.15 sets forth each Intellectual Property right used by each Subsidiary Borrower in the operation of its respective business.

Structure

.  Peak is the sole shareholder of each Subsidiary Borrower and there are no options, warrants, or other rights to acquire any capital stock of a Subsidiary Borrower.  Each Subsidiary Borrower is a Wholly Owned Subsidiary of Peak.

Solvency and Value

.  Peak and each Subsidiary Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

Peak and each Subsidiary Borrower received fair consideration and reasonably equivalent value for the Obligations and liabilities it has incurred to the Lender hereunder.

Indebtedness

.  Each Subsidiary Borrower is not obligated (directly or indirectly), for any loans or other Indebtedness for borrowed money other as set forth herein, or as expressly identified in the Financial Statements provided to Lender prior to the advance under this this Agreement.

Margin Security and Use of Proceeds (Regulation U)

.  This Restated Credit Facility and all advances made hereunder, including the interest rate, fees and charges as contemplated hereby, is a business loan.  The proceeds of the Restated Credit Facility shall be used for proper business purposes and consistently with all Laws and this Agreement.  No Borrower is in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) and no proceeds of this Restated Credit Facility and any advances hereunder shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Investment Company Act Status

.  No Borrower is an “investment company” or an “affiliated person” of, or a “promoter” or “principal underwriter” for an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended.

Blocked Person

.   No Borrower or any Affiliate of any Borrower is any of the following (each a “Blocked Person”):

(hh) Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(jj) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(kk) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(ll) A Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(mm) A Person who is affiliated or associated with a Person listed above.

No Borrower or any Affiliate thereof (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

Full Disclosure

.  None of the written information, exhibits or reports furnished by any Borrower to the Lender contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances for which such information was provided.

No Material Adverse Effect

.  No event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

Power to Operate the Properties

.  Each Subsidiary Borrower has all necessary permits and approvals, governmental or otherwise, and full power and authority to own, operate and lease the Properties.

Construction, Use and Occupancy of the Properties

.  The construction, use and occupancy of the Properties comply or, if built according to plans and specifications submitted to Lender, will comply in full with all requirements of law; no portion of any of the improvements situated on the Properties (“Improvements”) is or will be constructed over areas subject to easements; neither the zoning nor any other right to construct or to use any of the Improvements is to any extent dependent upon or related to any real estate other than the Properties;  all approvals, licenses, permits, certifications, filings and other actions normally accepted as proof of compliance with requirements of law by prudent lending institutions that make investments secured by real estate in the general areas of the Properties, to the extent available as of the date hereof, have been duly made, issued, or taken; and to the extent such approvals, licenses, permits, certifications, filings and other actions are not available as of the date hereof (i) the governmental authority charged with making, issuing or taking them is under a legal duty to do so, or (ii) Borrowers are entitled to have them made, issued or taken as the ministerial act of said governmental authority.

All streets, easements, utilities and related services necessary for the operation of the Properties for their intended purpose are available to the Properties, including potable water, storm and sanitary sewer, gas, electric and telephone facilities and garbage removal.

Status Under Lease Agreements

.  Each Subsidiary Borrower is current in the payment of any and all rent, tasks, utilities and other charges of rent required to be paid by any Subsidiary Borrower under any lease agreement.

Title Policies

.  The exceptions set forth in the Title Policies (“Permitted Exceptions”) issued by First American Title Insurance Company providing title insurance coverage to the Lender which are acceptable to the Lender, in its sole discretion, respecting the real property and improvements identified in Disclosure Schedule 8.27 do not and will not materially and adversely affect or interfere with the value or operations of the Collateral or the security intended to be provided by this Agreement or Borrowers’ ability to repay the Obligations in accordance with the terms of this Agreement and the Loan Documents.

Certificates, Licenses and Approvals

.  Borrowers represent and warrant to Lender that the Subsidiary Borrowers have obtained all necessary certificates, licensees and other approvals, governmental and otherwise, necessary for the operation of the Properties and all Improvements thereon and the conduct of the Subsidiary Borrowers’ businesses and all required zoning, building code, use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and none of which are subject to revocation, suspension, forfeiture or modification, (ii) the Properties and the present and contemplated use and occupancy thereof are in full compliance with all applicable Laws, (iii) the Improvements are free from damage caused by fire or other casualty, (iv) all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full, (v) except for personal property owned by tenants, Borrowers have paid in full for, and are the respective owners of, all the equipment and other personal property used in connection with the operation of the Improvements, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby, and (vi) there is no proceeding pending (or notice of such proceeding received by one or more Borrowers) for the total or partial condemnation of, or affecting, the Properties or Improvements.

Properties and Improvements

.   Borrowers represent and warrant to Lender that (i) all of  the Improvements which were included in determining the appraised value of the Properties, excepting only such Improvements which lie on U. S. Government land adjoining the Property owned by L.B.O. Holding, Inc., lie wholly within the boundaries and building restriction lines of the Properties, and  except as shown on the surveys identified in Disclosure Schedule 8.29 , no improvements on adjoining properties encroach upon the Properties or Improvements, and no easements or other encumbrances, except those which are insured against by title insurance, encroach upon any of the Improvements so as to affect the value or marketability of the Properties and (ii) the Properties are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining properties or improvements not constituting a part of such lot or lots, and no other properties or improvements are assessed and taxed together with the Properties and Improvements or any portion thereof.  Borrowers agree that if the Properties and Improvements are not taxed and assessed as one or more tax parcels exclusive of all other real property, the “taxes” will include all taxes, assessments, water raters and sewer rents now or hereafter levied, assessed or imposed against all other property, whether or not owned by a Subsidiary Borrower, that is taxes and assessed as part of any tax parcel that includes all or any portion of the Properties or Improvements.

Pending Matters

.  There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to Borrowers’ knowledge and belief, threatened or contemplated against any Borrower or any of the respective Subsidiary Borrowers’ Properties and Improvements or against any portion of the Collateral , other than routine litigation against one or more Borrowers which is not expected to have a Material Adverse Effect on the business or financial condition of any of the Borrowers and any litigation disclosed on Disclosure Schedule 8.30.

Collateral

.  Borrowers represent and warrant to the Lender that to each Borrower’s knowledge and belief, the Collateral is, and Borrowers covenant and agree to cause the Collateral at all times to remain, in compliance with all statues, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Collateral.

Management of the Collateral

.  Except as set forth on Disclosure Schedule 8.32, as of the date of this Agreement, (i) the collateral is being managed by the Borrowers, and (ii) no fee is paid to any party for the management of the Collateral. Borrowers further covenant and agree that any time during the term of the Obligations, Borrowers enter into an agreement for the management of the Collateral or pay a fee for management of the Collateral, (A) Borrowers shall first obtain Lender’s written approval of the property manager (the “Manager”) and property management agreement (“Management Agreement”) and (b) the Manager shall not entitled to receive compensation for its services conducted in connection with the Collateral in excess of 3% of gross rental income collected from the Collateral..  At the time a Management Agreement is in place with respect to the Collateral, the following provisions of this Section shall apply:   the fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Agreement and the Manager shall attorn to Lender. Borrowers shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of  the Collateral with Manager or any other party without the express prior written consent of Lender, which consent shall not be unreasonably withheld, provided, however, that Borrowers shall be permitted to renew any such Management Agreement in accordance with its existing terms as of the date hereof without the requirement of the Lender’s consent.  If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender’s consent, execute a Manager’s Consent and Subordination of Management Agreement in form and substance acceptable to Lender.  Borrowers shall reimburse Lender on demand for all of Lender’s actual out-of-pocket costs incurred in processing Borrowers request for consent to new property management arrangements.

No Defaults

.  Borrowers are not in default under any material contract, lease or commitment to which one or more of them is a party or by which one or more of them is bound, nor do Borrowers know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on one or more Borrowers.

Employee Matters

.  To the best of Borrowers’ knowledge after making due inquiry, there are no controversies pending or threatened between one or more Borrowers and any of their employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on one or more Borrowers, and Borrowers are in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on one or more Borrowers.

Non-Foreign Status

.  Each Borrower’s U.S. Taxpayer Identification Number is on file with the Lender.  No Borrower is not a “foreign person” within the meaning of Code Sections 1445 and 7701 and the regulations promulgated thereunder.  Borrowers understand the foregoing information may be disclosed to the Internal Revenue Service by Lender, its agents, successors and assigns, and that any false statement could be punished by fine, imprisonment or both.

BORROWER’S AFFIRMATIVE COVENANTS

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Until payment and satisfaction in full of all Obligations and termination of this Agreement, unless Borrower obtains Lender’s express prior written consent waiving or modifying any of Borrowers’ covenants hereunder in any specific instance, Borrowers covenant and agree as follows:

Maintenance of Records

.  Each Borrower shall at all times keep accurate and complete in all material respects books, records and accounts with respect to each Borrower’s business activities, in accordance with GAAP and sound accounting practices.  Borrowers shall keep all such books, records and accounts at their respective principal offices as specified herein.

Appointment and Maintenance of Borrowers’ Representative

.  Each Subsidiary Borrower hereby appoints and will continue to appoint Peak as their Borrowers’ Representative until payment and satisfaction in full of all Obligations and the termination of this Agreement.

Reporting and Notice Requirements

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(nn) Quarterly Financial Statements.  A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter of Peak, unaudited consolidated balance sheets of Peak and its consolidated subsidiaries as of the end of that Fiscal Quarter and related statements of income, shareholder’s equity and cash flow for such Fiscal Quarter each prepared on an comparative basis with the comparable period during a prior year and in accordance with GAAP (without footnotes and subject to normal year-end adjustments), all in reasonable detail.

A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter of Peak, unaudited balance sheets of each Subsidiary Borrower as of the end of that Fiscal Quarter and related statements of income, shareholder’s equity and cash flow for such fiscal Quarter each prepared on an comparative basis with the comparable period during a prior year and in accordance with GAAP (without footnotes and subject to normal year-end adjustments), all in reasonable detail.

(oo) Annual Financial Statements.  A Responsible Officer of Borrowers’ Representative shall furnish to Lender, as soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year of Peak, a complete copy of the annual audit report of Peak and its consolidated subsidiaries (including without limitation, all consolidated financial statements thereof and the notes thereto) for that Fiscal Year; (i) audited and certified (without qualification as to

GAAP) by RSM US LLP or other independent public accountants of recognized regional standing qualified to perform audits and report thereon for publically held companies selected by Peak and reasonably acceptable to the Lender, and (ii) accompanied by the accountant’s management report and any management letters relating thereto, if any, and an opinion of such accountants, which opinion shall be unqualified as to scope or as to Peak being a going concern and shall (A) state that such accountants audited consolidated financial statements have been prepared in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Peak and its consolidated subsidiaries as at the end of such Fiscal year and the consolidated results of their operations and cash flows for such Fiscal year in conformity with GAAP and (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, as soon as practicable and in any event within sixty (60) days after the end of each Fiscal Year of Peak, unaudited  balance sheets of each Subsidiary Borrower as of the end of that Fiscal Year and related statements of income, shareholder’s equity and cash flow for such Fiscal Year each prepared on an comparative basis with the comparable period during a prior year and in accordance with GAAP (without footnotes and subject to normal year-end adjustments), all in reasonable detail.

(pp) Monthly Reports.  A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, as soon as practicable and in any event within forty-five (45) days after the end of each calendar month, profit and loss statements for each Subsidiary Borrower (and each of their Properties).  Such statements shall be in form reasonably approved by Lender.

(qq) Compliance Certificate.  A Responsible Officer of Borrowers’ Representative shall furnish to the Lender, concurrently with the financial statements delivered in connection with Sections 9.3 (a) and (b), and from time to time as Lender may request, a certificate of the chief financial officer of the Borrower Representative, in form and content satisfactory to Lender (a “Compliance Certificate”), setting forth the computations necessary to determine whether the Subsidiary Borrowers are in compliance with the financial covenants set forth in Section 9.4 of this Agreement and certifying that: (A) those financial statements fairly present in all material respects the financial condition and results of operations of Peak and the Subsidiary Borrowers subject in the case of unaudited financial statements, to normal year-end audit adjustments and (b) no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the Borrowers’ intentions with respect thereof.

(rr) Tax Returns. A Responsible Officer of Peak shall furnish to the Lender, within forty-five (45) days of the filing thereof, a copy of Peak’s annual local, state and federal tax returns.

(ss) Notices.  A Responsible Officer of Borrowers’ Representative will give the Lender prompt written notice whenever (and in any event within three (3) Business Days after):  (a) any Borrower receives notice from any court, agency or other governmental authority of any alleged non-compliance with any Law or order which would reasonably be expected to have or result in, if such noncompliance is found to exist, a Material Adverse Effect, (ii) the IRS or any other federal, state or local taxing authority shall allege any default by any Borrower in the payment of any tax material in amount of shall threaten or make any assessment in respect thereof which, if resulting in a determination adverse to such Borrower, would reasonably be expected to have or result in a Material Adverse Effect, (iii) any litigation proceeding shall be brought against any Borrower before any court or administrative agency which would reasonably be expected to have or result in a Material Adverse Effect, (iv) any material adverse change or development in connection with any such litigation proceeding, or (v) the chief financial officer of Peak reasonably believes that any Potential Default or Event of Default has occurred or that any other representation or warranty made herein shall for any reason have ceased to be true and complete in any material respect.

(tt) Stockholder Notices.  As soon as available, a Responsible Officer of Peak officer shall furnish to the Lender, (i) a copy of each financial statement, report, notice or proxy statement sent by any Borrower to its stockholders in their capacity as stockholders and (ii) a copy of each regular, periodic or special report, registration statement or prospectus filed by any Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency.

(uu) Notice of Default under ERISA.  If any Borrower shall receive notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Employee Benefit Plan, the Borrowers’  Representative shall notify the Lender of the occurrence of such Default under ERISA, within three (3) Business Days after receiving such notice or obtaining such knowledge and shall: (i) so long as the Default under ERISA has not been corrected to the satisfaction of, or waived in writing by the party giving notice, such Borrower shall thereafter treat as a current liability (if not otherwise so treated) all liability of such Borrower or its subsidiaries that would arise by reason of the termination of or withdrawal from such Employee Benefit Plan if such plan was then terminated, and (ii) within forty-five (45) days of the receipt of such notice or obtaining such knowledge, furnish to the Lender a current consolidated balance sheet of such Borrower with the amount of the current liability referred to above.

(vv) Environmental Reporting.  The Borrowers’ Representative shall promptly deliver to the Lender, and in any event within three (3) Business Days after receipt or transmittal by any Borrower  copies of all material communications with any government or governmental agency relating to Environmental Claims and all material communications with any other Person relating to Environmental Claims brought against such Person which could, in either case, if successfully brought against such Borrower, reasonably be expected to result in a Material Adverse Effect.

(ww) Multiemployer Plan Withdrawal Liability.  Each Borrower shall (i) once in each calendar year request a current statement of withdrawal liability from each Multiemployer Plan to which any Borrower or any ERISA Affiliate is or has been obligated to contribute during such year and (ii) within fifteen (15) days after such Borrower receives such current statement, transmit a copy of such statement to the Lender.

(xx) Other Information.  A Responsible Office of Borrowers’ Representative shall furnish to the Lender, promptly upon the Lender’s written request, such other information about the financial condition, properties and operations of the Borrowers and any of their Employee Benefit Plans as the Lender may from time to time reasonably request.

(yy) Financial Disclosure Authorization.  Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to the Lender copies of any of such Borrower’s financial statements, trial balances or other accounting records of any sort in its accountant’s or auditor’s possession, and to disclose to the Lender any information its accountant or auditor may have concerning any Borrower’s financial status and business operations; provided that prior to the occurrence and continuance of an Event of Default, the Lender shall not request any of the forgoing from such accountants or auditors until at least 5 days after making such request from the Borrowers. Each Borrower hereby irrevocably authorizes all federal, state and municipal authorities to furnish to the Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise.

Affirmative Covenants

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(zz) Corporate Existence.  Each Borrower shall at all times maintain its corporate existence, rights and franchises, maintain its good standing in the jurisdiction of its organization, and qualify as a foreign corporation in each jurisdiction where failure to qualify could reasonably be expected to result in a Material Adverse Effect.

(aaa) Financial Records.  Each Borrower shall keep at all times true and proper books of record and account in which true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs.  Without limiting the generality of the foregoing, each Borrower shall make with respect to its Accounts, appropriate accruals to reserves for estimated and contingent losses and liabilities as required under GAAP.

(bbb) Compliance with Law.  Each Borrower will comply in all respects with all applicable provisions of all Laws (whether statutory, administrative, judicial or other and whether federal, state or local and excluding Environmental Law to the extent addressed in Section 9.4 (d) of this Agreement) and every lawful governmental order, including, without limitation Section 215(a)(1) of the Fair Labor Standards Act; provided, however, that any alleged non-compliance shall not be deemed to be a violation of this Section 9.4 (c) so long as such noncompliance by such Borrower has not resulted or would not reasonably be expected to result in a Material Adverse Effect and the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay, during the pendency of such proceedings, any enforcement action, and such Borrower has established appropriate reserves and taken such other appropriate measures as may be required under GAAP.

(ccc) Compliance with Environmental Laws.  Each Subsidiary Borrower will use and operate its respective facilities and properties in compliance with Environmental Laws, which when taken singly or with all other such obligations (including all liabilities and claims relating to Environmental Laws), does not result or could not reasonably be expected to result in a Material Adverse Effect. Each Subsidiary Borrower will keep all necessary Environmental Permits in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except to the extent that any such lack of effectiveness or non-compliance, when taken singly or with all other instances lack of effectiveness or non-compliance, has not resulted and could not reasonably be expected to result in a Material Adverse Effect. Neither Peak or a Subsidiary Borrower shall suffer to exist an environmental condition which, when taken singly or with all other such conditions, has resulted or could reasonably be expected to result in a Material Adverse Effect. To the extent the laws of the United States or any state in which property, leased or owned, of any Subsidiary Borrower provide that a Lien on the property of such Subsidiary Borrower may be obtained for the removal of Polluting Substances that have been released, no later than sixty (60) days after notice is given by the Lender to the Borrowers’ Representative, a Responsible Officer of  Borrowers’ Representative shall deliver to the Lender a report issued by a qualified, third party environmental consultant selected by such Subsidiary Borrower and approved by the Lender as to the existence of any Polluting Substances located on or beneath the specified property leased or owned by such Subsidiary Borrower. To the extent any such Polluting Substance is located therein or thereunder that either (i) subjects the property to a Lien or (ii) requires removal to safeguard the health of any Person, such Subsidiary Borrower  and Peak shall remove, or cause to be removed, such Lien and such Polluting Substance at such Subsidiary Borrower’s and Peak’s expense; provided, however, that if the property is leased from a third-party landlord, and the Lender determines in its sole discretion (A) that such landlord is obligated to remove, or cause to be removed, such Lien and such Polluting Substance and (B) that no Borrower has any liability for such removal, then such Subsidiary Borrower and Peak shall not be so obligated.

(ddd) Properties.  Subject to Section 9.5 of this Agreement, each Borrower shall maintain, in all material respects all assets necessary to its continuing operations in good working order and condition, ordinary wear and tear accepted, and shall refrain from wasting or destroying any such assets or any part thereof.

(eee) Use of Proceeds. The proceeds of any advance shall be used solely as provided Section 2.18 herein.

(fff) Compliance with Terms of All Material Contracts.   Each Borrower shall perform and observe all material terms and provisions of each of the Material Business Agreements and the Material License Agreements to which it is a party except those which are subject to a good faith dispute provided such dispute shall not reasonably be expected to result in a Material Adverse Effect.  Each Borrower shall maintain each such Material Business Agreement and Material License Agreement in full force and effect, and enforce, to the extent that such Borrower, in its reasonable judgment, determines to be appropriate, each such Material Business Agreement and Material License Agreement in accordance with its terms.

(ggg) Taxes.  Each Borrower shall pay in full prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims therefor which, if unpaid, could reasonably be expected to result in a Lien upon its property (other than Liens permitted by Section 9.5(d)); provided, however, that no such tax, assessment, charge or levy need be paid so long as and to the extent that: (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes) and (ii) appropriate reserves, as required by GAAP, are made on the books of such Borrower, as applicable.

(hhh) Insurance.  Peak shall, on the Closing Date and within five (5) Business Days of the request of Lender thereafter, provide evidence satisfactory to Lender that each Borrower has in force the insurance required by Section 3.1 (p) hereof and the other Loan Documents, with the Lender listed as loss payee and additional insured (as applicable), and all other insurance required under the other Loan Documents.

(iii) License to Third Parties.  Except as disclosed in Disclosure Schedule 9.4 (j), no Borrower:  (i) has any existing license agreement as licensor with respect to Intellectual Property of such Borrower, and (ii) will execute any license agreement as licensor with any Person with respect to any such Intellectual Property that does not provide that (A) upon an Event of Default and the acceleration of the Obligations, such license agreement shall, upon the written request of the Lender, terminate and (B) such agreement may only be amended as to material terms thereof with the express written consent of the Lender, such consent not be unreasonably withheld or delayed.

(jjj) Movement of Local Deposits to Lender.  Each Subsidiary Borrower may maintain a bank depository account with a state or federally chartered commercial bank nearby to a Borrower’s primary business location (“Local Bank”), provided, however, no Borrower shall have any outstanding Indebtedness with such Local Bank nor shall a Borrower have guaranteed the payment of any Indebtedness of a third party to such Local Bank.   Each Local Bank shall be listed on Disclosure Schedule 9.4 (k).  A Responsible Officer of Borrowers’ Representative shall promptly but in no event less than two Business Days after a change of Local Bank advise Lender, in writing, of any such change and provide the name, address and relevant account information for the substitute Local Bank.   Subsidiary

Borrowers shall cause all deposits made into the Local Bank(s) to be electronically transferred to Lender not less than once every two weeks during the ski season to thereafter be deposited in the respective Subsidiary Borrower’s deposit accounts with Lender.  Each Subsidiary Borrower may maintain a minimum balance with each Local Bank such that each Subsidiary Borrower can maintain a bank account at the Local Bank.

(kkk) Debt Service Coverage.  Borrowers shall maintain a minimum Debt Service Coverage Ratio of 1.25 to 1 measured on a Fiscal Year basis.  A Responsible Officer of Borrowers’ Representative shall, within fifteen (15) calendar days after the close of Borrowers’ fiscal year, and at such additional times reasonably requested by Lender, provide Lender with a certificate in form and substance satisfactory to Lender, setting forth Borrowers’ calculation of the Debt Service Coverage Ratio with sufficient detail attached to enable Lender to verify such calculation.

(lll) Depository Accounts.  Borrowers shall, within a reasonable time following the Closing hereunder, but in no case longer than fourteen days following the Closing hereunder, move their depository relationship accounts to the Lender and maintain said accounts at Lender until such time as the Borrowers’ obligations hereunder have been satisfied.

(mmm) Debt Service Reserve Agreement.  Peak shall be in compliance with its requirements under Section 11.4 (a) of the Master Credit Agreement and the referenced Debt Service Reserve Agreement by and among the parties to the Master Credit Agreement, all as referred to in Section 11.4 (a) of the Master Credit Agreement, as amended from time to time.

(nnn) Debt Service Reserve Account.  Concurrently with the execution of this Agreement, Borrowers shall open and maintain a debt service reserve account with Lender (“Reserve Account”).  On each of January 31, 2018, February 28, 2018, and March 31, 2018, Borrowers shall deposit with Lender in the Reserve Account an amount specified by the Lender and equal to one-third (1/3) of the aggregate annual interest payments required hereunder or under the Loan Documents (the “Required Deposit”) as estimated by Lender.  Lender reserves the right to increase or decrease the Required Deposit, in its sole discretion, based upon increases or decreases, from time to time, of the outstanding balance of the Obligations or the Interest Rate and to require additional deposits into the Reserve Account based on such increases from time to time.  Borrowers hereby grant to Lender a security interest in the Reserve Account to secure the Obligations.  The Reserve Account, which shall be separate from Borrowers’ Depository Accounts, shall be maintained at the required level until such time as the Borrowers’ Obligations hereunder have been satisfied.

(ooo) Compliance with Forest Service Permit. L.B.O. Holding, Inc. shall remain in compliance with all terms and conditions of the Forest Service Permit.

(ppp) Compliance with Lease Terms.   Each Subsidiary Borrower that operates a ski resort benefited by a written lease of real property shall remain in compliance with each and every term of such Lease until all Obligations hereunder have been satisfied.  Not less than once per year and at such times as Lender may request in writing, a Responsible Officer of Borrowers’ Representative shall certify to the Lender in writing, in form and substance, satisfactory to Lender that each Subsidiary Borrower is in compliance with each and every term of the each of the said leases.

(qqq) Working Line Revolving Loan Balance.  Borrowers shall maintain a zero balance on the Working Line Revolving Loan for a period of thirty (30) consecutive days at any time during the term of the Working Line Revolving Loan.

Negative Covenants

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(rrr) Consolidation, Merger, Sale and Purchase of Assets.  No Borrower shall (i) merge or consolidate with or into, or enter into any agreement to merge or consolidate with or into, any other Person or otherwise be a party to any merger or consolidation; (ii) purchase all or substantially all of the assets and business of another Person; or (iii) except as set forth in a Disclosure Schedule, lease as lessor, sell, sell-lease-back, license or otherwise transfer (whether in one transaction or a series of transactions) any of its assets (whether now owned or hereafter acquired); provided, however, that:

(i) Any Borrower may sell or otherwise dispose of Inventory in the ordinary course of its business;

(ii) Any Borrower may sell or otherwise dispose of its Equipment that (x) is obsolete, worn-out, unnecessary or no longer used or useful in such Borrower’s business or (y) is sold or otherwise disposed of in the ordinary course of business.

(iii) Any Borrower may sell, lease-back or otherwise transfer its real property with the prior written express consent of Lender, and

(iv) Any Borrower may acquire another Person, or substantially all of the assets of another Person, pursuant to a transaction or series of transactions in which the purchase price paid by such Borrower consists of stock issued by Peak, proved that (A) such acquisition does not otherwise result in a default under this Agreement or any other Loan Document and (b) immediately following the consummation of such transaction and after giving pro forma effect to such transaction, Borrowers’ Leverage Ratio is not greater than 65%.

(sss) Credit Extensions; Prepayments.  No Borrower shall (i) make any prepayments or advance payments in respect of the Indebtedness except as expressly allowed hereunder and under the other Loan Documents, (ii) loan any money to, assume any Indebtedness of or any other obligation of, or undertake any Guaranty Obligations with respect to the Indebtedness of, any other Person, except:

(i) Any Borrower may endorse checks, drafts, and similar instruments for deposit or collection in the ordinary course of business;
(ii) Any Borrower may renew, extend, refinance and refund Indebtedness as expressly permitted herein; and
(iii) Peak may make loans or advances to Persons so long as the aggregate outstanding amount of all such loans and advances does not exceed One Hundred Thousand Dollars ($100,000.00).

(ttt) Indebtedness. No Borrower shall create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind or be or become a guarantor of or otherwise undertake or assume any Guaranty Obligation with respect to any Indebtedness of any other Person; except, that this Section 9.5 (c) shall not prohibit:

(i) The Obligations;
(ii) Ordinary course trade accounts payable or customer deposits;
(iii) The Indebtedness shown on the Disclosure Schedule 9.5(c)(iii);

(iv) Indebtedness secured by a Lien permitted by clauses (viii), (xi), (xiii) or (xiv) of Section 9.5 (d) hereof;
(v) Any Indebtedness extending the maturity of, refunding or refinancing (but not increasing), in whole or in part, any of the Indebtedness permitted under this Section 9.5 (c);
(vi) Indebtedness of any Borrower consisting of its Guaranty of the Obligations of one or more of any subsidiary of a Borrower (to the extent that such subsidiary is not itself a Borrower hereunder);
(vii) Subordinated Indebtedness;

(viii) Unsecured Indebtedness not otherwise permitted under Section 9.5(c) of this Agreement, provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed Three Million Dollars ($3,000,000.00);

(ix) Indebtedness with respect to payments by any Borrower of insurance premiums on an installment basis, in the ordinary course of business; or

(x) Peak from assuming Guaranty Obligations with respect to Indebtedness of its Subsidiaries, to the extent the same does not result in a violation of this Agreement and/or a violation of the provisions of the Section 11.4 of the Master Credit Agreement.

(uuu) Liens, Leases.  No Borrower shall (i) acquire or hold any assets or property subject to any Lien, (ii) sell or otherwise transfer any Accounts, whether with or without recourse, except for assignments of defaulted Accounts without recourse for purposes of collection in the ordinary course of business, (iii) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by a Lien or (iv) lease as lessee ay personal or real property under any operating lease; provide, however, that this Subsection shall not prohibit:

(i) Any lien for a tax, assessment or government charge or levy for taxes, assessments or charges not yet due and payable or not yet required to be paid pursuant to Section 9.4 (h);
(ii) Any deposit or cash pledges securing only workers’ compensation, unemployment insurance or similar obligations (other than liens arising under ERISA) in the ordinary course of business;

(iii) Any materialmen’s mechanic’s carrier’s, landlord’s or similar common law or statutory lien incurred in the ordinary course of business for amounts that are not yet due and payable or which are being diligently contested in good faith, so long as the Lender has been notified of any such contest and adequate reserves are maintained by such Borrower for their payment.

(iv) Zoning or deed restrictions, public utility easements, rights of way, minor title irregularities and similar matters relating to any real property of any Borrower, in all such cases having no effect which is materially adverse as a practical matter on the ownership use or any such Property in question, as such Property is used in the ordinary course of business by such Borrower.

(v) Any Lien which arises in connection with judgments or attachments (1) the occurrence of which does not constitute an Event of Default under Section 10 herein, (2) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (3) which is junior in priority to the Liens of the Lender securing the Obligations from time to time outstanding.

(vi) Deposits or cash pledges securing performance of contracts, bids, tenders, leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds (other than contracts for the payment of Indebtedness for Borrowed Money arising in the ordinary course of business.

(vii) Any Lien in favor of the Lender created pursuant to the Loan Documents.
(viii) In the case of Peak, any lien created in favor of EPT Ski Properties, Inc. and EPT Mount Snow, Inc.

(ix) In the case of Peak, in addition to the operating leases permitted by Section 11.3 (d) (I) under the Master Credit Agreement, any other operating lease entered into by Peak as lessee; provided; however, that the scheduled rental payments in respect of such leases of Peak, when taken together with all such leases of Peak shall not at any time exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate during any calendar year;

(x) Any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business;

(xi) Any Lien (including any Lien in respect of a Capitalized Lease of personal property) which is created in connection with the purchase of personal property; provided, however, that (x) the Lien is confined to the personal property in question, (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, and (z) the aggregate outstanding Indebtedness secured by such Liens does not at any time exceed in the case of Peak Five Hundred Thousand Dollars ($500,000.00) or in the case of a Subsidiary Borrower the sum of Two Hundred Fifty Thousand Dollars ($250,000.00).

(xii) Security deposits to secure the performance of operating leases and deposits received from customers, in each case in the ordinary course of business.

(xiii) Liens securing the replacement, extension or renewal of any Indebtedness permitted to be refinanced by this Agreement so long as such Lien is upon and limited to the same property previously subject thereto; or

(xiv) Any existing Lien expressly and fully disclosed in a Disclosure Schedule hereunder.

In addition, no Borrower shall enter into any contract or agreement with any Person that would prohibit the Lender from acquiring a security interest, mortgage, or other Lien on, or a collateral assignment of, any of the property or assets of any Subsidiary Borrower, (except for the restrictions contained herein relating to permitted purchase money liens or Capitalized Leases so long as the restrictions under such agreements and Capitalized Leases are only with respect to the purchased or leased assets and the proceeds thereof.)

(vvv) Investments.  No Borrower shall (i) make or hold any investment in any common stocks, bonds or securities of any Person, or make any further capital contribution to any Person, other than (x) the common stock of any Subsidiary and the capital contributions therein or (y) notes or securities issued by a customer or account debtor of such Borrower as security for any Account or (ii) be or become a party to any joint venture or other partnership, provided, however, that such Borrower may hold cash in its Deposit Accounts.

(www) Capitalized Leases.  The Subsidiary Borrowers shall not permit their total aggregate payments under all Capitalized Leases to exceed Two Hundred Fifty Thousand Dollars $250,000.00 in any calendar year.

(xxx) Distributions.  No Borrower shall make nor commit itself to make any Distribution to its shareholders or members at any time, except that such Borrower may declare and pay cash dividends to its shareholders or members so long as no Potential Default or Event of Default shall exist immediately prior to or shall result from giving effect to any such dividend.

(yyy) Change in Nature of Business.  No Borrower shall make any material change in the nature of its business as carried on at the date hereof; provided, however, that operation of complementary lines of business shall not be deemed to be a change in the nature of business.

(zzz) Charter Amendments. No Borrower shall amend any of its Charter Documents if such amendment would conflict with this Agreement or cause a Potential Default under this Agreement.

(aaaa) Compliance with ERISA.  No Borrower shall: (i) engage in any transaction in connection with which such Borrower or any ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Employee Benefit Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Employee Benefit Plan (including, without limitation, a substantial cessation of business operations or an amendment of an Employee Benefit Plan within the meaning of Section 4041(e) of ERISA), which could reasonably be expected to result in any liability of such Borrower or any ERISA Affiliate to the PBGC, to the Department of Labor or to a trustee appointed under Section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a withdrawal from or a termination of an Employee Benefit Plan under Section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in Section 3(1) of ERISA) other than as required by applicable statute, fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan or applicable Law, such Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Benefit Plan (other than a Multiemployer Plan); provided, however, that such engagement, termination, withdrawal, action, incurrence, failure or permitting shall not be deemed to have violated this clause (i) unless any such engagement, termination, withdrawal, action, incurrence, failure or permitting (A) has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against the Borrowers in an amount exceeding Fifty Thousand Dollars ($50,000); (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401 (a) and 501 (a) of the Code; provided, however, that such termination shall not be deemed to have violated this clause (ii) unless (A) the value of any benefit liability (as defined in Section 4001(a)(16) of ERISA) upon the termination date of any such terminated defined benefit pension plans of the Borrowers, such Subsidiaries, and their ERISA Affiliates exceeds the then current value (as defined in Section 3 of ERISA) of all assets in such terminated defined benefit pension plans by an amount in excess of Fifty Thousand Dollars ($50,000), or (B) the payment of such amount has resulted or could reasonably be expected to result in a Material Adverse Effect or has resulted or could reasonably be expected to result in liabilities or claims against the Borrowers or the Subsidiaries thereof in an amount exceeding Fifty Thousand Dollars ($50,000); or (iii) if such Borrower or any ERISA Affiliate becomes obligated under a Multiemployer Plan (except with respect to the potential liabilities now existing as disclosed in Item 10.12 of the Disclosure Schedule), effect a complete or partial withdrawal such that such Borrower, any such Subsidiary, or their ERISA Affiliates incur Withdrawal Liability under Title IV of ERISA with respect to Multiemployer Plans or otherwise have liability under Title IV of ERISA; provided, however, that the incurrence of such Withdrawal Liability or other liability under Title IV of ERISA shall not be deemed to be a violation of this clause (iii) unless (A) the amount of the payment by such Borrower of such Withdrawal Liability or other liability has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against any or all of the Borrowers or the Subsidiaries thereof in an amount exceeding Fifty Thousand Dollars ($50,000).

(bbbb) Regulation U Compliance; Compliance with Law.  No Borrower shall use any portion of the proceeds of the Loans in violation of any requirement of Law, including Regulation U, and/or of the terms and conditions of this Agreement.

(cccc) Accounting Changes.  No Borrower shall make or permit any change in its accounting policies or financial reporting practices and procedures, except as required or permitted by GAAP or as required by applicable Law, in each case as to which the Borrowers’ Representative shall have delivered to the Lender prior to the effectiveness of any such change a report prepared by the Borrowers’ Representative describing such change and explaining in reasonable detail the basis therefor and effect thereof.

(dddd) Arm’s-Length Transactions.  No Borrower will enter into or permit to exist any transaction (including, without limitation, any transaction involving the investment, purchase, sale, lease, transfer or exchange of any property or the rendering of any service) with any Affiliate of such Borrower or such subsidiaries except in the ordinary course of the business of such Borrower or such subsidiaries and upon fair and reasonable terms not less favorable to such Borrower or such subsidiaries than would be usual and customary in transactions with persons who are not such Affiliates.

Financial Covenants

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(eeee) Consolidated Fixed Charge Coverage Ratio.  Borrowers shall, within 45 days after the end of each Fiscal Year of Borrowers, provide Lender with all information necessary for Lender to determine Borrowers’ Consolidated Fixed Charge Coverage Ratio on an annual basis as provided in the Master Credit Agreement. In the event Borrowers’ Consolidated Fixed Charge Ratio, tested quarterly by Lender on a rolling four quarter basis and certified to Lender by a Responsible Officer of Borrowers’ Representative, falls below a ratio of  1.50:1.0, Borrowers shall, within thirty (30) days after the date of determination thereof, increase the Debt Service Deposits (as defined in the Debt Service Reserve Agreement) from one-third (1/3) of the next calendar year’s twelve (12) months of Lease Payment Obligations and Debt Service Payments (as those terms are defined in the Debt Service Reserve Agreement) to add an additional three (3) months’ worth of Lease Payment Obligations and Debt Service Payments, so that at least three (3) months of Lease Payment Obligations and Debt Service Payments are maintained in the Debt Service Reserve at all times. In the event that Borrowers’ Consolidated Fixed Charge Ratio, tested quarterly by Lender on a rolling four quarter basis and certified to Lender by Borrowers, falls below 1.25:1.0, then each Borrower shall, immediately after the date of determination, be restricted from paying any dividend, distribution, or other similar payment to any shareholder or other equity holder until such Consolidated Fixed Charge Ratio rises above 1.25:1.0.

(ffff) Leverage Ratio.  Borrowers shall, within thirty (30) days after the end of each Fiscal Quarter, provide Lender with all information necessary for Lender to determine Borrowers’ Leverage Ratio on a quarterly basis. In addition, prior to incurring any additional Indebtedness, Borrowers shall provide Lender with a forward-looking compliance certificate setting forth the impact of the proposed borrowing on its Leverage Ratio and verifying that the Leverage Ratio will not, as a result of such additional Indebtedness, exceed 65%. Borrowers shall not incur additional Indebtedness at any time during which Borrowers’ Leverage Ratio shall be in excess of 65% either immediately prior to, or as a result of the incurrence of such additional Indebtedness.

EVENTS OF DEFAULT

.  Any one or more of the following shall constitute a Default or Event of Default hereunder and under any Loan Documents.

Payment

.  Failure by any Borrower (a) to make payment of principal on the Notes when due or (b) pay any interest on the Obligations when due to the extent such failure is not remedied in seven (7) Business Days after notice of the existence of such failure; or (c) to pay any other Obligation when required to be paid hereunder to the extent such failure is not remedied within seven (7) Business Days after notice of the existence of such failure; or

Non-Monetary

.  Failure by any Borrower to cure a non-monetary default to the extent such failure is not remedied within fifteen (15) Business Days after notice of the existence of such default; or

Representations and Warranties

.  Any warranty or representation made or deemed made by any Borrower in respect of any Borrower in this Agreement, any other Loan Document or any certificate furnished at any time in compliance with this Agreement shall prove to have been false or inaccurate in any material respect when made or deemed made; or

Reporting and Notice Provisions: Violation of General Covenants

.   Failure by any Borrower in any material respect to perform, keep or observe any other provision, condition or covenant contained in this Agreement (except for those provisions, terms or conditions referenced in Sections 10.1, 10.2 and 10.4 of this Agreement) that is required to be kept or observed by such Borrower and such failure shall continue without remedy for a period of fifteen (15) days; or

Violation of Certain Specific Covenants

.  Failure by any Borrower to perform, keep or observe any other term, provision, condition, or covenant set forth in this Agreement and/or the other Loan Documents; or

Failure to Operate

.  If Borrowers fail to continuously operate the improvements on the Properties or any material portion thereof, as ski resorts and related purposes, other than temporary cessation in connection with making repairs and renovations pursuant to the terms of this Agreement or with the prior written consent of the Lender; or

Default Under Other Loan Documents

.  An event of default under any other Loan Document or any failure by any Borrower to comply with, keep or perform any of its undertakings, covenants, agreements, conditions or warranties under any of the other Loan Documents (after the giving of any required notice and expiration of any applicable cure period); or

Cross-Default

.  (i) Failure of Peak to make any payment on any Indebtedness of Peak having a principal amount in excess of Two Hundred Thousand Dollars ($200,000.00) when the same shall have become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) the occurrence of any other event or the existence of any condition under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (iii) the declaration of any such Indebtedness to be due and payable, or the requiring of any such Indebtedness to be prepaid or repurchased (other than by a regularly scheduled required payment), prior to the stated maturity thereof, or (iv) default by any Borrower in respect of any Material Business Agreement or any Material License

Agreement where such default (A) would permit the other party or parties to such agreement to terminate such agreement and (b) has resulted or could reasonably be expected to result in a Material Adverse Effect; or

Default Under Mad River Lease

.  The existence of an event of default or other analogous condition under the Mad River Lease; or

Destruction of Collateral

.  The loss, theft damage or destruction of any portion of the Collateral having an aggregate value in excess of One Hundred Thousand Dollars ($100,000.00), to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim (excluding any loss of Intellectual Property by reason of abandonment where such abandonment is undertaken in good faith, pursuant to prudent business practice and such abandonment would not reasonably be expected to result in a Material Adverse Effect; or

Material Adverse Effect; Change of Control

.  The occurrence of any Material Adverse Effect or the occurrence of any Change of Control; or

Termination of Existence

.  The dissolution or termination of existence of any Borrower, but only the extent not otherwise expressly permitted hereunder; or

Failure of Enforceability of this Agreement, Loan Document; Security

.  If: (a) any covenant, material agreement or any Obligation of any Borrower contained in or evidenced by this Agreement or any other Loan Document shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms, or (b) any Borrower shall deny or disaffirm its obligations under this agreement or any other the other Loan Documents or any of the Liens granted in connection therewith, or (c) any Liens in favor of the Lender granted in this Agreement or any of the other Loan Documents shall be determined to be void, voidable or invalid, or are subordinated or not otherwise given the priority contemplated by this Agreement, or (d) any perfected Liens granted in favor of the Lender pursuant to this Agreement or any other Loan Document shall be determined to be unperfected except in connection with sales of Inventory in the ordinary course of business of one or more Borrowers; or

ERISA

.  If; (a) any Borrower is required to make or could reasonably be expected to be required to make, a contribution as part of a termination of an Employee Benefit Plan the payment of which, when taken together with all like termination payments suffered by such Borrower either has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, or (b)  such Borrower fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA; or

Judgments

.  Any money judgment, writ or warrant of attachment or similar process involving an amount, when aggregated with all such money judgment, writ or warrant of attachment or similar process outstanding at such time, in excess of One Hundred Thousand Dollars ($100,000.00), to the extent not insured by an insurance carrier which has acknowledged coverage in an amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim, is entered or filed against any Borrower thereof or against any of their respective assets and is not released, discharged, vacated, fully bonded or stayed within forty-five (45) days after such judgment, writ or warrant of attachment or similar proceedings entered; or

Forfeiture Proceedings

.  An adjudication against any Borrower in any criminal proceedings requiring such Borrower’s forfeiture of any asset; or

Financial Impairment

.  The Financial Impairment of any Borrower.

Bankruptcy or Similar Proceedings

.  The commencement of any proceedings in bankruptcy by or against Borrower or for the liquidation or reorganization of Borrower, or alleging that Borrower is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of Borrower’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving Borrower; provided, however, that if such commencement of proceedings against Borrower is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Lender shall have no obligation to make any advance under the Revolving Loan to Borrower during such sixty (60) day period, or earlier, until such appointment is revoked or such proceedings are dismissed.

Appointment of Receiver

.  The appointment of a receiver or trustee for Borrower, for any of the Collateral or for any substantial part of Borrower’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of Borrower which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against a Borrower is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings, though Lender shall have no obligation to make any advance under the hereunder during such thirty (30) days period, or earlier, until such appointment is revoked or such proceedings are dismissed.

REMEDIES UPON AN EVENT OF DEFAULT

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Upon the occurrence of an Event of Default described in Section 10 hereof, the Lender may and, without presentment, demand or notice of any kind all of which are hereby expressly waived by the Borrowers, declare all of the Obligations due or to become due from the Borrowers to the Lender and the Lender, whether under this Agreement, the Notes or otherwise, immediately due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Loan Documents to the contrary.

1.2 If an Event of Default occurs, then, in each and every such event, Lender shall have the following rights and remedies:

(a) With respect to the Collateral, the Lender shall have all of the rights and remedies of a secured party under the UCC or under other applicable Law.  The Lender shall have all other legal and equitable rights to which it may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents.

(b) After the Obligations shall have been declared by the Lender to be or shall have otherwise hereunder become immediately due and payable, the Lender may, in its sole discretion, exercise the following rights and remedies to the extent permitted by applicable law and in addition to any other right or remedy provided for in this Agreement or any other Loan Document.

(c) the Lender shall have the right to take immediate possession of the Collateral and all Proceeds relating to such Collateral and: (i) require the Borrowers, at the Borrowers’ expense, to assemble the Collateral and make it available to the Lender at such facilities of one or more Borrowers as the Lender shall designate or (ii) enter any of the premises of any Borrower or wherever any Collateral shall be located and to keep and store the same on such premises until sold.  If the premises on which the Collateral is located is owned or leased by any Borrower, then such Borrower shall not charge the Lender for storage of such Collateral on such premises.

(d) The Lender shall have the right to foreclose the Liens created under this Agreement and any other Loan Document or under any other agreement relating to the Collateral or the Properties.

(e) Without inquiring into and without respect to the to the validity thereof, to pay, settle, or compromise all existing bills and claims which may be Liens, or to avoid such bills and claims becoming Liens, against the Collateral or any portion thereof, or as may be necessary or desirable for the clearance of title to the Collateral;

(f) Prosecute and defend actions or proceedings in connection with the Collateral;

(g) To do any and every act which a Borrower might do in its own behalf with respect to the Collateral, it being understood and agreed that this power of attorney is a durable power of attorney and shall be a power coupled with an interest and cannot be revoked;

(h) Pursue collection of, receive and issue receipts therefor, any amount due to a Borrower;
(i) Terminate any of Lender’s obligations to one or more Borrowers;
(j) Without notice, demand or legal process of any kind impose the Default Rate with respect to any Obligations, and/or take possession of any or all Collateral;

(k) Borrowers having recognized that if one or more Borrowers fails to perform, observe or discharge any of its Obligations under this Agreement or other Loan Documents, no remedy at law will provide adequate relief to Lender, and each Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(l) Each Borrower having acknowledged Lender’s right to possession of the Collateral, each Borrower agrees that any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.

Application of Collateral; Application of Liquidation Proceeds

.  If an Event of Default shall occur and be continuing, the Lender, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, shall, without notice, at any time, appropriate and apply to the Obligations all monies received with respect to any and all Collateral of the Borrowers in the possession of the Lender as follows:

(m) First, to the payment of all expenses (to the extent not otherwise paid by the Borrowers) incurred by the Lender in connection with the exercise of such remedies, including without limitation, all reasonable costs and expenses of collection, reasonable documented attorney fees, court costs and any foreclosure expenses, including without limitation all costs and expenses incurred in connection with the enforcement and foreclosure of the mortgage liens created by the instruments identified in Section 3 herein;

(n) Second, to the payment of any fees then accrued and payable to the Lender under this Agreement;
(o) Third, to the payment of interest then accrued on the Obligations;
(p) Fourth, to the payment of the principal balance then owing on the Notes determined based on such outstanding and such deficiency; and
(q) Last, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.
Right of Lender to Make Advances to Cure Defects

.  In the event that one or more Borrowers shall fail to perform any of its covenants or agreements herein or in any of the other Loan Documents contained, Lender may (but shall not be required to) perform any such covenants and agreements, and any amounts expended by Lender in so doing shall constitute additional Obligations payable on demand evidenced and secured by the Loan Documents.

Right of Set-Off

.  Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to any Borrower  (any such notice being expressly waived by Borrowers) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender and any and all other indebtedness at any time owing by Lender to or for the credit or account of a Subsidiary Borrower against any and all of Borrowers’ Obligations irrespective of whether or not Lender shall have made any demand hereunder or under any of the other Loan Documents and although such obligations may be contingent or un-matured.  Lender agrees to promptly notify Borrowers’ Representative after any such set-off and application made by Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of Lender under this Section are in addition to any other rights and remedies (including without limitation, other rights of set-off) which Lender may have.  Nothing contained in this Agreement or any other Loan Document shall impair the right of Lender to exercise any right of set-off or counterclaim it may have against a Borrower(s) unrelated to this Agreement or the other Loan Documents.  Lender’s failure to exercise this right of set-off shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

Authority to Execute Transfers

.  Without limitation of any authorization granted to the Lender hereunder, each Borrower also hereby authorizes the Lender, upon the occurrence of an Event of Default which is continuing, to execute, in connection with the exercise by the Lender of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

Limited License to Liquidate

.  Each Borrower hereby grants to the Lender, for the benefit of itself and the Lender:  (a) a non-exclusive license or other right to use, without charge, all of such Borrower’s Intellectual Property (including all rights of use of any name or trade secret) as it pertains to the Collateral, in operations, advertising for sale and selling any Collateral and (b) to the extent permitted thereunder, all of such Borrower’s rights under all licenses and all franchise agreements, which shall inure to the Lender for the benefit of itself and the Lender without charge.

Appointment of Attorney-in-Fact

.  The Lender shall hereby have the right and each Borrower hereby irrevocably makes, constitutes, and appoints the Lender (and all officers, employees, or agents designated by the Lender) as its true and lawful attorney-in-fact and agent, with full power of substitution, from time to time following the occurrence of an Event of Default which is continuing and without assent by such Borrower: (a) to effectuate, in such Borrower’s name, such Borrowers’ obligations under this Agreement, (b) in such Borrower’s or Lender’s name: (i) to demand payment of the Accounts of such Borrower, (ii) to enforce payment of such Accounts, by legal proceedings or otherwise, (iii) to exercise all of such Borrower’s rights and remedies with respect to the collection of such Accounts and any other Collateral, (iv) to settle, adjust, compromise, extend, or renew such Accounts, (v) to settle, adjust, or compromise any legal proceedings brought to collect such Accounts, (vi) if permitted by applicable Law, to sell or assign such Accounts and other Collateral, (vii) to take control, in any manner, of any item of payment or Proceeds relating to any Collateral, (viii) to prepare, file, and sign such Borrower’s name on a proof of claim in a bankruptcy against any Account Debtor or on any notice of Lien, assignment, or satisfaction of Lien in connection with such Accounts, (ix) to do all acts and things reasonably necessary, in the Lender’s good faith discretion, to fulfill such Borrower’s obligations under this Agreement, (x) to endorse the name of such Borrower upon any of the items of payment or Proceeds relating to any Collateral and applying the same to the Obligations, (xi) to endorse the name of such Borrower upon any Chattel Paper, document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to such Accounts, such Borrower’s inventory and any other Collateral, (xii) to use such Borrower’s stationery and sign the name of such Borrower to verifications of such Accounts and notices thereof to Account Debtors, (xiii) to use the information recorded on or contained in any data processing equipment and computer hardware and software relating to such Accounts, such Inventory, and any other Collateral to which such Borrower has access, (xiv) to make and adjust claims under such policies of insurance insuring the Collateral, receive and endorse the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies, and make all determinations with respect to such policies, and (xv) to notify the post office authorities to change the address for delivery of such Borrower’s mail to an address designated by the Lender, receive and open all mail addressed to such Borrower, and after removing all Collections, forward the mail to such Borrower; (c) to pay or discharge taxes or Liens levied against the Collateral; (d) to take all action necessary to grant the Lender sole access to any Lockbox or Deposit Account of such Borrower; (e) contact Account Debtors to pay any Collections to the Lockbox; (f) upon notice to the Borrower’s Representative, to commence and prosecute any suits, actions or proceedings (including arbitration actions) at law or in equity in any court of competent jurisdiction to collect the Collateral and to enforce any other right in respect of any Collateral; (g) upon notice to the Borrower’s Representative, to defend any suit, action, or proceeding (including arbitration actions) brought against the Borrower with respect to the Collateral; (h) upon notice to the Borrower Representative to settle, compromise or adjust any such suit, action or proceeding (including arbitration actions); (i) to sell, transfer, pledge, or make any agreement with respect to the Collateral; and (j) to do, at the Lender’s option and such Borrower’s expense, at any time, or form time to time, all acts and things which the Lender reasonably deems necessary to protect, preserve or realize upon the Collateral.

Each Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  The expenses of the Lender incurred in connection with the exercise of such power of attorney, together with interest thereon at the rate applicable under this Agreement, shall be payable by the Borrowers to the Lender on demand.

INDEMNIFICATION AND RELEASE

.

(r) Borrowers agree to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, its affiliates and subsidiaries, and each of their respective officers, directors, employees, attorneys (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, awards, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative, arbitration or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Notes or the use or intended use of the proceeds of the Restated Credit Facility provided, however, that Borrowers shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is in violation of any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable under this Agreement from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Obligations of Borrowers and be secured by the Collateral.  The provisions of this Section 12 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

(s) Borrowers release Lender and its officers, directors, agents, successors and assigns, and attorneys from all liability, of every kind and nature arising out of any of Lender’s actions or inactions up to the date hereof with respect to the making or administration of the Loan or the enforcement of any rights or remedies of Lender under the Loan.  If the Borrowers hereafter contest the foregoing waiver of liability, then the Borrowers will pay all costs of the Lender, including the Lender’s attorney fees, incurred by the Lender in enforcing such waiver. Borrowers will pay all costs of the Lender, including the Lender’s attorney fees, incurred by the Lender in enforcing this Agreement. This paragraph will survive the expiration or termination of this Agreement.

NOTICES

.

All written notices, requests or demands to or upon the respective parties hereto shall be sent by hand, by facsimile, by ordinary, certified or overnight mail, or overnight air courier service, in each case with all applicable charges paid or otherwise provided for, addressed in the case of Lender to Royal Banks of Missouri, 13171 Olive Blvd., St. Louis, Missouri 63141, attention:  President, facsimile number: (314) 212-1691, and in the case of a Borrower  to its principal place of business as set forth in Schedule 8.2 hereto or as otherwise directed by a Borrower in writing.  All notices, requests or demands shall be deemed to have been given or made on the date of delivery if delivered by hand, or by facsimile and on the next following date if sent by mail or by air courier service.

CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION

.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE IN ST. LOUIS COUNTY, MISSOURI.  THIS AGREEMENT AND THE OTHER

LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MISSOURI AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF MISSOURI, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Lender to accept this Agreement, Borrowers irrevocably agree that, subject to Lender’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF ST. LOUIS, STATE OF MISSOURI.  BORROWERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID COUNTY AND STATE.  BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO EACH BORROWER, AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  BORROWERS HEREBY WAIVE ANY RIGHT ONE OR MORE BORROWERS MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST ONE OR MORE BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

MODIFICATION AND BENEFIT OF AGREEMENT

.

This Agreement and the other Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrowers or such other Person who is a party to such other Loan Documents and Lender.  This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrowers, Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrowers may not sell, assign or transfer this Agreement, or the other Loan Documents or any portion thereof, including, without limitation, Borrowers’ rights, titles, interest, remedies, powers or duties hereunder and thereunder.  Borrowers hereby consent to Lender’s sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the other Loan Documents, or of any portion thereof, or participations therein, including, without limitation, its respective rights, titles, interest, remedies, powers and/or duties and agree that one or more of the Borrowers shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

HEADINGS OF SUBDIVISIONS

.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

COUNTERPARTS

.

This Agreement, any of the other Loan Documents, and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

SEVERABILITY

.  All agreements and covenants contained herein are severable, and in the event any of them shall beheld to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreement(s) or covenants were not contained herein.

RELATIONSHIP

.  This Agreement shall not be construed as creating any partnership, joint venture or fiduciary relationship between the parties hereto.  All actions hereunder, all reports, inspections and reviews prepared or conducted by the Lender or its representatives, advisors and attorneys and all requirements hereunder are for the sole use, protection and benefit of Lender.  Each Borrower expressly acknowledges no provisions under this Agreement or action or inaction by Lender shall be construed as an assumption by Lender of any duty to protect the Borrowers.  Lender shall have no liability to Borrowers or any other Person for the Lender’s failure to enforce the requirements of this Agreement.

JURY TRIAL; OTHER WAIVERS

.

EACH BORROWER AND THE LENDER EACH HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ONE OR MORE BORROWERS OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWERS AND LENDER.  IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any of its affiliates in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Obligations, without notice at any time hereafter, any Indebtedness, matured or unmatured, owing by Lender or an affiliate of Lender to such Borrower.

EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF A BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

Lender’s failure, at any time or times hereafter, to require strict performance by a Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any other Loan Document shall preclude other or further exercise thereof or the exercise of any right or remedy.  None of the undertakings, agreements, warranties, covenants and representations of a Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender, and directed to one or more Borrowers specifying such suspension or waiver.

UNCONDITIONAL NATURE OF LIABILITY

.

Each Borrower agrees that its liability hereunder and under any other Loan Document shall be absolute, unconditional, continuing, and irrevocable.  Each Borrower expressly waives any requirement that the Lender exhausts any right, power, or remedy and proceed against any other Person under any guaranty of, or security for, any of the Obligations.

ORAL AGREEMENTS

.

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT COMPANY (BORROWER) AND THE LENDER (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY (BORROWER) AND THE LENDER (CREDITOR) REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

BORROWERS:

Peak Resorts, Inc.	Hidden Valley Golf and Ski, Inc.
a Missouri corporation	a Missouri corporation

By: /s/ Christopher J. Bub	By: /s/ Christopher J. Bub
Christopher J. Bub, Vice President	Christopher J. Bub, Vice President

Paoli Peaks, Inc.	Snow Creek, Inc.
a Missouri corporation	a Missouri corporation

By: /s/ Christopher J. Bub	By: /s/ Christopher J. Bub
Christopher J. Bub, Vice President	Christopher J. Bub, Vice President

L.B.O. Holding, Inc.	SNH Development, Inc.
a Maine corporation	a Missouri corporation

By: /s/ Christopher J. Bub	By: /s/ Christopher J. Bub
Christopher J. Bub, Vice President	Christopher J. Bub, Vice President

LENDER:

ROYAL BANKS OF MISSOURI
a Missouri banking corporation

By: /s/ Steven Silver
Steven Silver, Senior Vice President

Disclosure Schedule 3.1(d) — Deeds of Trust and/or Mortgages

HIDDEN VALLEY GOLF AND SKI

Exhibit "A"

TRACT 1:

A TRACT OF LAND IN PART OF THE SOUTHWEST ¼ AND PART OF THE WEST ½ OF THE SOUTHEAST ¼ OF SECTION 23, TOWNSHIP 44 NORTH, RANGE 3 EAST, ST. LOUIS COUNTY, MISSOURI AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE SOUTHWEST ¼, AS AFOREMENTIONED; THENCE ALONG THE NORTH AND SOUTH CENTER LINE OF SAID SECTION 23 NORTH 1 DEGREE 24 MINUTES 20 SECONDS EAST, 600.00 FEET TO A POINT; THENCE LEAVING SAID CENTER SECTION LINE AND RUNNING ALONG A LINE PARALLEL WITH THE SOUTH LINE OF SAID SECTION 23 NORTH 89 DEGREES 37 MINUTES WEST, 700.00 FEET TO A POINT; THENCE LEAVING SAID POINT AND RUNNING ALONG A LINE PARALLEL WITH SAID CENTER SECTION LINE NORTH 1 DEGREE 24 MINUTES 20 SECONDS EAST, 400.00 FEET TO A POINT; THENCE LEAVING SAID POINT AND RUNNING ALONG A LINE PARALLEL WITH THE WEST LINE OF SAID SECTION 23, DUE NORTH, 1,702.72 FEET, MORE OR LESS, TO A POINT ON THE EAST AND WEST CENTERLINE OF SAID SECTION 23; THENCE ALONG SAID CENTER SECTION LINE NORTH 89 DEGREES 50 MINUTES EAST, 2,099.74 FEET TO THE NORTHEAST CORNER OF THE WEST ½ OF THE SOUTHEAST ¼, AS AFOREMENTIONED; THENCE ALONG THE EAST LINE OF SAID WEST ½ OF THE SOUTHEAST ¼ SOUTH 0 DEGREES 42 MINUTES WEST, 2,720.19 FEET, MORE OR LESS, TO A POINT ON THE SOUTH LINE OF SECTION 23, AS AFOREMENTIONED; THENCE ALONG SAID SOUTH LINE NORTH 89 DEGREES 45 MINUTES WEST, 137.51 FEET TO A POINT BEING THE SOUTHEAST CORNER OF PROPERTY CONVEYED TO CLIFFORD P. BAZAN AND WIFE BY DEED RECORDED IN BOOK 6547, PAGE 211 OF THE ST. LOUIS COUNTY RECORDS; THENCE ALONG SAID BAZAN'S EASTERN LINE THE FOLLOWING BEARINGS AND DISTANCE; NORTH 35 DEGREES 25 MINUTES WEST, 115.00 FEET; NORTH 23 DEGREES 35 MINUTES WEST, 114.95 FEET; NORTH 5 DEGREES 34 MINUTES 30 SECONDS EAST, 164.48 FEET AND NORTH 17 DEGREES 13 MINUTES EAST, 535.96 FEET TO THE NORTHEASTERN CORNER THEREOF; THENCE ALONG SAID BAZAN'S NORTHERN LINE NORTH 69 DEGREES 47 MINUTES WEST, 235.14 FEET TO THE NORTHWESTERN CORNER THEREOF THENCE ALONG SAID BAZAN'S WESTERN LINE SOUTH 24 DEGREES 29 MINUTE 30 SECONDS WEST 349.13 FEET AND SOUTH 25 DEGREES 00 MINUTES 30 SECONDS WEST, 701.40 FEET TO THE SOUTHWESTERN CORNER THEREOF SAID POINT BEING ON THE SOUTH LINE OF SAID SECTION 23; THENCE ALONG SAID SOUTH LINE NORTH 89 DEGREES 45 MINUTES WEST 653.04 FEET TO THE POINT OF BEGINNING, EXCEPTING THEREFROM THAT PART CONVEYED TO TIMOTHY D. BOYD AND WIFE BY DEED RECORDED IN BOOK 9810, PAGE 2219.

TRACT 2:

A TRACT OF LAND BEING IN THE SOUTHWESTERN QUARTER OF SECTION 23, TOWNSHIP 44 NORTH, RANGE 3 EAST ST. LOUIS COUNTY, MISSOURI AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE CENTER OF SECTION 23, THENCE WEST ALONG THE EAST-WEST CENTER LINE OF SECTION 23, SOUTH 89 DEGREES 51 MINUTES 07 SECONDS,

WEST 762.36 FEET TO A POINT; THENCE SOUTH 00 DEGREES 00 MINUTES 23 SECONDS, EAST 1,702.36 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 02 DEGREES 05 MINUTES 02 SECONDS, WEST 400.00 FEET TO A POINT; THENCE SOUTH 89 DEGREES 37 MINUTES 00 SECONDS EAST, 700.00 FEET TO A POINT THENCE SOUTH 02 DEGREES 05 MINUTES 02 SECONDS, WEST 100.00 FEET TO A POINT; THENCE NORTH 04 DEGREES 56 MINUTES 21 SECONDS, EAST 501.41 FEET TO THE POINT OF BEGINNING.

TRACT 3:

A TRACT OF LAND BEING IN THE SOUTHWESTERN QUARTER OF SECTION 23, TOWNSHIP 44 NORTH, RANGE 3 EAST ST. LOUIS COUNTY, MISSOURI AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE CENTER OF SECTION 23, THENCE WEST ALONG THE EAST-WEST CENTERLINE OF SECTION 23, SOUTH 89 DEGREES 51 MINUTES 07 SECONDS, WEST 762.36 FEET TO A POINT; THENCE SOUTH 00 DEGREES 00 MINUTES 23 SECONDS, EAST 878.26 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 00 DEGREES 00 MINUTES 23 SECONDS, EAST 552.00 FEET TO A POINT; THENCE SOUTH 89 DEGREES 59 MINUTES 37 SECONDS, WEST 200.00 FEET TO A POINT; THENCE NORTH 00 DEGREES 00 MINUTES 23 SECONDS, WEST 112.00 FEET TO A POINT; THENCE NORTH 24 DEGREES 26 MINUTES 16 SECONDS, EAST 483.32 FEET TO THE POINT OF BEGINNING.

TRACT 4:

A TRACT OF LAND IN THE SOUTHWEST ½ OF FRACTION SECTION 23, TOWNSHIP 44 NORTH, RANGE 3 EAST, ST. LOUIS COUNTY, MISSOURI AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION 23, THENCE ALONG THE SOUTH LINE OF SECTION 23 SOUTH 89 DEGREES 37 MINUTES EAST 2647.66 FEET TO THE SOUTHEAST CORNER OF SAID SOUTH ¼; THENCE ALONG THE NORTH AND SOUTH CENTER LINE OF SAID SECTION 23 NORTH 1 DEGREE 24 MINUTES 20 SECONDS EAST, 600.00 FEET TO A POINT; THENCE LEAVING SAID CENTER SECTION LINE AND RUNNING ALONG A LINE PARALLEL WITH THE SOUTH LINE OF SAID SECTION 23 NORTH 89 DEGREES 37 MINUTES WEST, 700.00 FEET TO A POINT; THENCE LEAVING SAID POINT AND RUNNING ALONG A LINE PARALLEL WITH THE SAID NORTH AND SOUTH CENTER SECTION LINE NORTH 1 DEGREE 24 MINUTES 20 SECONDS EAST, 400.00 FEET TO A POINT; THENCE LEAVING SAID POINT AND RUNNING ALONG A LINE PARALLEL WITH THE WEST LINE OF SAID SECTION 23, DUE NORTH, 1702.72 FEET, MORE OR LESS, TO A POINT ON THE EAST AND WEST CENTERLINE OF SAID SECTION 23; THENCE ALONG SAID CENTER SECTION LINE SOUTH 89 DEGREES 50 MINUTES WEST, 1972.15 FEET, MORE OR LESS, TO THE NORTHWEST CORNER OF THE SOUTHWEST ¼, AS AFOREMENTIONED; THENCE ALONG THE WEST LINE OF SAID SECTION 23, DUE SOUTH 2684.63 FEET TO THE POINT OF BEGINNING, EXCEPTING THEREFROM THAT PORTION OF THE ABOVE DESCRIBED PROPERTY DEEDED TO HIDDEN VALLEY GOLF & SKI, INC. ACCORDING TO INSTRUMENT RECORDED IN BOOK 12508, PAGE 1857.

BEING NOW KNOWN AS ADJUSTED PARCEL 1 OF THE BOUNDARY ADJUSTMENT PLAT RECORDED IN BOOK 348, PAGE 65 OF THE ST. LOUIS COUNTY, MISSOURI, RECORDS.

PAOLI PEAKS

Exhibit "A"
PARCEL 1:
FEE SIMPLE TRACT COMBINED LAND DESCRIPTION

TRACT 1:

THAT PORTION OF SECTION 3, TOWNSHIP 1 NORTH, RANGE 1 WEST AND THAT PORTION OF SECTION 34, TOWNSHIP 2 NORTH, RANGE 1 WEST OF THE SECOND PRINCIPAL MERIDIAN, PAOLI TOWNSHIP, ORANGE COUNTY, INDIANA; BEING DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTH-QUARTER CORNER OF SAID SECTION 3 AND BEING MONUMENTED BY A STEEL I-BEAM WITH A FLANGE WIDTH OF 4 INCHES AND A DEPTH OF 8 INCHES WHICH IS EXPOSED 54 INCHES; THENCE, ALONG THE NORTH LINE OF SAID SECTION 3, SOUTH 89 DEGREES 51 MINUTES 44 SECONDS WEST 2,643.83 FEET TO THE NORTHWEST CORNER OF SAID SECTION 3, ALSO BEING THE SOUTHWEST CORNER OF SAID SECTION 34, AND BEING MONUMENTED BY A 5/8 INCH DIAMETER COPPER ROD FOUND EXPOSED 3 INCHES BESIDE A DISTURBED SANDSTONE WITH A CHISELED "+"; THENCE, ALONG THE WEST LINE OF SAID SECTION 34 NORTH 06 DEGREES 43 MINUTES 45 SECONDS EAST 2,735.33 FEET TO THE WEST QUARTER CORNER OF SAID SECTION 34 AND BEING MONUMENTED BY A 5/8 INCH REBAR FOUND EXPOSED 4 INCHES BEARING A SURVEY CAP INSCRIBED "R.C.H. S0271" BESIDE A STEEL "T" POST; THENCE, ALONG THE NORTH LINE OF THE SOUTHWEST QUARTER OF SAID SECTION 34, SOUTH 89 DEGREES 40 MINUTES 05 SECONDS EAST, PASSING A 5/8 INCH REBAR SET FLUSH BEARING A SURVEY CAP INSCRIBED "D.L. HELMS, RLS 29600022" AT 628.55 FEET, 678.55 IN ALL TO THE THREAD OF LICK CREEK (THE THREAD BEING DEFINED AS MIDWAY BETWEEN THE LOW WATER MARKS AS THE CHANNEL EXISTED ON MARCH 6, 1979); THENCE ALONG THE THREAD OF LICK CREEK, BEING APPROXIMATED BY THE FOLLOWING SEVEN (7) COURSES: (1) SOUTH 04 DEGREES 41 MINUTES 36 SECONDS WEST 183.78 FEET; (2) SOUTH 02 DEGREES 43 MINUTES 10 SECONDS EAST 208.86 FEET; (3) SOUTH 02 DEGREES 57 MINUTES 43 SECONDS EAST 160.35 FEET; (4) SOUTH 20 DEGREES 32 MINUTES 03 SECONDS EAST 186.60 FEET; (5) SOUTH 30 DEGREES 05 MINUTES 23 SECONDS EAST 171.98 FEET; (6) SOUTH 30 DEGREES 58 MINUTES 52 SECONDS EAST 272.46 FEET; AND (7) SOUTH 31 DEGREES 46 MINUTES 04 SECONDS EAST 349.55 FEET TO THE BOUNDARY DEFINED BY STONES #7 AND #8 AS DESCRIBED IN DEED RECORD 140, PAGE 559 IN THE OFFICE OF THE RECORDER OF ORANGE COUNTY, INDIANA; THENCE, ALONG SAID BOUNDARY, NORTH 89 DEGREES 15 MINUTES 58 SECONDS WEST 46.80 FEET TO THE SOUTHWESTERN BANK OF LICK CREEK AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE, ALONG SAID SOUTHWESTERN AND SOUTHERN BANK OF LICK CREEK, BEING APPROXIMATED BY THE FOLLOWING NINETEEN (19) COURSES: (1) SOUTH 32 DEGREES 44 MINUTES 56 SECONDS EAST 138.00 FEET; (2) SOUTH 36 DEGREES 23 MINUTES 48 SECONDS EAST 258.68 FEET; (3) SOUTH 48 DEGREES 59 MINUTES 16 SECONDS EAST 90.77 FEET; (4) SOUTH 26 DEGREES 33 MINUTES 09 SECONDS EAST 185.34 FEET; (5) SOUTH 15 DEGREES 12 MINUTES 11 SECONDS EAST 138.11 FEET; (6) SOUTH 28 DEGREES 01 MINUTE 46 SECONDS EAST 81.17 FEET; (7) SOUTH 40 DEGREES 56 MINUTES 38 SECONDS EAST 75.16 FEET; (8) SOUTH 41 DEGREES 14 MINUTES 40 SECONDS EAST 60.35 FEET; (9) SOUTH 28 DEGREES 52 MINUTES 13 SECONDS EAST 72.13 FEET; (10) SOUTH 33 DEGREES 54 MINUTES 21 SECONDS EAST 63.45 FEET; (11) SOUTH 32 DEGREES 38 MINUTES 41 SECONDS EAST 35.38 FEET; (12) SOUTH 44 DEGREES 55 MINUTES 58 SECONDS

EAST 46.34 FEET; (13) SOUTH 45 DEGREES 57 MINUTES 31 SECONDS EAST 70.59 FEET; (14) SOUTH 49 DEGREES 49 MINUTES 17 SECONDS EAST 75.78 FEET; (15) NORTH 80 DEGREES 27 MINUTES 13 SECONDS EAST 125.18 FEET; (16) SOUTH 87 DEGREES 45 MINUTES 38 SECONDS EAST 188.06 FEET; (17) NORTH 78 DEGREES 14 MINUTES 49 SECONDS EAST 129.93 FEET; (18) NORTH 78 DEGREES 14 MINUTES 49 SECONDS EAST 79.70 FEET; AND (19) SOUTH 88 DEGREES 29 MINUTES 11 SECONDS EAST 21.33 FEET TO THE THREAD OF A SMALL SPRING BRANCH AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEING SAID HELMS SURVEY CAP; THENCE ALONG THE THREAD OF THE SPRING BRANCH, BEING APPROXIMATED BY THE FOLLOWING SEVEN (7) COURSES: (1) SOUTH 02 DEGREES 39 MINUTES 12 SECONDS EAST 25.81 FEET; (2) SOUTH 77 DEGREES 21 MINUTES 04 SECONDS EAST 38.69 FEET; (3) SOUTH 32 DEGREES 54 MINUTES 50 SECONDS WEST 33.18 FEET; (4) SOUTH 42 DEGREES 16 MINUTES 08 SECONDS EAST 50.54 FEET; (5) SOUTH 51 DEGREES 55 MINUTES 22 SECONDS WEST 26.38 FEET; (6) SOUTH 31 DEGREES 41 MINUTES 34 SECONDS EAST 120.47 FEET; AND (7) SOUTH 25 DEGREES 53 MINUTES 31 SECONDS EAST 5.10 FEET TO THE SOUTH LINE OF SAID SECTION 34, ALSO BEING THE NORTH LINE OF SAID SECTION 3, AND BEING MONUMENTED BY 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE, ALONG SAID SECTION LINE, NORTH 89 DEGREES 58 MINUTES 19 SECONDS EAST, PASSING A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP AT 1,351.59 FEET, 1,376.59 FEET IN ALL TO THE THREAD OF WILLOW CREEK; THENCE ALONG THE THREAD OF WILLOW CREEK, BEING APPROXIMATED BY THE FOLLOWING NINE (9) COURSES: (1) NORTH 29 DEGREES 33 MINUTES 22 SECONDS WEST 15.15 FEET; (2) NORTH 13 DEGREES 55 MINUTES 31 SECONDS WEST 183.39 FEET; (3) NORTH 26 DEGREES 31 MINUTES 33 SECONDS WEST 83.26 FEET; (4) NORTH 56 DEGREES 41 MINUTES 47 SECONDS WEST 97.80 FEET; (5) NORTH 87 DEGREES 05 MINUTES 52 SECONDS WEST 64.98 FEET; (8) NORTH 40 DEGREES 29 MINUTES 56 SECONDS WEST 27.49 FEET; (7) NORTH 05 DEGREES 44 MINUTES 55 SECONDS WEST 26.38 FEET; (8) NORTH 25 DEGREES 38 MINUTES 53 SECONDS EAST 59.45 FEET; AND (9) NORTH 25 DEGREES 35 MINUTES 55 SECONDS WEST 15.76 FEET TO THE INTERSECTION OF SAID WILLOW CREEK WITH THE THREAD OF A SMALL TRIBUTARY CREEK (POSSIBLE FORMER BED OF LICK CREEK AS RECORDED IN DEED RECORD 157, PAGE 762); THENCE ALONG SAID TRIBUTARY CREEK, BEING APPROXIMATED BY THE FOLLOWING THREE (3) COURSES: (1) NORTH 33 DEGREES 38 MINUTES 18 SECONDS EAST 87.07 FEET; (2) NORTH 26 DEGREES 27 MINUTES 24 SECONDS EAST 66.65 FEET AND (3) NORTH 09 DEGREES 11 MINUTES 50 SECONDS EAST 91.32 FEET; THENCE, ALONG A LINE PARALLEL WITH AND 660.00 FEET NORTH OF THE SOUTH LINE OF SAID SECTION 34, NORTH 89 DEGREES 58 MINUTES 19 SECONDS EAST PASSING A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP AT 35.00 FEET, 483.19 FEET IN ALL TO A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE ALONG AN OLD FENCE AND TREE LINE, SOUTH 01 DEGREE 19 MINUTES 16 SECONDS WEST; PASSING THE SOUTH LINE OF SAID SECTION 34 AT 660.18 FEET AND PASSING A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP AT 1,163.89 FEET, 1,188.89 FEET IN ALL TO THE THREAD OF WILLOW CREEK; THENCE, AT RIGHT ANGLES TO THE PREVIOUS COURSE, NORTH 88 DEGREES 40 MINUTES 44 SECONDS WEST 75.44 FEET TO A 5/8 REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE, AT RIGHT ANGLES TO THE PREVIOUS COURSE AND ALONG AN OLD FENCE, SOUTH 01 DEGREE 19 MINUTES 16 SECONDS WEST 530.55 FEET TO THE NORTHEAST CORNER OF THE TRACT OF LAND DESCRIBED IN DEED TO DON VINCENT, ET UX. AS RECORDED IN DEED RECORD 141, PAGE 475 IN SAID RECORDER'S OFFICE AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE, ALONG THE NORTHERN BOUNDARY OF SAID VINCENT TRACT, NORTH 83 DEGREES 03 MINUTES 31 SECONDS WEST 260.00 FEET TO THE NORTHWEST CORNER OF SAID VINCENT TRACT, ALSO BEING THE EAST BOUNDARY OF A 30-FOOT DRIVEWAY AS

DESCRIBED IN DEED RECORD 157, PAGE 762 IN SAID RECORDER'S OFFICE, AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE, ALONG THE WEST BOUNDARY OF SAID VINCENT TRACT AND THE EAST BOUNDARY OF SAID 30-FOOT DRIVEWAY, SOUTH 01 DEGREE 19 MINUTES 16 SECONDS WEST 420.00 FEET TO THE CENTER OF COUNTY ROAD 25 SOUTH (FORMERLY KNOWN AS THE OLD FRENCH LICK-PAOLI ROAD) AND BEING MONUMENTED BY A MAGNETIC NAIL SET FLUSH WITH A BRASS TAG INSCRIBED "D.L. HELMS RLS 29600022"; THENCE, ALONG THE CENTER OF COUNTY ROAD 25 SOUTH, NORTH 83 DEGREES 03 MINUTES 31 SECONDS WEST 30.14 FEET TO THE WEST BOUNDARY OF SAID 30-FOOT DRIVEWAY AND BEING MONUMENTED BY A MAGNETIC NAIL SET FLUSH WITH SAID HELMS BRASS TAG; THENCE, ALONG SAID WEST BOUNDARY, NORTH 01 DEGREE 19 MINUTES 16 SECONDS EAST 420.00 FEET TO A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE NORTH 86 DEGREES 32 MINUTES 07 SECONDS WEST 368.56 FEET TO THE SOUTHEAST CORNER OF THE HILLTOP LOT AS DESCRIBED IN DEED RECORD 130, PAGE 480 IN THE OFFICE OF SAID RECORDER AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE, ALONG THE BOUNDARY OF SAID HILLTOP LOT THE FOLLOWING ELEVEN (11) COURSES: (1) NORTH 00 DEGREES 32 MINUTES 57 SECONDS WEST 225.84 FEET; (2) NORTH 12 DEGREES 04 MINUTES 19 SECONDS WEST 43.11 FEET; (3) NORTH 23 DEGREES 12 MINUTES 41 SECONDS WEST 72.09 FEET; (4) NORTH 34 DEGREES 20 MINUTES 27 SECONDS WEST 89.88 FEET; (5) NORTH 56 DEGREES 37 MINUTES 09 SECONDS WEST 48.98 FEET TO A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; (6) SOUTH 51 DEGREES 26 MINUTES 32 SECONDS WEST 294.74 FEET; (7) SOUTH 62 DEGREES 47 MINUTES 14 SECONDS WEST 44.30 FEET; (8) SOUTH 73 DEGREES 55 MINUTES 08 SECONDS WEST 143.93 FEET; (9) SOUTH 50 DEGREES 43 MINUTES 38 SECONDS WEST 123.57 FEET; (10) SOUTH 44 DEGREES 28 MINUTES 33 SECONDS WEST 327.89 FEET TO THE EASTERN BOUNDARY OF A 50-FOOT ROADWAY EASEMENT AS DESCRIBED IN DEED RECORD 157, PAGE 761 IN SAID RECORDER'S OFFICE AND (11) SOUTH 21 DEGREES 56 MINUTES 48 SECONDS WEST, ALONG SAID EASTERN BOUNDARY 36.71 FEET TO THE INTERSECTION OF THE NORTHERN BOUNDARY OF COUNTY ROAD 25 SOUTH (FORMERLY KNOWN AS THE OLD FRENCH LICK-PAOLI ROAD, WITH A TOTAL RIGHT OF WAY WIDTH OF 35 FEET) AND BEING MONUMENTED BY A MAGNETIC NAIL SET FLUSH WITH SAID HELMS BRASS TAG; THENCE ALONG SAID NORTHERN BOUNDARY OF COUNTY ROAD 25 SOUTH THE FOLLOWING TWO (2) COURSES: (1) SOUTH 76 DEGREES 08 MINUTES 49 SECONDS WEST 21.03 FEET AND (2) SOUTH 74 DEGREES 20 MINUTES 39 SECONDS WEST 253.56 FEET TO THE EAST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 3 AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE, ALONG SAID EAST LINE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST 957.11 FEET TO THE SOUTHWEST CORNER OF A 0.28 ACRE TRACT AS RECORDED IN DEED RECORD 157, PAGE 770 IN THE OFFICE OF SAID RECORDER AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST 100.00 FEET TO THE SOUTHEAST CORNER OF SAID 0.28 ACRE TRACT AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST 120.00 FEET TO THE NORTHEAST CORNER OF SAID 0.28 ACRE TRACT AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST 100.00 FEET TO THE NORTHWEST CORNER OF SAID 0.28 ACRE TRACT WHICH LIES ON THE EAST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 3 AND BEING MONUMENTED BY A 5/8 INCH REBAR SET FLUSH BEARING SAID HELMS SURVEY CAP; THENCE, ALONG SAID EAST LINE, NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST 150.00 FEET TO THE POINT OF BEGINNING OF THIS DESCRIPTION AND CONTAINING

131.657 ACRES, MORE OR LESS. THE BEARING SYSTEM OF THIS DESCRIPTION IS BASED ON THE WEST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 3 BEING NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST. THE SURVEY PERFORMED TO COMPLETE THIS DESCRIPTION WAS CONDUCTED OCTOBER 7 THRU 24, 1997 BY LANDMARK SURVEYING CO., INC. AND CERTIFIED BY DARREN L. HELMS, R.L.S. 29600022.

SUBJECT TO A 50-FOOT RIGHT OF WAY FOR THE RIGHT OF INGRESS AND EGRESS FROM COUNTY ROAD 25 SOUTH (FORMERLY KNOWN AS THE OLD FRENCH LICK-PAOLI ROAD) TO THE 0.28 ACRE TRACT, DESCRIBED IN DEED RECORD 133, PAGE 599 IN THE OFFICE OF THE RECORDER OF ORANGE COUNTY, INDIANA. THIS RIGHT OF WAY WAS ORIGINALLY GRANTED IN DEED RECORD 133, PAGE 599 AND FURTHER CLARIFIED IN DEED RECORD 157, PAGE 761 WITH BOTH DOCUMENTS BEING RECORDED IN SAID RECORDER'S OFFICE. THE CENTER LINE OF SAID 50-FOOT RIGHT OF WAY BEING DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH QUARTER CORNER OF SECTION 3, TOWNSHIP 1 NORTH, RANGE 1 WEST OF THE SECOND PRINCIPAL MERIDIAN, PAOLI TOWNSHIP, ORANGE COUNTY INDIANA; THENCE, ALONG THE EAST LINE OF THE NORTHWEST QUARTER OF SAID SECTION, SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST 150.00 FEET TO THE NORTHWEST CORNER OF A 0.28 ACRE TRACT AS RECORDED IN DEED RECORD 157, PAGE 770; THENCE, ALONG THE NORTH LINE OF SAID 0.28 ACRE TRACT, NORTH 90 DEGREES 00 MINUTES 00 EAST 78.19 FEET TO THE CENTER OF AN EXISTING CRUSHED STONE DRIVEWAY AND BEING THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE ALONG THE CENTER OF SAID DRIVEWAY THE FOLLOWING TWENTY (20) COURSES: (1) NORTH 29 DEGREES 08 MINUTES 39 SECONDS EAST 40.20 FEET; (2) NORTH 59 DEGREES, 38 MINUTES 10 SECONDS EAST 37.38 FEET; (3) SOUTH 85 DEGREES 59 MINUTES 57 SECONDS EAST 82.40 FEET; (4) SOUTH 75 DEGREES 51 MINUTES 20 SECONDS EAST 172.25 FEET; (5) SOUTH 74 DEGREES 09 MINUTES 12 SECONDS EAST 150.17 FEET; (6) SOUTH 68 DEGREES 08 MINUTES 10 SECONDS EAST 115.35 FEET; (7) SOUTH 56 DEGREES 10 MINUTES 34 SECONDS EAST 104.77 FEET; (8) SOUTH 30 DEGREES 02 MINUTES 21 SECONDS EAST 111.63 FEET; (9) SOUTH 03 DEGREES 47 MINUTES 17 SECONDS EAST 65.68 FEET; (10) SOUTH 17 DEGREES 13 MINUTES 43 SECONDS WEST 99.55 FEET; (11) SOUTH 43 DEGREES 02 MINUTES 39 SECONDS WEST 64.16 FEET; (12) SOUTH 60 DEGREES 02 MINUTES 14 SECONDS WEST 86.63 FEET; (13) SOUTH 69 DEGREES 56 MINUTES 13 SECONDS WEST 86.28 FEET; (14) SOUTH 63 DEGREES 36 MINUTES 45 SECONDS WEST 75.28 FEET; (15) SOUTH 46 DEGREES 02 MINUTES 42 SECONDS WEST 74.42 FEET; (16) SOUTH 32 DEGREES 54 MINUTES 50 SECONDS WEST 51.08 FEET; (17) SOUTH 25 DEGREES 32 MINUTES 21 SECONDS WEST 66.48 FEET; (18) SOUTH 23 DEGREES 22 MINUTES 51 SECONDS WEST 153.16 FEET; (19) SOUTH 25 DEGREES 01 MINUTE 42 SECONDS WEST 131.77 FEET AND (20) SOUTH 21 DEGREES 39 MINUTES 58 SECONDS WEST 54.07 FEET TO THE NORTHERN RIGHT OF WAY OF COUNTY ROAD 25 SOUTH (FORMERLY KNOWN AS THE OLD FRENCH LICK-PAOLI ROAD) WHICH HAS A TOTAL RIGHT OF WAY OF 35 FEET. THE SIDELINES OF THE ABOVE DESCRIBED 50-FOOT RIGHT OF WAY IS TO BE EXTENDED OR SHORTENED TO TERMINATE ON THE NORTH AND EAST BOUNDARY OF SAID 0.28 ACRE TRACT AND THE NORTHERN BOUNDARY OF COUNTY ROAD 25 SOUTH. THE BEARING SYSTEM OF THIS DESCRIPTION IS BASED ON THE WEST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 3 BEING NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST. THE SURVEY PERFORMED TO COMPLETE THIS DESCRIPTION WAS CONDUCTED OCTOBER 7 THRU 24, 1997 BY LANDMARK SURVEYING CO., INC. AND CERTIFIED BY DARREN L. HELMS, R.L.S. 29600022.

ALSO SUBJECT TO ALL OTHER LEGAL EASEMENTS, AGREEMENTS, RESTRICTIONS, LEASES AND RIGHTS OF WAYS.

SOURCE OF TITLE: BEING THE SAME AS AND LYING ENTIRELY WITHIN THE LAND DESCRIBED IN DEED TO PAOLI PEAKS, INC. AS RECORDED IN DEED RECORD 132, PAGE 749; DEED RECORD 140; PAGE 556-557; DEED RECORD 140, PAGE 559 AND DEED RECORD 157, PAGE 762-763 WITH ALL DOCUMENTS BEING FILED IN THE OFFICE OF THE RECORDER OF ORANGE COUNTY, INDIANA.

TRACT 2:

ALSO:

A PART OF THE SOUTH HALF OF SECTION 34, TOWNSHIP 2 NORTH, RANGE 1 WEST, PAOLI TOWNSHIP, ORANGE COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

COMMENCING AT A STEEL I-BEAM MARKING THE NORTH QUARTER CORNER OF SECTION 3, TOWNSHIP 1 NORTH, RANGE 1 WEST;

THENCE N 89° 58' 19" E, WITH THE NORTH LINE OF SAID SECTION, A DISTANCE OF 198.71 FEET TO A 5/8 INCH REBAR IN THE THREAD OF A SPRING BRANCH (THE THREAD BEING THE DEFINED AS MIDWAY BETWEEN THE LOW WATER MARKS AS THE CHANNEL EXISTED ON MARCH 6, 1979) AND THE POINT OF BEGINNING;

THENCE CONTINUE N 89° 58' 19" E, WITH THE NORTH LINE OF SAID SECTION, A DISTANCE OF 1376.59 FEET (PASSING OVER A 5/8 INCH REBAR AT 1351.59 FEET) TO THE THREAD OF WILLOW CREEK;

THENCE WITH SAID THREAD OF WILLOW CREEK, BEING APPROXIMATED BY THE FOLLOWING NINE (9) COURSES:

ARTICLE 12 N 29° 33' 22" W A DISTANCE OF 15.15 FEET;

ARTICLE 13 N 13° 55' 31" W A DISTANCE OF 183.39 FEET;

ARTICLE 14 N 26° 31' 33" W A DISTANCE OF 83.26 FEET;

ARTICLE 15 N 56° 41' 47" W A DISTANCE OF 97.80 FEET;

ARTICLE 16 N 87° 05' 52" W A DISTANCE OF 64.98 FEET;

ARTICLE 17 N 40° 29' 56" W A DISTANCE OF 27.49 FEET;

ARTICLE 18 N 05° 44' 55" W A DISTANCE OF 26.38 FEET;

ARTICLE 19 N 25° 38' 53" E A DISTANCE OF 59.45 FEET; AND

ARTICLE 20 N 25° 35' 55" W A DISTANCE OF 15.76 FEET TO THE INTERSECTION OF SAID WILLOW CREEK WITH THE THREAD OF A SMALL TRIBUTARY CREEK (POSSIBLY FORMER BED OF LICK CREEK, AS RECORDED IN DEED RECORD 157, PAGE 762 OF THE ORANGE COUNTY RECORDER'S OFFICE);

THENCE CONTINUE WITH THE THREAD OF SAID WILLOW CREEK WESTERLY AND NORTHERLY A DISTANCE OF 350 FEET, MORE OR LESS, TO THE THREAD OF LICK CREEK:

THENCE SOUTHWESTERLY WITH THE THREAD OF SAID LICK CREEK A DISTANCE OF 950.00 FEET, MORE OR LESS, TO THE THREAD OF SAID SPRING BRANCH;

THENCE WITH THE THREAD OF SAID SPRING BRANCH APPROXIMATED BY THE FOLLOWING EIGHT (8) COURSES:

SOUTHERLY A DISTANCE OF 20 FEET, MORE OR LESS, TO A 5/8 INCH REBAR;

S 02° 39' 12" E A DISTANCE OF 25.81 FEET;

S 77° 21' 04" E A DISTANCE OF 38.69 FEET;

S 32° 54' 50" W A DISTANCE OF 33.18 FEET;

S 42° 16' 08" E A DISTANCE OF 50.54 FEET;

S 51° 55' 22" W A DISTANCE OF 26.38 FEET;

S 31° 41' 34" E A DISTANCE OF 120.47 FEET; AND

S 25° 53' 51" E A DISTANCE OF 5.10 FEET TO THE POINT OF BEGINNING, CONTAINING 10 ACRES, MORE OR LESS.

EXCEPT THEREFROM

A PART OF THE WEST HALF OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 3,

TOWNSHIP 1 NORTH, RANGE 1 WEST, PAOLI TOWNSHIP, ORANGE COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF SAID QUARTER-QUARTER SECTION 270 FEET SOUTH OF THE NORTHWEST CORNER OF SAID QUARTER-QUARTER SECTION; ALSO, SAID POINT OF BEGINNING IS THE SOUTHWEST CORNER OF THE JERRY J. FUHS TRACT (DEED RECORD 157, PAGE 770); THENCE EAST 110.00 FEET ALONG THE SOUTH LINE OF SAID TRACT TO AN IRON PIN; THENCE SOUTH 290.00 FEET TO AN IRON PIN; THENCE WEST 110.00 FEET TO AN IRON PIN IN THE WEST LINE OF SAID QUARTER-QUARTER SECTION; THENCE NORTH 290.00 FEET TO THE POINT OF BEGINNING AND CONTAINING 0.73 ACRE MORE OR LESS.

ALSO, THE RIGHT OR INGRESS AND EGRESS OVER AND ACROSS THAT PORTION OF LAND WHICH LIES NORTH OF THE NORTH LINE OF THE ABOVE DESCRIBED 0.73-ACRE TRACT TO THE CENTERLINE OF AN EXISTING DRIVEWAY.

ALSO, A RIGHT-OF-WAY FOR THE RIGHT OF INGRESS AND EGRESS FOR THE PURCHASERS AND ANY ASSIGNEES, RENTORS, OR VISITORS TO SAID PROPERTY OVER AN EXISTING DRIVEWAY FROM THE COUNTY ROAD TO THE ABOVE DESCRIBED REAL ESTATE. SAID EASEMENT IS THE SAME PLUS CERTAIN ADDITIONAL THAT WAS STIPULATED PREVIOUSLY BY THE PREVIOUS GRANTORS TO PAOLI PEAKS, INC. WHICH AGREEMENT AND EASEMENT MAY NOT BE OF RECORD.

LEGAL DESCRIPTION FURNISHED BY KENNETH R. BROSMER, L.S. 80880037, STATE OF INDIANA.

EXCEPT THEREFROM:

A PART OF THE SOUTHEAST QUARTER OF SECTION 34, TOWNSHIP 2 NORTH, RANGE 1 WEST AND A PART OF THE NORTHEAST QUARTER OF SECTION 3, TOWNSHIP 1 NORTH, RANGE 1 WEST, ALL IN PAOLI TOWNSHIP, ORANGE COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

COMMENCING AT A STEEL I-BEAM MARKING THE NORTH QUARTER CORNER OF SAID SECTION 3;

THENCE N 89° 58' 19" E, WITH THE NORTH LINE OF SAID SECTION, A DISTANCE OF 1575.30 FEET (PRESSING OVER A 5/8 INCH REBARS AT 198.71 FEET AND AT 1550.30 FEET) TO THE THREAD OF WILLOW CREEK (THE THREAD BEING DEFINED AS MIDWAY BETWEEN THE LOW WATER MARKS AS THE CHANNEL EXISTED ON MARCH 6, 1979 AND THE POINT OF BEGINNING; THENCE WITH SAID THREAD OF WILLOW CREEK, BEING APPROXIMATED BY THE FOLLOWING NINE (9) COURSES:

N 29° 33' 22" W A DISTANCE OF 15.15 FEET;

N 13° 55' 31" W A DISTANCE OF 183.39 FEET;

N 26° 31' 33" W A DISTANCE OF 83.26 FEET;

N 56° 41' 47" W A DISTANCE OF 97.80 FEET;

N 87° 05' 52" W A DISTANCE OF 64.98 FEET;

N 40° 29' 56" W A DISTANCE OF 27.49 FEET;

N 05° 44' 55" W A DISTANCE OF 26.38 FEET;

N 25° 38' 53" E A DISTANCE OF 59.45 FEET; AND

N 25° 35' 55" W A DISTANCE OF 15.76 FEET TO THE INTERSECTION OF SAID WILLOW CREEK WITH THE THREAD OF A SMALL TRIBUTARY CREEK (POSSIBLY FORMER BED OF LICK CREEK AS RECORDED IN DEED RECORD 157, PAGE 762 OF THE ORANGE COUNTY RECORDER'S OFFICE);

THENCE WITH THE THREAD OF SAID TRIBUTARY CREEK, BEING APPROXIMATED BY THE FOLLOWING THREE (3) COURSES:

20.1 N 33° 38' 18" E A DISTANCE OF 87.07 FEET;
20.2 N 26° 27' 24" E A DISTANCE OF 66.65 FEET;
20.3 N 09° 11' 50" E A DISTANCE OF 91.32 FEET;

THENCE LEAVING SAID TRIBUTARY CREEK, AND ON A LINE PARALLEL WITH AND 650.00 FEET NORTH OF THE SOUTH LINE OF SAID SECTION 34, N 89° 58' 19' E A DISTANCE OF 483.19 FEET TO A 5/8 INCH REBAR (PASSING OVER A 5/8 INCH REBAR AT 35.00 FEET);

THENCE ALONG AN OLD FENCE AND TREE LINE 5 01° 19' 16" W A DISTANCE OF 660.18 FEET TO THE SOUTH LINE OF SAID SECTION 34;

THENCE CONTINUE S 01° 19' 16" W A DISTANCE OF 503.71 FEET TO A 5/8 INCH REBAR;

THENCE CONTINUE S 01° 19' 16" W A DISTANCE OF 25.00 FEET TO THE THREAD OF SAID WILLOW CREEK;

THENCE NORTHWESTERLY WITH THE THREAD OF SAID WILLOW CREEK TO THE POINT OF BEGINNING, CONTAINING 5.44 ACRES, MORE OR LESS.

SUBJECT TO ALL EASEMENTS, RESTRICTIONS AND RESERVATIONS OF RECORD.

PARCEL 2:

LEASE TRACT LAND BOUNDARY DESCRIPTION

THAT PORTION OF THE NORTH HALF OF THE NORTHWEST QUARTER OF SECTION 3, TOWNSHIP 1 NORTH, RANGE 1 WEST OF THE SECOND PRINCIPAL MERIDIAN, PAOLI TOWNSHIP, ORANGE COUNTY, INDIANA; BEING DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTH QUARTER CORNER OF SAID SECTION AND BEING MONUMENTED BY A STEEL I- BEAM WITH A FLANGE WIDTH OF 4 INCHES AND A DEPTH OF 8 INCHES WHICH IS EXPOSED 54 INCHES; THENCE, ALONG THE EAST LINE OF SAID HALF-QUARTER SECTION, SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, PASSING A 5/8 INCH REBAR SET FLUSH BEARING A SURVEY CAP INSCRIBED "D.L. HELMS RLS 29600022" AT 1,227.11 FEET ON THE NORTHERN RIGHT OF WAY OF COUNTY ROAD 25 SOUTH (FORMERLY KNOWN AS THE OLD FRENCH LICK-PAOLI ROAD WHICH HAS A TOTAL RIGHT OF WAY WIDTH OF 35 FEET), 1,245.28 FEET IN ALL TO A MAGNETIC NAIL SET FLUSH WITH A BRASS TAG INSCRIBED "D.L. HELMS RLS 29600022" IN THE CENTER OF COUNTY ROAD 25 SOUTH; THENCE ALONG THE CENTER OF SAID ROAD THE FOLLOWING THE FOLLOWING THREE (3) COURSES: (1) SOUTH 74 DEGREES 20 MINUTES 39 SECONDS WEST 38.45 FEET, (2) SOUTH 74 DEGREES 28 MINUTES 05 SECONDS WEST 177.06 FEET AND (3) SOUTH 74 DEGREES 39 MINUTES 54 SECONDS WEST 148.07 FEET TO THE SOUTH LINE OF SAID HALF-QUARTER SECTION AND BEING MONUMENTED BY A MAGNETIC NAIL SET FLUSH WITH SAID HELMS BRASS TAG; THENCE, ALONG SAID SOUTH LINE, SOUTH 89 DEGREES 51 MINUTES 44 SECONDS WEST 560.32 FEET TO THE CENTER OF COUNTY ROAD 25 SOUTH AND BEING MONUMENTED BY A MAGNETIC NAIL SET FLUSH WITH SAID HELMS BRASS TAG; THENCE ALONG THE CENTER OF SAID ROAD THE FOLLOWING SEVENTEEN (17) COURSES: (1) NORTH 67 DEGREES 42 MINUTES 06 SECONDS WEST 310.86 FEET; (2) NORTH 67 DEGREES 36 MINUTES 24 SECONDS WEST 200.51 FEET; (3) NORTH 67 DEGREES 26 MINUTES 31 SECONDS WEST 102.23 FEET (4) NORTH 66 DEGREES 46 MINUTES 11 SECONDS WEST 94.15 FEET; (5) NORTH 66 DEGREES 30 MINUTES 25 SECONDS WEST 98.95 FEET; (6) NORTH 66 DEGREES 03 MINUTES 50 SECONDS WEST 68.51 FEET; (7) NORTH 63 DEGREES 53 MINUTES 48 SECONDS WEST 76.54 FEET; (8) NORTH 53 DEGREES 28 MINUTES 22 SECONDS WEST 99.21 FEET; (9) NORTH 53 DEGREES 37 MINUTES 33 SECONDS WEST 98.95 FEET; (10) NORTH 67 DEGREES 28 MINUTES 18 SECONDS WEST 74.93 FEET; (11) NORTH 73 DEGREES 35 MINUTES 08 SECONDS WEST 57.35 FEET; (12) NORTH 79 DEGREES 12 MINUTES 19 SECONDS WEST 148.78 FEET; (13) NORTH 79 DEGREES 52 MINUTES 19 SECONDS WEST 113.87 FEET; (14) NORTH 76 DEGREES 58 MINUTES 02 SECONDS WEST 71.67 FEET; (15) NORTH 72 DEGREES 17 MINUTES 17 SECONDS WEST 68.28 FEET; (16) NORTH 67

DEGREES 49 MINUTES 56 SECONDS WEST 107.23 FEET AND (17) NORTH 68 DEGREES 41 MINUTES 13 SECONDS WEST 67.64 FEET TO THE WEST LINE OF SAID HALF-QUARTER SECTION AND BEING MONUMENTED BY A MAGNETIC NAIL SET FLUSH WITH SAID HELMS BRASS TAG; THENCE, ALONG SAID WEST LINE, NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST 682.56 FEET TO THE NORTHWEST CORNER OF SAID SECTION AND BEING MONUMENTED BY A 5/8 INCH DIAMETER COPPER ROD FOUND EXPOSED 3 INCHES BESIDE A DISTURBED SANDSTONE WITH A CHISELED "+"; THENCE ALONG THE NORTH LINE OF SAID HALF-QUARTER SECTION, NORTH 89 DEGREES 51 MINUTES 44 SECONDS EAST 2,643.83 FEET TO THE POINT OF BEGINNING AND CONTAINING 67.002 ACRES, MORE OR LESS. THE BEARING SYSTEM OF THIS DESCRIPTION IS BASED ON THE WEST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 3 BEING NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST. THE SURVEY PERFORMED TO COMPLETE THIS DESCRIPTION WAS CONDUCTED OCTOBER 7 THRU 24, 1997 BY LANDMARK SURVEYING CO., INC. AND CERTIFIED BY DARREN L. HELMS, R.L.S

SNOW CREEK

Exhibit "A"

A TRACT OF LAND DESCRIBED AS FOLLOWS: COMMENCING AT THE WEST QUARTER OF SECTION 20, TOWNSHIP 54 NORTH, RANGE 36 WEST, PLATTE COUNTY, MISSOURI; THENCE ALONG SECTION LINE, SOUTH 00° 24' 29" WEST 599.71 FEET TO AN IRON BAR ESTABLISHED BY GENE BUZZARD, L.S. 1463, IN A SURVEY COMPLETED MAY 20, 1983, SAID POINT ALSO BEING THE SOUTHEAST CORNER OF A TRACT OF LAND AS DESCRIBED THROUGH "CORRECTION DEED" RECORDED IN BOOK 665, PAGE 479, AND BOOK 665, PAGE 480; THENCE ALONG THE SOUTHERN BOUNDARY OF SAID TRACT, NORTH 88° 54' 43" WEST 746.26 FEET TO AN IRON BAR PREVIOUSLY ESTABLISHED BY GENE BUZZARD, L.S. 1463; THENCE SOUTH 00° 13' 43" EAST 184.60 FEET; THENCE ALONG AN EXISTING ANCIENT FENCE, NORTH 89° 29' 18" WEST 1134.00 FEET ALONG A LINE SURVEYED APRIL, 1913 BY WALTER SPRATT, RECORDED IN SURVEY BOOK PAGE 34 AND 35, SAID POINT FALLING IN THE CENTERLINE OF THE OLD ROAD RUNNING FROM IATAN TO WESTON; THENCE SOUTH 12° 11' 58" EAST 100.00 FEET; THENCE SOUTH 80° 33' 43" WEST 90.00 FEET TO THE EASTERN RIGHT OF WAY OF AN ABANDONED RAILROAD; THENCE ALONG SAID RIGHT OF WAY SOUTH 34° 57' 52" EAST 132.00 FEET; THENCE SOUTH 55° 01' 50" WEST 148.06 FEET TO A POINT 50.00 FEET EASTERLY OF THE CENTERLINE OF THE EXISTING PRESENT RAILROAD TRACKS; THENCE ALONG A LINE 50.00 FEET EAST OF, AND PARALLEL TO, SAID CENTERLINE SOUTH 37° 13' 59" EAST 1550.35 FEET; THENCE CONTINUING ALONG RIGHT OF WAY, SOUTH 40° 07' 04" EAST 460.29 FEET TO THE SOUTH LINE OF SECTION 19; THENCE ALONG SECTION LINE, SOUTH 88° 59' 34" EAST 777.43 FEET TO THE SOUTHWEST CORNER OF SECTION 20; THENCE ALONG SECTION LINE, SOUTH 00° 19' 20" EAST 914.95 FEET TO THE EASTERN RIGHT OF WAY OF THE EXISTING RAILROAD; THENCE ALONG SAID RIGHT OF WAY, SOUTH 40° 07' 04" EAST 3624.17 FEET; THENCE CONTINUING ALONG RIGHT OF WAY, HAVING A CENTERLINE BEARING OF SOUTH 45° 06' 07" EAST 2018.77 TO THE INTERSECTION OF SAID RIGHT OF WAY AND THE NORTHERN MEANDER LINE OF A TRACT OF LAND AS RECORDED IN BOOK 638, PAGE 865, AS SURVEYED IN JANUARY, 1904, BY W.E. MOUTAGUSS; THENCE ALONG SAID LINE, NORTH 47° 29' 51" EAST 451.11 FEET (NORTH 48° EAST 462 FEET RECORD); THENCE NORTH 44° 55' 52" EAST 334.62 FEET (NORTH 40° EAST 334.62 FEET RECORD); THENCE NORTH 13° 18' 26" EAST 257.33 FEET (NORTH 12° EAST 257.40 FEET RECORD); THENCE NORTH 36° 14' 50" EAST 245.35 FEET (NORTH 33° EAST 244.20 FEET RECORD); THENCE NORTH 13° 53' 45" EAST 128.70 FEET (NORTH 12° 30' EAST 128.70 FEET RECORD); THENCE NORTH 26° 22' 35" EAST 214.56 FEET (NORTH 26° EAST 214.50 FEET RECORD); THENCE SOUTH 88° 06' 21" EAST

559.97 FEET (EAST 582.12 FEET RECORD) TO THE EAST LINE OF SECTION 29, SAID POINT BEING 1584.00 FEET NORTH OF THE SOUTHEAST CORNER OF SAID SECTION; THENCE ALONG SECTION LINE, NORTH 00° 52' 38" EAST 1073.94 FEET TO THE EAST QUARTER CORNER OF SAID SECTION 29; THENCE ALONG QUARTER SECTION LINE, NORTH 88° 21' 21" WEST 1314.59 FEET TO QUARTER QUARTER SECTION LINE; THENCE ALONG SAID LINE, NORTH 00° 06' 05" EAST 1321.81 FEET; THENCE ALONG QUARTER SECTION LINE, NORTH 86° 27' 12" WEST 358.33 FEET TO A 22" X 12" X 4" LIMESTONE SET BY W.H. DAUGHERTY, PLATTE COUNTY SURVEYOR, MAY 10, 1883; THENCE 00° 50' 08" EAST 1306.51 FEET TO THE NORTH LINE OF SAID SECTION 29; THENCE ALONG SECTION LINE, NORTH 89° 34' 58" EAST 340.61 FEET; THENCE NORTH 00° 10' 05" EAST 1313.11 FEET TO THE QUARTER QUARTER SECTION LINE; THENCE ALONG SAID LINE, NORTH 89° 19' 42" WEST 1319.37 FEET TO A STONE FOUND AT THE EAST QUARTER CORNER OF THE SOUTHWEST QUARTER OF SECTION 20; THENCE CONTINUING ALONG QUARTER QUARTER SECTION LINE, NORTH 88° 31' 01" WEST 1313.78 FEET TO QUARTER QUARTER SECTION LINE; THENCE ALONG SAID LINE, NORTH 00° 09' 38" WEST 1333.56 FEET TO A STONE FOUND AT THE NORTH QUARTER CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 20; THENCE NORTH 88° 33' 20" WEST 1314.19 FEET TO THE POINT OF BEGINNING, LESS ANY PART, IF ANY, TAKEN OR USED FOR ROADS, ALL IN PLATTE COUNTY, MISSOURI, EXCEPT ALL THAT PART OF THE SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 54, RANGE 36, BOUNDED ON THE EAST BY THE LAND DESCRIBED IN THE FIRST PARAGRAPH OF THE LEGAL DESCRIPTION IN DEED IN BOOK 688, PAGE 689, BOUNDED ON THE NORTH BY THE EXTENSION OF THE LAST COURSE OF THE NORTH LINE OF THE ABOVE-DESCRIBED LAND (AS PARAGRAPH ONE IN DEED IN BOOK 688, PAGE 689) WESTERLY TO A POINT 50 FEET EAST OF THE CENTER LINE OF THE PRESENT RAILROAD TRACK, BOUNDED ON THE WEST BY A LINE PARALLEL TO AND 50 FEET EASTERLY DISTANCE FROM THE CENTER LINE OF THE PRESENT RAILROAD TRACK, BOUNDED ON THE SOUTH BY THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 54, RANGE 36. THE ABOVE DESCRIBED IS FURTHER DESCRIBED BY SURVEY BY GENE BUZZARD & ASSOCIATES, INC., ON MARCH 14, 1990, FILE NO. 889-851PSFF DESCRIBED AS FOLLOWS: ALL OF THE RIGHT OF WAY OF THE CHICAGO BURLINGTON AND QUINCY RAILROAD COMPANY LOCATED 60 FEET NORTHEASTERLY OF THE CENTERLINE OF THE MAIN TRACK OF SAID RAILROADS, BEING PARALLEL AND CONCENTRIC WITH SAID MAIN TRACK, BETWEEN THE NORTHERLY BANK OF MISSION CREEK AND THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SECTION 19, ALL BEING IN SAID SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 54 NORTH, RANGE 36 WEST, PLATTE COUNTY, STATE OF MISSOURI, CONTAINING 5 ACRES, MORE OR LESS, RECORDED IN BOOK 245, PAGE 507 IN THE OFFICE OF THE RECORDER OF DEEDS, PLATTE COUNTY, MISSOURI, EXCEPT FOR THAT PART RECORDED IN BOOK 558, PAGE 425 IN THE OFFICE OF RECORDER OF DEEDS, PLATTE COUNTY, MISSOURI, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A FOUND BAR AND CAP L.S. #1724 AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SECTION 19, TOWNSHIP 54 NORTH, RANGE 36 WEST, PLATTE COUNTY, MISSOURI; THENCE N 88° 59' 34" W, ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER, 747.19 FEET TO A POINT ON THE NORTHEAST RIGHT OF WAY LINE OF THE PREVIOUS MAIN LINE TRACK AND THE TRUE POINT OF BEGINNING; THENCE NORTHWESTERLY ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE OF THE PREVIOUS MAIN LINE TRACK ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 6825.55 FEET, AND AN ARC LENGTH OF 509.48 FEET; THENCE CONTINUING ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE OF THE PREVIOUS MAIN LINE TRACK N 33° 45' 25" W, 1652.77 FEET TO THE NORTHEASTERLY CORNER OF A TRACT CONVEYED TO MARTIN M. AND RUTH M. OHLHAUSEN, RECORDED IN BOOK 595, PAGE 601 IN THE OFFICE OF THE RECORDER OF DEEDS, PLATTE COUNTY, MISSOURI; THENCE S 51° 22' 05" W, ALONG THE

NORTHERLY LINE OF OHLHAUSEN TRACT, 147.22 FEET TO A POINT ON THE NORTHEASTERLY RIGHT OF WAY OF THE CHICAGO, BURLINGTON AND QUINCY RAILROAD COMPANY RIGHT OF WAY THAT IS 60 FEET NORTHEASTERLY MEASURED AT RIGHT ANGLES FROM THE NEW CENTERLINE OF SAID CHICAGO, BURLINGTON AND QUINCY RAILROAD COMPANY; THENCE S 37° 13' 59" E, ALONG A LINE THAT IS 60 FEET NORTHEASTERLY AND PARALLEL TO THE CENTERLINE OF SAID RAILROAD, 1404.51 FEET; THENCE ALONG A CURVE TO THE LEFT BEING 60 FEET AT RIGHT ANGLES AND CONCENTRIC WITH SAID CENTERLINE HAVING A RADIUS OF 11399.20 FEET WITH AN ARC LENGTH OF 574.10 FEET; THENCE S 40° 07' 04" E, 166.86 FEET, BEING 60 FEET AT RIGHT ANGLES AND PARALLEL TO SAID CENTERLINE OF RAILROAD, TO A POINT ON THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 19; THENCE S 88° 59' 34" E, ALONG SAID SOUTH LINE, 16.74 FEET TO THE TRUE POINT OF BEGINNING.

ATTITASH

Exhibit "A"

Legal Description

Real property in the City of Bartlett, County of Carroll, State of New Hampshire, described as follows:

Certain tracts or parcels of land, with the buildings and improvements thereon, situated in Bartlett, County of Carroll, State of New Hampshire, more particularly bounded and described as follows:

The first three parcels of land are shown as Parcels One, Two and Three on a plan entitled "Plan of Land for Transfer from Attitash Investment Trust to Bartlett Recreation Development Corp." by Robert T. Holloran, Registered Architect, and more particularly described:

Parcel One: Beginning at a point on the southerly side of Route 302 at the northerly side of the Maine Central Railroad right-of-way near Rogers Crossing, so-called, and thence running westerly and southwesterly along the southerly side of Route 302, a distance of 1850 feet to a point; thence turning and running southerly about 220 feet to the northwesterly side of said Maine Central Railroad right-of-way; thence turning and running northeasterly along said right-of-way about 1910 feet to the point of beginning.

Parcel Two: Beginning at a point on the northwesterly side of a roadway conveyed to the Town of Bartlett, shown on said plans as "Road-Town of Bartlett 66' Way", opposite the northeasterly corner of the land shown on said plans as "Alpine Village B" and thence running northeasterly along the northwesterly sideline of said roadway approximately 800 feet to a point opposite the northwesterly corner of the land shown on said plan as "Alpine Village A"; thence turning and running northerly about 110 feet to a point on the southeasterly side of said Maine Central Railroad right-of-way; thence turning and running southwesterly along the southeasterly sideline of said right-of-way, approximately 800 feet to a point; thence turning and running southerly about 110 feet to the point of beginning.

Parcel Three: Beginning at a point on the southeasterly side of Route 302 at the southwesterly side of said roadway conveyed to the Town of Bartlett and thence running southwesterly along the southeasterly sideline of said Route 302, a distance of 334 feet to a point; thence turning and running southeasterly about 220 feet to the northwesterly sideline of said Railroad right-of-way; thence turning and running northeasterly along the northwesterly side of said right-of-way, a distance of 334 feet to the said roadway; thence turning and running northwesterly along the southwesterly sideline Of said roadway about 220 feet to the point of beginning.

Parcel Four-A: Beginning at a point on the boundary line between the premises hereby conveyed and the White Mountain National Forest, marked by a moosewood post in a mound of stones, scribed Angle W Corner 24, and thence running South 83° 43' East, bounded southerly by the White Mountain National Forest about 4600 feet to a maple post in a mound of stones, scribed CC 1911 WSR, CC 120 R, Corner 25; thence running northerly, bounded easterly by the White Mountain National Forest by various courses, the straight line distance being about 4158 feet, to a concrete post with a brass cap set in a mound of stones, scribed CA 355; thence continuing northerly, bounded easterly by land now or formerly of Garland, along Stony Brook about 900 feet; thence South 59° West, bounded northwesterly by land now or formerly of Seemann a distance of 1353 feet; thence running North 3° East, bounded easterly by said land now or formerly of Seemann, a distance of 957 feet to an iron stake at the southeasterly corner of Lot No. 8 as shown on a plan entitled "Subdivision Plan, Land of Attitash Investment Trust, Bartlett, New Hampshire" dated June 1, 1963, by said Robert T. Holloran, recorded with the Carroll County Registry of Deeds; thence running South 83° West, bounded northerly by Lots No. 8, No. 9, No. 10 and Nos. 27 through 32 inclusive, as shown on last-mentioned plan, a distance of 1386 feet to an iron stake; thence continuing South 83° West a distance of 200 feet to the southwesterly corner of the tract shown on said last-mentioned plan; thence running northerly bounded easterly by said tract (which is labeled "Alpine Village A" on said first-mentioned plan), a distance of 720 feet, more or less, to a point on the southerly side of a roadway to be conveyed to the Town of Bartlett shown on said plan as "Road-Town of Bartlett 66' Way"; thence running southwesterly by the southeasterly sideline of said road, approximately 800 feet to a stone bound; thence running southerly, bounded westerly by said Alpine Village B as shown on said first-mentioned plan, a distance of 780 feet; thence running southwesterly, bounded northwesterly by said Alpine Village B to land now or formerly of Curry Associates and/or White Mountain National Forest; thence running South 4° West, bounded westerly by said land now or formerly of Curry Associates and/or White Mountain National Forest, about 4200 feet; thence running South 88° 54' East, bounded southerly by the White Mountain National Forest, about 1000 feet to the point of beginning.

The bearings recited in this description follow those of the abutting land of the White Mountain National Forest. The bearing of the Maine Central Railroad, according to railroad plans, is North 89° West, based upon a different North coordinate. The aforementioned roadway conveyed to the Town of Bartlett is parallel to the railroad; the westerly line of said Alpine Village A forms an angle of 71' with the sideline of said roadway; and the westerly line of said Alpine Village A and the easterly line of said Alpine Village B are parallel.

Parcel Four-B: A certain tract or parcel of land situated in Bartlett, County of Carroll, State of New Hampshire, shown on plan entitled "Plan of Land in Bartlett, N.H. A Portion of Property of Attitash Investment Trust, Subdivision Plan, Area B", surveyed by Thaddeus Thorne and recorded in the Carroll County Registry of Deeds in Plan Book 7, Page 61, which tract of land is more particularly bounded and described as follows:

Beginning at the northeast corner of the within described premises at land of Attitash Development Corporation; thence South 18° 30' West a distance of 965.5 feet, more or less, to the southeast corner of the within premises; thence turning and running North 89° West a distance of 1,689.5 feet, more or less, to a stone bound at land now or formerly of Curry Associates; thence turning and running North 18° 30' East a distance of 157 feet, more or less, by land of Curry Associates; thence turning and running North 89° West a distance of 35 feet, more or less, to land of Curry Associates; thence turning and running North 18° 30' East a distance of 695 feet, more or less, by land of Curry Associates; thence turning and running South 89° East a distance of 35 feet, more or less, by land of Curry Associates; thence turning and running North 18° 30' East a distance of 116.5 feet to land of the Maine Central Railroad Company; thence turning and running South 89° East by land of the Maine Central Railroad Company a distance of 1,689.5 feet, more or less, to the point of beginning.

Meaning and intending to convey all of Area B as shown on said plan.

Parcel Five: Beginning at a point at land now or formerly of Clinton R. Garland, Sr. and Attitash Development Corporation, said point being the northwest corner of the tract herein conveyed; thence running South 3° West, a distance of 957 feet along other land of Attitash Development Corporation to a point; thence turning and running North 58° East a distance of 1353 feet along other land of said Attitash Development Corporation to a point on the westerly bank of Stony Brook; thence turning and running northerly along the westerly bank of Stony Brook a distance of 400 feet, more or less, to a point; thence turning and running South 83° West a distance of 1155 feet along land of said Garland to the point of beginning.  Together with a right-of-way from this tract to the main highway, Route 302, twenty-five (25) feet in width, bordered on the East by the westerly bank of Stony Brook.

Parcel Six: Beginning on the south side of Route 302 at land now or formerly of Raymond Cannell and running southerly on land of said Cannell to land of the United States Government; thence running easterly on land of said Government to land formerly of Walter Chandler; thence running northerly on land formerly of Walter Chandler to the main highway; thence running westerly on said highway to the bound begun at.

Excepting and Reserving about two (2) acres previously deeded to Roland F. Gouin.

Parcel Seven: Beginning at the Southwest corner of the conveyed tract of land at land now or formerly of S. F. Rogers; thence running easterly on land of said Rogers to land owned, now or formerly, by C. H., W. S. and B. F. George; thence running northerly on land of said George to an elm tree, spotted and marked; thence running westerly on land of said George to the East line of the Lloyd L. Hall farm owned, now or formerly, by S. F. Rogers; thence turning southerly on said Rogers land to bound begun at.

Parcel Eight: Beginning at a pine tree spotted and marked, the corner of the lot of land owned, now or formerly, by C. H., W. S., and B. F. George; thence running southerly on land now or formerly of S. F. Rogers to land owned by the United States Government; thence running easterly on the Government land to land owned now or formerly by C. H., W. S. and B. F. George; thence running northerly on land of said George to a bound; thence running northerly on land of said George to a bound; thence running westerly on land of said George to the first-mentioned bound.

Parcel Nine: Beginning on the South side of Route 302; thence running southerly on the line of land formerly known as the White Farm to land formerly owned by Cannell; thence westerly on land formerly of said Cannell to land owned formerly by S. F. Rogers; thence running northerly on land formerly of said Rogers and said Cannell to the highway, thence running easterly on said highway to bound begun at.

Parcel Ten: Bounded on the East by land formerly of Frank Cannell; bounded on the South by land of the United States Government; bounded on the West by land now or formerly of Clifton R. and Fred L. Garland; bounded on the North by the State Road, known as Route 302.

Excepting from Parcel Ten, the following:

(1) Lots No. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 as depicted on plan entitled "Plan of Land in Bartlett, New Hampshire, Property of Attitash Development Corp., Phase 1 of Subdivision," dated December 1973, and recorded in Plan Book 26, Page 39 of the Carroll County Records; these same lots having been previously conveyed of record by said Attitash Development Corporation to individual purchasers.

(2) Conveyance to Cathedral Trail Associates of Condominium Site B.; dated May 3, 1976 and recorded at Book 627, Page 400.

(3) Conveyance to Cathedral Trail Development Corporation dated May 26, 1977, and recorded at Book 668, Page 424.

(4) Conveyance to Locke Attitash Corporation dated November 1, 1972, and recorded at Book 526, Page 486.

(5) Conveyance to Bartlett Valley Realty Trust dated March 10, 1978, and recorded at Book 705, Page 101.

Parcel Eleven: Tract A: Beginning at a point of intersection 227 feet 8 inches distant from the Smith Estate on the South bank of the Saco River; said point also being the Northwest corner of land now or formerly of Shirley Murphy; thence southerly along the West sideline of land of said Murphy a distance of 970 feet to an iron stake at the Southwest corner of land of said Murphy; thence at an approximate right angle in a westerly direction a distance of 227 feet and 8 inches, more or less, to an iron stake; thence at an approximate right angle in a northerly direction and parallel to the West sideline of the Smith Estate a distance of 970 feet, more or less, to the point of beginning.

Parcel Eleven-Tract B: A certain tract or parcel of land situate in the Town of Bartlett, County of Carroll, State of New Hampshire, bounded and described as follows:

Beginning at the Northwest corner of the within described premises at the bank of the Saco River, which is also the Northeast corner of land now of Richard Garland; thence along said Saco River in an Easterly Direction to the Northwest corner of land of Grantee, formerly of Donald Rogers; thence in a Southerly direction along the Westerly line of land of the Grantee and parallel to the West line of the land of Richard Garland a distance of nine hundred seventy feet (970'), more or less, to an iron stake, said point also being the Southwest corner of land of the Grantee; thence at an approximate right angle in a Westerly direction a distance of two hundred twenty-seven feet and eight inches (227'8"), more or less, to an iron stake on the Westerly side of land now of Richard Garland; thence at an approximate right angle in a Northerly direction a distance of nine hundred seventy feet (970'), more or less, to the Saco River and the point of beginning.

Excepting from Parcel Eleven-Tracts A and B the premises conveyed by instrument recorded in Book 1578, Page 26.

Parcel Eleven-Tract C: A certain tract or parcel of land situated in the Town of Bartlett, County of Carroll and State of New Hampshire, northerly of and non-adjacent to Route 302, the same being designated as Tract C on plan entitled "Properties of Attitash Lift Corp. & Attitash Mountain Service Company (AMSCO), Proposed Boundary Line Adjustments, Bartlett, New Hampshire" by Thaddeus Thorne-Surveys, Inc. and recorded at Plan Book 148, Page 18, of the Carroll County Registry of Deeds, bounded and described in accordance with said plan as follows:

Commencing at an iron pipe which marks the southwesterly corner of the within described premises and thence running North 17° 36' 00" East along other land of the Grantee a distance of 934.62 feet to a point at or near the bank of the Saco River and thence continuing a few feet to the Saco River;

Thence turning and running easterly along said Saco River as the same trends to a point opposite an iron pipe at or near the bank of said Saco River (reference line course and distance along said Saco River being South 53° 29' 48" East, 231.85 feet);

Thence turning and running South 17° 36' 00" West a few feet to last mentioned iron pipe and thence continuing said course along land of River Run Motel Condominium I a distance of 794.86 feet to an iron pipe;

Thence turning and running North 88° 49' 20" West along other land of the Grantor a distance of 228.67 feet to an iron pipe being the point and place of beginning.

Also conveying with the land described as Parcels Eleven, Tracts A, B and C the right to use a twenty (20) foot right-of-way in common with the grantor and its successors and assigns, located immediately to the South of and along the southern boundary of the parcel herein conveyed.

Parcel Twelve: Bounded on the East by a sixty-six (66) foot right-of-way adjacent to land of Boren and land of Mt. Attitash Lift Corporation; on the North by Route 302, land of Edward Garland, a tract reserved to Lyman and Bertha Garland, measuring three hundred (300) feet in depth from Route 302, and land of Cook; on the West by land of Cook, land of Lucille Garland and land of Mt. Attitash Lift Corporation; on the South by land of the United States Government.

Parcel Thirteen: All of the land and any buildings or improvements thereon formerly owned by Harry Rogers and situated in the Town of Bartlett, as conveyed by deed of Forrester A. Clark to Mount Attitash Lift Corporation, by deed dated November 4, 1977, recorded at Book 683, Page 15, of the Carroll County Registry of Deeds, excluding, however, the following tracts with the buildings thereon:

Tract a: Beginning at a point on the northerly side of the Maine Central Railroad, said bound of beginning being located 132.3 feet from the Southeast corner of the dwelling of Harry Rogers; thence North 7° 18' East along land of Attitash a distance of 378.3 feet to a point on the top of a banking; thence North 85° 35' West 248.7 feet along other land of Attitash to a point on the top of said banking; thence North 62° 16' West a distance of 211 feet along other land of Attitash to a point on the top of said banking; thence South 12° 02' West along other land of Attitash to a point on the northerly side of the State Highway (Route 302); thence easterly along the northerly side of said highway; thence along the northerly side of said Maine Central Railroad to the bound of beginning.

Tract b: Beginning at an iron pin in the northerly side of the State Highway (Route 302), said bound being the Southeast corner of land now or formerly of Meade and the Southwest corner of land of Attitash on the northerly side of said highway; thence easterly along the northerly side of said highway a distance of 135 feet to a point thence North 17° East along other land of Attitash a distance of 398 feet to a point at the top of a banking; thence continuing on the same course to the southerly side of the Saco River; thence westerly along the southerly side of said River as it runs, a distance of 135 feet, more or less, to land now or formerly of Meade; thence South 17° West along land now or formerly of Meade to the bound of beginning.

Meaning and intending to describe a parcel of land 135 feet in width running from Route 302 to the Saco River at the westerly extreme of land of Attitash on the northerly side of said highway.

Excepting from Parcels Twelve and Thirteen a small tract of land conveyed by Forrester A. Clark to the Bartlett Cemetery Association by deed dated October 16, 1975 and recorded in said Registry of Deeds in Book 608, Page 412; and a parcel conveyed to Stony Brook Associates, Inc. by Mt. Attitash Lift Corporation by deed dated October 19, 1984 and recorded in the Carroll County Registry of Deeds, Book 969, Page 79, which is more particularly described as follows:

Beginning at an iron pipe corner as shown on a plan entitled "Two Lot Subdivision Property of Mt. Attitash Lift Corporation, Bartlett, New Hampshire" as surveyed by Thaddeus Thorne-Surveys, Inc.,

Center Conway, NH, December 8, 1977 revised to May 23, 1984; said iron pipe being situate on the easterly bank of Stony Brook, so-called, and being the Southwest corner of land now or formerly of Cook;

Thence, running on a bearing of North 79° 52' 40" East, a distance of 253.10 feet along the southerly line of said Cook, to an iron pipe; said iron pipe being the Southeast corner of said Cook;

Thence turning to the left and running on a bearing of North 01° 44' 50" West, a distance of 100.10 feet along the easterly line of said Cook, to an iron pipe;

Thence continuing along the easterly line of said Cook on a bearing of North 00° 55' 40" East, a distance of 120.40 feet to an iron pipe; said iron pipe being the Southwest corner of land now or formerly of Sheaff;

Thence turning to the right and running on a bearing of North 81° 27' 20" East, a distance of 431.60 feet along the southerly line of said Sheaff then along the southerly line of land now or formerly of Garland, to an iron pipe; said iron pipe being the Southeast corner of said Garland;

Thence, turning to the left and running on a bearing of North 01° 06' 20" East, a distance of 143.10 feet along the easterly line of said Garland, to a stone bound; said stone bound being the Southwest corner of land now or formerly of Kelley;

Thence, turning to the right and running on a bearing of North 80° 27' 30" East, a distance of 136.00 feet along the southerly line of said Kelley, to a stone bound; said stone bound being the Southeast corner of said Kelley;

Thence, turning to the right and running on a bearing of South 00° 59' 20" West, a distance of 45.00 feet, to a point;

Thence, turning to the left and running a bearing of South 42° 00' 00" East, a distance of 250.00 feet, to a point;

Thence, turning to the right and running on a bearing of South 48° 15' 00" West, a distance of 125.00 feet, to a point;

Thence, turning to the right and running on a bearing of South 63° 00' 00" West, a distance of 200.00 feet, to a point;

Thence, turning to the left and running on a bearing of South 18° 10' 00" West, a distance of 230.00 feet, to a point;

Thence, turning to the left and running on a bearing of South 07° 35' 00" West, a distance of 430.00 feet, to a point;

Thence, turning to the right and running on a bearing of South 22° 45' 00" West, a distance of 275.00 feet, to a point;

Thence, turning to the left and running on a bearing of South 36° 20' 00" East, a distance of 1,230 feet, more or less, to a point; said point being situate on the northerly line of the White Mountain National Forest;

Thence, turning to the right and running on a bearing of North 88° 44' 40" West, a distance of 640 feet, more or less along the northerly line of the White Mountain National Forest, to a point; said point being situate on the easterly bank of the aforementioned Stony Brook:

Thence, turning to the right and running downstream in a general northerly direction a distance of 2,140 feet, more or less, to the bound of beginning.

Parcel Fourteen: Beginning at an iron pin, to be set, on the Northerly side of Route 302; thence North 9° 39' West, Sixty-three and Seven tenths (63.7) feet to the land of the Maine Central Railroad at an iron pin, to be set; thence South 88° 30' East, along the course of the Maine Central Railroad, Nine Hundred Five (905) feet to an iron pin at the Northwest corner of land now or formerly of Russo; thence South 21° 50' West, along said Russo land, One Hundred Ninety and Five Tenths (190.5) feet to an iron pin; thence North 80° 21' West along the Northerly side of Route 302, Eight Hundred Fifty-Four (854) feet to the point of beginning.

Parcel Fifteen: Being on the northerly side of Route 302 bounded as follows: Beginning on the northerly side of said highway at the southeasterly corner of land now or formerly of GBP Realty Corp.; thence running northerly by said GBP land a distance of 440 feet, more or less, to land of the Maine Central Railroad; thence turning and running N 74° 37' 00" East by said Railroad land a distant of 2270 feet, more or less, to land now or formerly of one Larson; thence turning and running southerly by said Larson land a distance of 460 feet, more or less, to a thread of a small brook or stream; thence turning and running southeasterly by said thread of said brook or stream a distance of 405 feet, more or less, to said Route 302; thence turning and running westerly by said Route 302 a distance of 2340 feet, more or less, to the point of beginning.

Parcel Sixteen: Situate off the northerly side of Route 302 in said Bartlett between the Maine Central Railroad property on the South and the Saco River on the North, bounded and described as follows: Beginning on the northerly side of said Maine Central Railroad right-of-way, so-called, at land now or formerly of one Bagley; thence running S 74° 37' 00" West by said Railroad property a distance of 4000 feet, more or less, to land now or formerly of River Run Co.; thence turning and running N 01° 11' 20" East a distance of 1320 feet, more or less, by land of said River Run Co. to the thread of the Saco River; thence turning and running easterly by the thread of said Saco River a distance of 4000 feet, more or less, to land of said Bagley; thence turning and running southerly by said Bagley land a distance of 1200 feet, more or less, to the point of beginning.

Parcel Seventeen: Situate off the southerly side of Route 302 in said Bartlett, the same being in the Cow Hill area, so-called, shown on a plan entitled "Property of Attitash Enterprises, Book 395, Page 425, Bartlett, N.H." as drawn by Thaddeus Thorne-Surveys, Inc., Center Conway, N.H., bounded and described as follows:

Beginning at a point situate on the southerly side of Cow-Hill Road, so-called, said point being the Northeast corner of Lot 3 of Attitash Enterprises 1984 subdivision;

Thence running along the southerly sideline of said Cow Hill Road in a generally easterly direction a distance of 200 feet, more or less, to a point, said point being the Northwest corner of Lot 15 Attitash Enterprises Phase 1 Subdivision;

Thence turning to the right and running along the westerly sideline of said Lot 15 in a generally southerly direction a distance of 100 feet, more or less, to a point;

Thence continuing along the southerly line of said Lot 15 in a generally southeasterly direction a distance of 171.9 feet to a point;

Thence continuing along the easterly line of said Lot 15 in a generally northeasterly direction a distance of 166.4 feet to a point;

Thence continuing along the easterly line of said Lot 15 in a generally northeasterly direction a distance of 63 feet, more or less, to a point, said point being situate on the southerly line of an unnamed road and being the Northeast corner of said Lot #15;

Thence continuing along the southerly sideline of said Road in a generally easterly direction a distance of 100 feet, more or less, to a point said point situate at the thread of a small stream;

Thence turning to the right and running upstream in a generally southerly direction a distance of 1200 feet, more or less, to a point, said point being situate on the westerly line of land now or formerly of Nuveen;

Thence continuing in a generally southerly direction along the westerly line of said Nuveen a distance of 500 feet, more or less, to a point, said point being the Southwest corner of land of said Nuveen;

Thence turning to the left and running along the southerly line of said Nuveen in a generally easterly direction a distance of 30 feet, more or less, to a point, said point being situate at the thread of a small stream;

Thence turning to the right and running upstream in a generally southerly direction a distance of 550 feet, more or less to a point, said point being situate on the northerly line of the U.S. Forest Service;

Thence turning to the right and running on a bearing of N 88° 44' 40" W a distance of 1897 feet, more or less, along the northerly line of the U.S. Forest Service to a point, said point being the Southeast corner of land now or formerly of Mt. Attitash Lift Corporation and the Southwest corner of the parcel herein described;

Thence turning to the right and running on a bearing of N 01° 34' 50" E a distance of 1560 feet, more or less, first along land of said Mt. Attitash Lift Corporation and then along land now or formerly of Cathedral Trail Development Corporation to a point, said point being the Southwest corner of other land of said Cathedral Trail Development Corporation and the Northeast corner of the parcel herein described;

Thence turning to the right and running on a bearing of S 68° 30' E a distance of 500 feet, more or less, along the southerly line of said Cathedral Trail Development Corporation to a point, said point being the Southeast corner of Cathedral Trail Development Corporation, and the Southwest corner of "Treetops Condominiums" so-called;

Thence turning to the left and running on a bearing of S 68° 12' E a distance of 450 feet, more or less, along the southerly line of said "Treetops" to a point, said point being the Southeast corner of "Treetops" and the Southwest corner of other land of Attitash Enterprises;

Thence turning to the left and running on a bearing of S 74° 50' E a distance of 400 feet, more or less, along the southerly line of said other land of Attitash Enterprises to a point, said point being the Southeast corner of other land of Attitash Enterprises;

Thence turning to the left and running on a bearing of N 17° 00' E a distance of 776.5 feet along the easterly line of said Lot 3 Attitash Enterprises, to the point of beginning.

Including, with Parcels One through Seventeen above, the premises conveyed to Mt. Attitash Lift Corporation from the Town of Bartlett as described in the deed dated December 18, 1992 and recorded in the Carroll County Registry of Deeds in Book 1514, Page 303 as follows:

A portion of a certain tract or parcel of land conveyed to the Town of Bartlett for highway purposes located in Bartlett, Carroll County, New Hampshire, being a strip of land sixty-six (66) feet in width, particularly bounded and described as follows:

1.  Beginning at a point on the center line of the Town Road serving Alpine Village Subdivision (Section A), being the point opposite the West line of the said Subdivision Section A;

2.  Thence running along the center line in a Westerly direction described in the below-referenced deed into the Town as running North 89° West and being 192.5 feet from the center of the Maine Central Railroad right-of-way for a distance of approximately 1,810,. 35 feet;

3.  Thence turning and running Northerly along the center line of the former Town road across the railroad and to Route 302, this portion of the center line running parallel to the Westerly said line of the cemetery lot of the Roman Catholic Church and 33 feet Westerly from said cemetery lot line.  Excepting and reserving the rights of the railroad.

Meaning and intending to convey a portion of the tract or parcel of land conveyed by Bartlett Recreation Development Corporation for highway purposes by deed recorded in the Carroll County Registry of Deeds, Book 367, Page 336.  Excepting and reserving from that said conveyance the portion of the tract that is the Town road leading from Route 302 at a point beginning on the Southerly edge of Route 302, 158 feet Westerly of an iron stake also near the Southerly edge of Route 302 and running Westerly to the point opposite the West side line of Alpine Village Subdivision Section A, the point of beginning of the conveyance herein to Mt. Attitash Lift Corporation as above described.

Also including, with Parcels One through Seventeen above, the premises conveyed to Mt. Attitash Lift Corporation from the Town of Bartlett as described in the deed dated December 18, 1992 and recorded in the Carroll County Registry of Deeds in Book 1514, Page 305 as follows:

A certain tract or parcel of land situated in said Town of Bartlett, Carroll County, New Hampshire, which tract of land is sixty-six (66) feet in width, and the center line of said tract is bounded and described as follows:

Beginning at a point at land now or formerly of Curry Co., Inc. and George McHenry Seeman, which point is located South 18° 30' West of the Southwest corner of Lot #158 now or formerly of Robert E. Bowers, Trustee of Attitash Investment Trust, and which corner is also the Southeast corner of Lot #1 of subdivision of Curry Co., Inc. and George McHenry Seeman; thence South 18° 30' West six hundred and twenty eight (628) feet to a point; thence turning and running South 89° East fourteen hundred and fifty (1450) feet to a point, which point is located 33 feet Westerly of land of Mt. Attitash Lift Corporation; thence turning and running North 18° 30 minutes East 628 feet to a point thence turning and running North 89° West 1450 feet to the point of beginning.

The premises described above are shown on the plan entitled "A Portion of Property of Attitash Investment Trust, Subdivision Plan: Area "B" revised September, 1965" by Thaddeus Thorne.

Excepting from the above described Parcels One through Seventeen the following:

a.)  Premises described in quitclaim deed of L.B.O. Holding, Inc. to LBO Hotel Co. dated June 28, 1996, and recorded in Book 1662, Page 425, of the Carroll County Registry of Deeds; as affected by the Corrective Deed dated July 12, 1996 and recorded at Book 1666, Page 745; and further affected by the Deed dated September 29, 1996 and recorded at Book 1674, Page 469, and being more particularly described as follows:

A certain tract or parcel of land located in Bartlett, Carroll County, New Hampshire, being shown as parcel 2 on a Plan of Land entitled "Subdivision Plat Grand Summit Hotel at Attitash property of L.B.O. Holding Company, Inc. Bartlett, NH", said Plan being dated March 7, 1996, revised through July 11, 1996, and recorded in the Carroll County Registry of Deeds in Book 157, Page 17. Said premises are more particularly bounded and described as follows:

Commencing at a point which is S 02° 06' 56" E a distance of 382.52 feet from a State of New Hampshire Railroad right-of-way; thence, said point being the northeasterly most corner of the premises described herein; thence

N 88° 22' 05" W a distance of 1,375.44 feet to a point; thence

S 01° 37' 55" W a distance of 440.33 feet to a point; thence

S 88° 22' 05" E a distance of 155.03 feet to a point; thence

S 01° 37' 55" W a distance of 451.82 feet to a point; thence

S 88° 22' 05" E a distance of 1,325.41 feet to a point; thence

N 01° 37' 55" E a distance of 550 feet to a point; thence

N 88° 22' 05" W a distance of 105 feet to a point; thence

N 01° 37' 55" E a distance of 342.15 feet to the point of beginning.

b.)  Premises described in warranty deed from L.B.O. Holding, Inc. to River Run Company, Inc., dated October 21, 2003, recorded at Book 2225, Page 850 of the Carroll County Registry of Deeds, being Lot 1 on Plan entitled "Property of Mount Attitash Lift Corporation Proposed Two Lot Subdivision" as prepared by Thaddadeus Thorne-Surveys, Inc., dated January 25, 1990 and revised July 26, 1999, recorded in said Registry in Plan Book 168, Page 13, being more particularly described as follows:

Beginning at a point at the Southwest corner of Lot 1, situated on the northerly sideline of Route 302 as shown on a plan entitled, "Property of Mt. Attitash Lift Corporation, Proposed Two Lot Subdivision, Bartlett, New Hampshire," as surveyed by Thaddeus Thorne-Surveys, dated August 19, 1989 and revised to July 26, 1999, said point being the Southeast corner of land now or formerly of Howard and Dorothy Webster, and as stated, the Southwest corner of the parcel herein described, said point also being 4.1 feet on a bearing of North 16° 33' 49" East From a stone bound;

Thence continuing on a bearing of North 16° 33' 49" East a distance of 815.92 feet along said land now or formerly of Webster to an iron pipe found;

Thence continuing on the same bearing of North 16° 33' 49" East, a distance of 46.49 feet still along said Webster to an iron rebar set, said rebar being a northwesterly corner of Lot 2 and its Conservation Easement, and the Northwest corner of the parcel herein described;

Thence, turning to the right and running on a bearing of South 34° 29' 51" East, a distance of 172.77 feet along said Lot 2/Conservation Easement to an iron rebar set;

Thence turning slightly to the left and running on a bearing of South 54° 46' 26" East, a distance of 181.61 feet still along said Lot 2/Conversation Easement to an iron rebar set;

Thence turning slightly to the right and running on a bearing of South 12° 52' 57" East, a distance of 449.11 feet still along said Lot 2/Conservation Easement to an iron rebar set;

Thence, turning to the left and running on a bearing of South 86° 59' 46" East, a distance of 124.98 feet still along said Lot 2/Conservation Easement to an iron rebar;

Thence, turning slightly to the right and running on a bearing of South 61° 42' 44" East, a distance of 146.60 feet still along said Lot 2/Conservation Easement to an iron rebar set;

Thence turning slightly to the left and running on a bearing of South 82° 47' 57" East, a distance of 200.14 feet still along said Lot 2/Conservation Easement to an iron rebar corner, said rebar being a southwesterly corner of Lot 2 and the Northeast corner of the parcel herein described;

Thence, turning to the right and running on a bearing of South 02° 34' 32" East, a distance of 222.92 feet along the westerly line of said Lot 2, but no longer its Conservation Easement to a point on the aforementioned northerly sideline of Route 302, said point being a Southwest corner of the said Lot 2 and the Southeast corner of the parcel herein described;

Thence, turning to the right and running on a bearing of North 79° 47' 12" West, a distance of 831.50 feet along said northerly sideline of Route 302 to a point;

Thence running in a generally westerly direction along a curve having a radius of 3360.11 feet, an arc distance of 165.54 feet still along said sideline of Route 302 to a point;

Thence, continuing on a bearing of North 82° 36' 34" West, a distance of 73.82 feet along said sideline of Route 302 to the point of beginning.

c.) Premises described in a deed by L.B.O. Holding, Inc. to Bearfoot Creek, LLC, dated July 2, 2004, recorded at Book 2315, Page 670 of said Registry, more particularly described as follows:

A certain tract or parcel of land located in Bartlett, Carroll County, New Hampshire, being shown as "Proposed BLA, 121, 490 square feet, 2.79 acres" on a plan of land entitled "Boundary Line Adjustment, Properties of Cheboygan Properties, LLC and of LBO Holding, Inc., Route 302, Bartlett, New Hampshire," prepared by Thaddeus Thorne-Surveys, Inc., dated February 27, 2004, as revised through June 14, 2004, recorded at Plan Book 208, Page 58 in the Carroll County Registry of Deeds, and being more particularly bounded and described as follows:

Beginning at a stone bound corner situate on the northerly property line of L.B.O. Holding, Inc., as shown on a plan entitled "Boundary Line Adjustment, Properties of Cheboygan Properties, LLC and of LBO Holding, Inc., Route 302, Bartlett, New Hampshire," prepared by Thaddeus Thorne-Surveys, Inc., dated February 27, 2004, as revised through June 14, 2004, said stone bound corner being the Southeast corner of land of Richard and Sharon Capistran (Lot 8 Alpine Village), the Southwest corner of land of Bearfoot Creek, LLC and the Northwest corner of the parcel herein described;

Thence running on a bearing of South 81° 41' 50" East, a distance of 777.93 feet along the South line of said land of Bearfoot Creek, LLC to an iron pipe reference corner near the bank of Stoney Brook, thence continuing on the same bearing of South 81° 41' 50" East, a distance of 36 feet more or less down the stream bank to a point at the center of said Stoney Brook at the West line of land of Mountainside-on-Attitash, said point being the Southeast corner of land of Bearfoot Creek, LLC and the Northeast corner of the parcel herein described;

Thence turning to the right and running down the center of Stoney Brook on a reference line of South 03° 24' 17" West, a distance of 284.94 feet along said western line of land of Mountainside-on-Attitash to a point; thence, continuing down the center of Stoney Brook on a reference line of South 01° 03' 20" East, a distance of 219.06 feet still along said western line of Mountainside-on-Attitash to a point near the existing ski trail bridge, said point being the Northeast corner of the remaining land of said L.B.O. Holding, Inc., and the Southeast corner of the parcel herein described;

Thence turning to the right and running on a bearing of South 67° 45' 25" West, a distance of 89.00 feet along remaining land of said L.B.O. Holding, Inc., to a point;

Thence turning to the right and running on a bearing of North 60° 47' 05" West, a distance of 30.73 feet along said remaining land of L.B.O. Holding, Inc. to a point;

Thence turning to the right and running on a bearing of North 14° 15' 02" East, a distance of 171.79 feet along said remaining land of L.B.O. Holding, Inc., to a point;

Thence turning slightly to the left and running on a bearing of North 23° 02' 19" West, a distance of 224.31 feet along said remaining land of L.B.O. Holding, Inc., to a point;

Thence turning slightly to the left and running on a bearing of North 65° 55' 47" West, a distance of 586.04 feet along said remaining land of L.B.O. Holding, Inc., to a point;

Thence turning to the left and running on a bearing of South 27° 54' 45" West, a distance of 76.00 feet along said remaining land of L.B.O. Holding, Inc., to a point;

Thence turning to the right and running on a bearing of North 69° 42' 52" West, a distance of 90.16 feet along said remaining land of L.B.O. Holding, Inc., to a point, said point being the Southwest corner of the parcel herein described;

Thence turning to the right and running on a bearing of North 15° 18' 26" East, a distance of 65.99 feet along said remaining land of L.B.O. Holding, Inc., to the stone bound corner of beginning.

d.) Premises described in the deed from L.B.O. Holding, Inc. to Whites Ledges Realty, Inc. dated July 6, 2006 and recorded in the Carroll County Registry of Deeds in Book 2546, Page 792 bounded and described as follows:

A certain tract or parcel of land located northerly of U.S. Route 302 and the former Maine Central Railroad, in the Town of Bartlett, County of Carroll, State of New Hampshire, identified as Parcel B on a plan entitled "Boundary-Line Adjustment Plan and Golf-Course Easements Plan between properties of L.B.O. Holding, Inc. & Whites Ledges Realty, Inc. located in Bartlett, New Hampshire" prepared by H. E. Bergeron Engineers, dated June 8, 2005, as revised and recorded in the Carroll County Registry of

Deeds in Book 214, Pages 95 and 96, (the "Plan"), said Parcel B being more particularly bounded and described as follows:

Beginning at a rebar with HEB disk set on the North sideline of state highway U.S. Route 302, at the Southeast corner of land of Bartlett Cemetery Association, and at a Southwest corner of the premises herein described;

Thence bearing the following courses by said land of Bartlett Cemetery Association:

N 04°59'06" W 338.84 ft. to a Thorne Surveys cap on a metal fence post found at the end of a chain-link fence;

Thence S 80°25'27" W 250.94 ft. to an HEB disk on rebar set;

Thence S 80°19'20" W 413.49 ft. to an HEB disk on rebar set;

Thence following along land being retained by the L.B.O. Holding, Inc., N 72°53'13" E 280.00 ft. to an HEB disk on rebar set;

Thence N 18°00'00" E 240.00 ft. to an HEB disk on rebar set (Point A on said Plan);

Thence N 09°00'00" W, descending into an old river channel, 350.00 ft. to a point;

Thence N 87°38'00" E, ascending out of said old river channel, 25.00' to an HEB disk on rebar set as an off-set monument to said point;

Thence N 87°38'00" E 590.00 ft. to an HEB disk on rebar set;

Thence N 46°00'00" E 180.00 ft. to an HEB disk on rebar set;

Thence N 20°00'00" E 400.00 ft. to an HEB disk on rebar set;

Thence S 82°11'08" E 261.79 ft. to a rebar with Thorne Surveys cap found on the West line of land now or formerly of White's Ledges Realty, Inc.;

Thence by said other land now or formerly of Whites Ledges Realty, Inc. 575.90 ft. to an HEB disk on rebar set at the Northwest corner of another portion of said land now or formerly of White's Ledges Realty, Inc., also at the Northwest corner of Golf-Course Easement Area Cl as shown on said Plan;

Thence S 00°52'16" W, by said other land of Whites Ledges Realty, Inc. and by said Easement Area Cl, 93.85 ft. to Point B as shown on said Plan;

Thence by the same course, along said other land of Whites Ledges Realty, Inc., 578.52 ft. to a point on the North line of a former Maine Central Railroad right-of-way, lying N 00° 52' 16" E 0.35 ft. from a rebar with Thorne Surveys cap found;

Thence S 73° 38' 05" W by said railroad sideline, 451.80 ft. to an HEB disk on rebar set on the North sideline of said state highway U.S. Route 302;

Thence westerly by said state highway sideline, with a curve to the left with a radius of 933.00 ft. (chord N 89°35'29" W, 290.18 ft.), an arc distance of 291.36 ft., to the Point Of Beginning.

e.)  Premises described in the deed from Clifton R. Garland to the State of New Hampshire dated March 30, 1955 and recorded in said Registry of Deeds in Book 304, Page 18.

f.)  Premises described in the deed from Mt. Attitash Lift Corporation to Armando G. Russo, et al, dated March 20, 1986 and recorded in said Registry of Deeds in Book 1234, Page 357.

Parcel Eighteen: A certain tract or parcel of land located northerly of U.S. Route 302 in the Town of Bartlett, County of Carroll and State of New Hampshire, identified as Parcel A on a plan entitled "Boundary-Line Adjustment Plan and Golf-Course Easements Plan between properties of L.B.O. Holding, Inc. & White's Ledges Realty, Inc. located in Bartlett, New Hampshire" prepared by H.E. Bergeron Engineers, dated June 8, 2005, as revised, and recorded at the Carroll County Registry at Plan Book 214, Pages 95 and 96 (the "Plan"), said Parcel A being more particularly bounded and described as follows:

Beginning at an HEB disk on rebar (which replaced a bent rebar found), said rebar marking the northwesterly corner of land now or formerly of River Run Condominium and located on a course of North 04° 19' 45" East a distance of 900.00 feet (along the westerly sideline of said land of River Run Condominium) from the northerly sideline of land of the State of New Hampshire (formerly of Maine Central Railroad Co.); thence turning and running along other land of the Grantor, Whites Ledges Realty, Inc., the following courses and distances:

South 55° 11' 50" West, a distance of 677.12 feet to a point; thence

North 84° 15' 26" West, a distance of 315.46 feet to a point; thence

South 58° 29' 44" West, a distance of 234.10 feet to a point; thence

South 64° 42' 09" West, a distance of 274.63 feet to a point in the easterly sideline of Parcel B as shown on said plan, said point marking the southwesterly corner of Parcel A as shown on said Plan, herein conveyed;

Thence turning and running North 00° 52' 16" East, along the easterly sideline of Parcel B as shown on said Plan a distance of 575.90 feet to a 5/8" rebar w/ Thorne cap found flush (held);

Thence continuing on a course of North 00° 52' 16" East along other land of the Grantee, L.B.O. Holding, Inc., a distance of 285.36 feet to a 0.4' tall 5/8" rebar w/ Thorne cap found;

Thence continuing on a course of North 00° 52' 16" East, still along other land of the Grantee, L.B.O. Holding, Inc., a distance of 211.21 feet to a point at the thread of the Saco River, said point marking the northwesterly corner of Parcel A herein conveyed;

Thence turning and running in an easterly direction along the thread of the Saco River, as it trends, to a point, said point being on a direct course tie of North 75° 07' 34" East, a distance of 503.91 feet from the last mentioned point;

Thence running in a northeasterly direction along the thread of the Saco River, as it trends, to a point, said point being on a direct course tie of North 56° 13' 08" East, a distance of 621.84 feet from the last mentioned point;

Thence continuing in a northeasterly direction along the thread of the Saco River, as it trends, to a point, said point being on a direct course tie of North 36° 25' 42" East, a distance of 351.26 feet from the last mentioned point;

Thence running in an easterly direction along the thread of the Saco River, as it trends, to a point, said point being on a direct course tie of South 86° 33' 17" East, a distance of 389.88 feet from the last mentioned point;

Thence continuing in an easterly direction along the thread of the Saco River, as it trends, to a point at the northeasterly corner of Parcel A herein conveyed, said point being on a direct course tie of North 88° 14' 21" East, a distance of 438.75 feet from the last mentioned point;

Thence turning and running South 00° 16' 47" East, along the westerly sideline of other land now or formerly of L.B.O. Holding, Inc., a distance of 1008.86 feet to a 0.85' tall ¾" rebar w/ Thorne cap found, said rebar marking the southeasterly corner of Parcel A herein conveyed;

Thence turning and running South 73° 45' 18" West along the northerly sideline of land now or formerly of River Run Condominium a distance of 774.58 feet to the HEB disk on rebar at the point and Place Of Beginning.

Parcel Nineteen: A certain condominium unit known as Unit No. 1 (the "Commercial Unit") in Grand Summit Hotel and Crown Club at Attitash/Bear Peak, a Condominium, located in Bartlett, Carroll County, State of New Hampshire, said Condominium having been established pursuant to N.H. R.S.A. 356-B by a Declaration of Condominium dated March 28, 1997, and recorded in the Carroll County Registry of Deeds at Book 1692, Page 989, amended by Amendment of Declaration dated March 20, 2002, recorded at Book 2010, Page 12 (Such Declaration, as amended, shall hereinafter be referred to as the "Declaration"), as shown on the Site and Floor Plans entitled "Grand Summit Hotel and Crown Club Attitash/Bear Peak, A Condominium" recorded in the Carroll County Registry of Deeds at Plan Number Plan Book 159, Page 53 through 65; and as also shown on a site plan recorded at Plan Book 174, Page 54, and a floor plan recorded at Plan Book 201, Page 28, together with a 29.02547% interest in the Common Area appurtenant to said Unit as defined and described in said Declaration, as said Declaration has been and may be further amended.

Parcel Twenty: Land in Bartlett, Carroll County, New Hampshire, located on the southerly side of Route 302 and shown as Lot No. 41 on Subdivision Plan, Land of Attitash Investment Trust, Bartlett, New Hampshire, Area "A", Robert T. Holloran, Architect & Engineer, dated June 1, 1963, recorded in the Carroll County Registry of Deeds, Ossipee, New Hampshire, Plan Book 6, Page 83.

Parcel Twenty-One: Certain tracts or parcels of land situate in the Town of Bartlett, County of Carroll, State of New Hampshire, in that part of the Town of Bartlett known as Alpine Village, more particularly bound and described as follows:

Parcel 1:

Lot A1-Beginning at an iron pipe set as shown on a plan entitled "Attitash Investment Trust, Alpine Village, proposed 3 Lot Subdivision", as surveyed by Thaddeus Thorne-Surveys, Inc., Center Conway, New Hampshire, July, 1984, revised to October 9, 1984, recorded at the Carroll County Registry of Deeds at Plan Book 72, Page 61, said iron pipe being the Northeast corner of Lot Al and being situate on the westerly sideline of a 50-foot right-of-way;

Thence, continuing along the westerly sideline of said right-of-way on a bearing of South 00° 31' 40" West, a distance of 248.39 feet to an iron pipe set; said iron pipe being the Northeast corner of Lot A2 and the Southeast corner of Lot Al herein described;

Thence, turning to the right and running on a bearing of South 80° 10' 00" West, a distance of 146.74 feet along the northerly line of Lot A2 to an iron pipe set; said iron pipe being the Northwest corner of Lot A2 and the Southwest corner of Lot Al herein described;

Thence turning to the right and running on a bearing of North 00° 35' 20" West, a distance of 224.35 feet along land now or formerly of Mt. Attitash Lift Corp., to an iron pipe set on the southerly sideline of a 66 foot right-of-way; said iron pipe being the Northwest corner of Lot Al herein described;

Thence, turning to the right and running on a bearing of North 71° 47' 40" East, a distance of 157.05 feet to the bound of beginning;

The above described Lot Al is said to contain 0.80 acre.

Parcel 2:

Lot A2-Beginning at an iron pipe corner as shown on a plan entitled "Attitash Investment Trust, Alpine Village, proposed 3 Lot Subdivision", as surveyed by Thaddeus Thorne-Surveys, Inc., Center Conway, New Hampshire, July, 1984, revised to October 9, 1984, recorded at Carroll County Registry of Deeds at Plan Book 72, Page 61, said iron pipe being the Southeast corner of Lot Al and the Northeast corner of Lot A2 herein described; and being situate on the westerly sideline of a 50 foot right-of-way;

Thence, running along the westerly sideline of said 50 foot right-of-way on a bearing of South 00° 31' 40" West, a distance of 245.59 feet to an iron pipe set; said iron pipe being the Northeast corner of Lot A3 and the Southeast corner of Lot A2 herein described;

Thence, turning to the fight and running on a bearing of South 77° 03' 40" West, a distance of 143.35 feet along the northerly line of Lot A3 to an iron pipe set; said iron pipe being the Northwest corner of said Lot A3 and the Southwest corner of Lot A2 herein described;

Thence, turning to the right and running a bearing of North 00° 35' 20" West, a distance of 252.62 feet along land now or formerly of Mt. Attitash Lift Corp., to an iron pipe set, said iron pipe being the Southwest corner of Lot Al and the Northwest corner of Lot A2 herein described;

Thence, turning to the right and running on a bearing of North 80° 10' 00" East, a distance of 146.74 feet along the southerly line of Lot Al to the bound of beginning.

The above described Lot A2 is said to contain 0.81 acre.

Parcel 3:

Lot A3-Beginning at an iron pipe corner as shown on a plan entitled "Attitash Investment Trust, Alpine Village, proposed 3 Lot Subdivision", as surveyed by Thaddeus Thorne-Surveys, Inc., Center Conway, New Hampshire, July, 1984, revised to October 9, 1984, recorded at Carroll County Registry of Deeds at Plan Book 72, Page 61, said iron pipe being situate on the westerly sideline of a 50 foot right-of-way and being the Southeast corner of Lot A2 and the Northeast corner of Lot A3 herein described;

Thence, running on a bearing of South 00° 31' 40" West, a distance of 11.27 feet to an iron pipe set on the sideline of the aforementioned 50 foot right-of-way;

Thence, turning to the left and running on a bearing of North 79° 43' 40" East, a distance of 53.81 feet to an iron pipe set; said iron pipe being the Northwest corner of land now or formerly of Morrell and the Northeast corner of Lot A3 herein described;

Thence, turning to the right and running on a bearing of South 10° 16' 20" East, a distance of 175.00 feet along the westerly line of said Morrell, to an iron pipe found; said iron pipe being the Southwest corner of said Morrell and the Southeast corner of Lot A3 herein described;

Thence, turning to the right and running on a bearing of South 79° 43' 40" West, a distance of 225.50 feet along land now or formerly of Mt. Attitash Lift Corp. to an iron pipe set; said iron pipe being the Southwest corner of Lot A3 herein described;

Thence, turning to the right and running on a bearing of North 00° 35' 20" West, a distance of 182.00 feet along land of said Mt. Attitash Lift Corp., to an iron pipe set; said iron pipe being the Southwest corner of Lot A2 and the Northwest corner of Lot A3 herein described;

Thence, turning to the right and running on a bearing of North 77° 03' 40" East, a distance of 143.35 feet to the bound of beginning.

The above described Lot A3 is said to contain 0.87 acre.

Parcel Twenty-Two: The land in Bartlett, Carroll County, New Hampshire, located on the southerly side of Route 302 and shown as Lot No. 32 on Subdivision Plan, land of Attitash Investment Trust, Bartlett, New Hampshire, Area "A", Robert T. Holloran, Architect & Engineer, dated June 1, 1963, recorded in the Carroll County Registry of Deeds, Ossipee, New Hampshire, Plan Book 6, Page 83, and as more particularly shown on plan recorded at Carroll County Registry of Deeds at Plan Book 72, Page 61.

Parcel Twenty-Three: A certain tract or parcel of land with any improvements thereon situated in Bartlett, County of Carroll, State of New Hampshire, more particularly bounded and described as follows:

Commencing at the southwesterly corner of the premises on the northerly side of Route 302, which corner is the southeasterly corner of the premises formerly of John W. Hutchinson and now of Mt. Attitash Lift Corporation; thence in an easterly direction by said Route 302, a distance of 228 feet, more or less, to land now or formerly of Mt. Attitash Lift Corporation; thence in a northerly direction by said Mt. Attitash Lift Corporation land to the Saco River; thence in a northerly or westerly direction by the Saco River to the northeasterly corner of said Mt. Attitash Lift Corporation; thence in a southerly direction by said Mt. Attitash Lift Corporation land to the land of the Maine Central Railroad; thence continuing in a southerly direction by other land of said Mt. Attitash Lift Corporation to the northerly side of Route 302 at the point of beginning.

Meaning and intending to describe the same premises conveyed to Attitash Associates to Mt. Attitash Lift Corporation by deed dated September 15, 1977 and recorded in said Registry of Deeds in Book 645, Page 77.

Parcel Twenty Four: A certain tract or parcel of land situated in Bartlett, County of Carroll, State of New Hampshire, more particularly described as follows:

Commencing at the southwesterly corner of the premises at the southeasterly corner of the premises conveyed to Marjorie Hyde of the northerly side of Route 302; thence running in an easterly direction by Route 302 to land now or formerly of John Smith; thence in a northerly direction by land of said Smith and land now or formerly of W.J. Chandler to the Saco River; thence following the Saco River in a northerly or westerly direction to the northeasterly corner of premises conveyed to said Hyde; thence in a southerly direction by land conveyed to said Hyde to the point of beginning.

Being the same premises conveyed to Mt. Attitash Lift Corporation by deed dated December 18, 1977 and recorded in said Registry of Deeds in Book 691, Page 45.

Parcel Twenty-Five: The land in Bartlett, Carroll County, New Hampshire, located on the southerly side of Route 302 and shown as Lot No. 3A, on Subdivision Plan, Land of Attitash Investment Trust, Bartlett, New Hampshire, Area "A", Robert T. Holloran, Architect & Engineer, dated June 1, 1963, and recorded in said Registry of Deeds in Plan Book 6, Page 83.

Being the same premises described in the deed from Robert E. Bowers, Trustee of Attitash Investment Trust to Mt. Attitash Lift Corporation dated January 5, 1979 and recorded in said Registry of Deeds in Book 734, Page 110.

Parcel Twenty-Six: A certain tract or parcel of land situated in Bartlett, County of Carroll and State of New Hampshire, bounded and described as follows:

Beginning at the Southeast Corner, on the right of way of the Maine Central Railroad, thence running North on the line of the wire fence o the bank to the bed of the Saco River, thence running West on said land now or formerly of Chandler to land of said Maine Central Railroad, thence running East on said bound of Maine Central Railroad to point of beginning.

The bound of said Saco River is determined by course of said River as it now is in this year 1930. A right-of-way to said property over Intervale Road leading from Riverside Drive also right-of-way over said Riverside Drive is hereby conveyed.

Being the same premises conveyed to Mt. Attitash Lift Corporation form George F. Bagley, Jr. and Anna Marie Bagley by deed dated July 18, 1979 and recorded in said Registry of Deeds in Book 752, Page 487.

Parcel Twenty-Seven: A certain piece or parcel of land situate in said Bartlett, Carroll County and State of New Hampshire, known as Lot 2, Property of Richard Garland, on Proposed 2 Lot Subdivision on the Survey of Thaddeus Thorne-Surveys, Inc., dated January 21, 1984, and bounded and described as follows:

Beginning at an iron pin, to be set, on the Northerly side of Route 302; thence North 9° 39' West, Sixty-Three and Seven Tenths (63.7) Feet to the land of the Maine Central Railroad at an iron pin, to be set; thence South 88° 30' East, along the course of the Maine Central Railroad, Nine Hundred Five (905) Feet to an iron pin at the Northwest corner of land now or formerly of Russo; thence South 21° 50' West, along said Russo land, One Hundred Ninety and Five Tenths (190.5) Feet to an iron pin; thence North 80° 21' West along the Northerly side of Route 302, Eight Hundred Fifty-Four (854) Feet to the point of beginning.

Said Lot 2 is said to contain Two and Fifty-Eight Hundredths (2.58) Acres.

Being the same premises described in the deed from Richard Garland to Mt. Attitash Lift Corporation dated April 30, 1984 and recorded in said Registry of Deeds in Book 938, Page 127.

Parcel Twenty-Eight: A certain tract or parcel of land with the buildings thereon, situated in the Town of Bartlett, County of Carroll and State of New Hampshire and more particularly bounded and described as follows:

Beginning at a point on the Northerly side of the Maine Central Railroad, said bound of beginning being located one hundred thirty-two and three tenths (132.3) feet from the Southeast corner of the dwelling of the Grantor; thence, North 7° 18' East along land of the Grantor a distance of three hundred seventy-eight and eight tenths (378.8) feet to a point on the top of a banking; thence North 62° 16' West a distance of two hundred eleven (211) feet along other land of the Grantor to a point on the top of said banking; thence, the Northerly side of the State Highway (Route 302); thence, Easterly along the Northerly side of said highway; thence, along the Northerly side of said Maine Central Railroad to the bound of beginning.

Being the same premises described in the deed from Harry Rogers to Mt. Attitash Lift Corporation dated March 15, 1986 and recorded in said Registry of Deeds in Book 1081, Page 331.

Parcel Twenty-Nine: The land in Bartlett, Carroll County, New Hampshire, located on the southerly side of Route 302 and shown as Lot No. 27 on subdivision Plan, Land of Attitash Investment Trust, Bartlett, New Hampshire, Area "A", Robert T. Holloran, Architect & Engineer, dated June 1, 1963 and recorded in said Registry of Deeds in Plan Book 6, Page 83.

Being the same premises described in the deed from Thomas C. Franco and Irene S. Franco to Mt. Attitash Lift Corporation dated September 25, 1987 and recorded in said Registry of Deeds in Book 1262, Page 499.

Parcel Thirty: A certain piece or parcel of land, with any improvements thereon, located on the Southerly side of Route 302 in the Town of Bartlett, County of Carroll and State of New Hampshire and being more particularly bounded and described as follows:

Beginning at an iron pipe on the highway at line of Attitash Lift Corporation; thence, Southerly on line of said Attitash Lift, one hundred fifty-five (155) feet to an iron pipe; thence turning and running Westerly parallel to highway, one hundred thirty (130) feet to an iron pipe; thence turning and running Northerly parallel to first described line one hundred fifty-five (155) feet to an iron pipe on line of highway; thence turning and running Easterly along highway one hundred thirty (130) feet to an iron pipe at the point and place of beginning.

Also conveying the following right-of-way as conveyed by Lyman O. Garland and Bertha Garland to John Boron by Quitclaim Deed dated April 8, 1970 and recorded in said Registry of Deeds in Book 472, Page 175.

Being the same premise described in the deed from Seemann, Inc. to Mt. Attitash Lift Corporation dated July 29, 1987 and recorded in said Registry of Deeds in Book 1263, Page 253.

Exhibit B

Leased Premises

Blake Leasehold Premises

Together with a lease from John Blake to L.B.O. Holding, Inc. executed on October 12, 2003, recorded in Book 2237, Page 822; as affected by the Assignment of Lease from John H. Blake, et al, Trustees of the John H. Blake Revocable Trust to John Blake dated November 5, 2004 and recorded in said Registry of Deeds in Book 2359, Page 550; and further described as follows:

Tract 1: Beginning on the Northerly edge of Route 302, the same being 10 feet West of a former building; thence running Easterly along said highway a distance of 113 feet to a point; thence turning and running Northerly and perpendicular to the said highway to land of Maine Central Railroad; thence turning and running Westerly along land of said Railroad to a point; thence turning and running Southerly and parallel to the second mentioned course, to the point of beginning.

Tract 2: Beginning at a point on the Northerly side of Route 302, the same being ten (10) feet westerly of a former building and being the Northwesterly corner of land now or formerly of Russo; thence Northerly along land now or formerly of Russo to land of Maine Central Railroad; thence Westerly along land of said Maine Central Railroad; thence Westerly along land of said Maine Central Railroad to land of Garland; thence Southerly along land of said Garland to Route 302; thence about 257 feet along said highway, Route 302, to the point of beginning.

Exhibit C

Easement Parcels

Together with the easement rights recreated in the following instruments:

Easement A-River Run

Snowmaking and recreational easements by and between Mt. Attitash Lift Corporation and River Run Condominium Association as contained in a Declaration of Covenants and Restrictions dated September 29, 1977, recorded in Book 682, Page 152, and a Restated Declaration of Easements, Covenants and Restrictions dated May 30, 1994, recorded in Book 1578, Page 17.

Easement B-Attitash Associates

Pedestrian, vehicular, parking, waterline, drainage and utility rights contained in a Declaration of Easements and Restrictive Covenants by and between Attitash Associates and Mt. Attitash Lift Corporation dated November 30, 1993, recorded in Book 1555, Page 97.

Easement C-Stony Brook Associates

Easement for trails and snowmaking on property of Mountainside-on-Attitash Association as reserved in deed of Mt. Attitash Lift Corporation to Stony Brook Associates dated October 10, 1984, recorded in Book 969, Page 79, and as affected by "Amendment No. 1 to Easement Agreement Dated December 24, 1985", dated July 1, 1994, and recorded in Book 1582, Page 262.

Easement D-Whites Ledges Realty, Inc,

Easement for installation, operation, maintenance, repair and access for a golf course more fully described in the Easement Agreement by and between Whites Ledges Realty, Inc. and L.B.O. Holding, Inc. dated July 7, 2006 and recorded in said Registry of Deeds in Book 2546, Page 796.

Easement E-Bearfoot Creek, LLC

A.  Easement for the Relocation and Extension of Abenaki Lift, more fully described in the Easement, Development and Operating Agreement by and between L.B.O. Holding, Inc. and Bearfoot Creek, LLC dated October 13, 2006 and recorded in Book 2603, Page 683.

B.  Grading rights granted by the Grantee to the Grantor set forth in the deed from L.B.O. Holding, Inc. to Bearfoot Creek, LLC dated July 2, 2004 and recorded in said Registry of Deeds in Book 2315, Page 670.

Easement F

Water pipe rights reserved in the deed from Leon S. Rogers to Wayland Cook dated July 19, 1938 and recorded in said Registry of Deeds in Book 212, Page 42.

Easement G

Rights and Easements that benefit L.B.O. Holdings, Inc., its successors or assigns as set forth in the Declaration of Easements by and between L.B.O. Holding, Inc. and L.B.O. Hotel Co., dated June 28, 1996 and recorded in Book 1662, Page 427; as re-recorded in Book 1666, Page 739; as amended by the Amended and Re-Stated Declaration of Easements dated October 3, 1996 and recorded in said Registry of Deeds in Book 1674, Page 471.

Easement H

Rights and easements granted by Attitash Enterprises, Inc. and Cathedral Trail Development Corporation to Mt. Attitash Lift Corporation set forth in the deed dated December 19, 1980 and recorded in said Registry of Deeds in Book 808, Page 327.

CROTCHED MOUNTAIN

Exhibit "A"

Legal Description

Real property in the City of Bennington, County of Hillsborough, State of New Hampshire, described as follows:

Tract 1: Bennington Tax Map Sheet 12, Lot 1-D

A certain tract or parcel of land located on the southerly side of State Route 47, also known as Francestown Road, in the Town of Bennington, County of Hillsborough, State of New Hampshire, being Lot 12-1D, as shown on plan entitled "Boundary Survey Property of: Crotched Mountain Properties, L.L.C. Bennington, N.H. South side of Route 47 (Francestown Rd.) Dated June 20, 2002 Scale 1" = 100' Survey By: Robert C. Palmer, L.L.S. #590", said plan to be recorded in the Hillsborough County Registry of Deeds, being bounded and described as follows:

Beginning at a point on the southerly side of State Route 47, also known as Francestown Road, said point being the northeasterly corner of the within described premises and the northwesterly corner of Lot 12-1E as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence S. 00° 30' 00" E. a distance of 550.00 feet along said Lot 12-1E to a point at the Town Line of the Town of Bennington and the Town of Francestown, said point being the southeasterly corner of the within described premises and the southwesterly corner of Lot 12-1E as shown on said plan at Lot 7-15, now of Crotched Mountain Properties, L.L.C.;

Thence N. 77° 00' 00" W. a distance of 245.00 feet along said Town Line and Lot 7-15 to a point at a corner of said Town Line at Lot 12-1C as shown on said plan, now or formerly of Trailside Development, Inc.;

Thence N. 64° 04' 12" W. a distance of 150.00 feet along Lot 12-1C to a point, said point being the southwesterly corner of the within described premises at Lot 12-1 as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence N. 33° 45' 00" E. a distance of 290.00 feet along Lot 12-1 to a point;

Thence N. 00" 30' 00" W. a distance of 189.50 feet along Lot 12-1 to a point on the southerly side of State Route 47, said point being the northwesterly corner of the within described premises and the northeasterly corner of Lot 12-1;

Thence S. 89° 37' 56" E. a distance of 209.36 feet along the southerly side of State Route 47 to the point or place of beginning.

Meaning and intending to be Tract I in deed of Community Development Finance Authority to Crotched Mountain Properties, L.L.C., dated March 13, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6599, Page 1651. See also Volume 6436, Page 2283.

Also including all remaining buildings and structures located on Lot 12-1D in the Town of Bennington, County of Hillsborough and State of New Hampshire being the 2nd Tract in deed of the Town of Bennington to Crotched Mountain Properties, L.L.C., dated 05/15/02 and recorded in the Hillsborough County Registry of Deeds at Volume 6637, Page 954. See also Volume 6052, Page 1512.

Tract 2: Francestown Tax Map Sheet 7, Lot 15

A certain tract or parcel of land located on the southerly side of State Route 47, also known as the Francestown Road, in the Town of Francestown, County of Hillsborough, State of New Hampshire, being Lot 7-15, as shown on plan entitled "Boundary Survey Lot 7-15 Crotched Mountain Properties, L.L.C., Francestown, N.H. Hillsborough County Dated April 20, 2002 Scale 1" = 200', Robert C. Palmer, L.L.S. #590", said plan to be recorded in the Hillsborough County Registry of Deeds, being bounded and described as follows:

Beginning at a point in a stone wall on the southerly side of State Route 47, said point being the northeasterly corner of the within described premises and the northwesterly corner of Lot 7-14 as shown on said plan, now of Randall P. & Shirlee Ferrara;

Thence S. 00° 30' E, a distance of 487.80 feet along a stone wall and said Ferrara land to point at a corner of stone walls;

Thence S. 71° 20' E. a distance of 282.8 feet along a stone wall to a point at the end of said stone wall;

Thence S. 79° 30' E, a distance of 131.9 feet along said Ferrara land to a point at the beginning of the stone wall on the westerly sideline of Mountain Road;

Thence S. 05° 39' E. a distance of 302.5 feet along said stone wall and the westerly sideline of Mountain Road to a point at an intersection of stone walls, said point being the northeasterly corner of Lot 7-13 as shown on said plan, now of John B. Perry & Sioe Hoen T. Perry;

Thence N. 85° 32' W. a distance of 429.1 feet along a stone wall and said Perry land to a point at an intersection of stone walls, said point being the northeasterly corner of Lot 7-12 as shown on said plan, now of Jean C. MacDonald, Trustee;

Thence N. 82° 30' W. a distance of 271 feet along said stone wall and said Trustee land to an iron pin at a corner of said stone wall;

Thence S. 18° 13' 47" W, a distance of 554.89 feet along said stone wall to a point at the end of said stone wall at or near an abandoned road;

Thence S. 20° 59' W. a distance of 12.00 feet to a point at or in said abandoned road;

Thence N. 61 ° 48' 26" W. a distance of 165.95 feet along said abandoned road to a point;

Thence N. 47'" 30' 00" W. a distance of 199.62 feet along said abandoned road to a point;

Thence N. 60° 00' 00" W. a distance of 86.00 feet along said abandoned road to a point;

Thence N. 70° 00' 00" W. a distance of 199.24 feet along said abandoned road to a point;

Thence N. 69° 15' 00" W. a distance of 199.90 feet along said abandoned road to a point;

Thence S. 29° 00' W. a distance of 18.00 feet in said abandoned road to a point at an intersection of stone walls at Lot 7-6 as shown on said plan, now of the Town of Francestown;

Thence S. 07° 44' 30" W. a distance of 1127.05 feet along said stonewall and Lot 7-6 to a point;

Thence N. 80 21' 40" W. a distance of 801.07 feet along Lot 7-6 and partially along a stone wall to a point;

Thence S. 78° 00' W. a distance of 98.48 feet along Lot 7-6 to a point at a stone wall;

Thence N. 81° 02' 40" W. a distance of 264.86 feet along Lot 7-6 and partially along a stone wall to a point;

Thence S. 52° 00' W. a distance of 215.32 feet along Lot 7-6 and partially along a stone wall to a point at the end of said stone wall;

Thence S. 89° 15' W. a distance of 1000.88 feet along Lot 7-6 to a Town Line stone monument at the Town Line of the Town of Bennington and the Town of Francestown at Lot 5-5 as shown on said plan, now of Larry & Margaret Ann Samuels;

Thence N. 80° 09' 55" W. a distance of 835.49 feet along the Town Line and Lot 5-5 to a point at an intersection of stone walls, said point being the southwesterly corner of the within described premises at Lot 12-8 as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence N. 07° 18' 33" E. a distance of 2692.6 feet along the Town Line, said stone wall and Lot 12-8 to a point on the southerly side of Onset Road;

Thence N. 32° 35' E. a distance of 59.74 feet across Onset Road to a point at a corner of stone walls at Lot 12-4 as shown on said plan, now of Thomas A. Corcoran, et al;

Thence N. 06° 54' 17" E. a distance of 739.00 feet along the Town Line, a stone wall, Lot 12-4, Lot 12-7 as shown on said plan, now of Dennis Caton, and Lot 12-6 as shown on said plan, now of Lori A. Stumpfol, to a point at an intersection of stone walls at Lot 12-1B as shown on said plan, now of Crotched Mountain Properties, L.L.C., said point being the northwesterly corner of the within described premises;

Thence S. 84° 45' 40" E. a distance of 602.56 feet along the Town Line, a stone wall and Lot 12-1B to a point at a corner of said stone wall;

Thence N. 07° 00' E. a distance of 42.5 feet along the Town Line, said stone wall and Lot 12-1B to a point at a corner of said stone wall;

Thence S. 81° 10' 50" E. a distance of 410.69 feet along the Town Line, Lot 12-1B and partially along a stone wall to a point at Lot 12-1A as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence S. 06° 31' 48" W. a distance of 495.07 feet along the Town Line, partially along a stone wall and Lot 12-1A to a point at Lot 12-1C as shown on said plan, now or formerly of Trailside Development, Inc.;

Thence S. 07° 05' 59" W. a distance of 277.00 feet along the Town Line and Lot 12-1C to a point;

Thence S. 02° 24' 31" W. a distance of 517.58 feet along the Town Line and Lot 12-1C to a point;

Thence S. 51° 15' 50" E. a distance of 104.64 feet along the Town Line, partially along a stone wall and Lot 12-1C to a point;

Thence S. 52° 42' 00" E. a distance of 508.51 feet along the Town Line and Lot12-1C to a point;

Thence S. 56° 49' 20" E. a distance of 442.61 feet along the Town Line and Lot 12-1C to a point at the beginning of a stone wall;

Thence S. 65° 49' 14" E. a distance of 276.07 feet along the Town Line, Lot 12-1C and along said stone wall to a point at a corner of stone walls;

Thence N. 11° 00' 20" E. a distance of 924.00 feet along the Town Line, partially along a stone wall and Lot 12-1C to a point at Lot 12-1D as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence S. 77° 00' 00" E. a distance of 1040.14 feet along the Town Line, Lot 12-1D and Lot 12-1E as shown on said plan, now of Crotched Mountain Properties, L.L.C., to a point at a corner of said Town Line;

Thence N. 05° 80' E. a distance of 173.00 feet along the Town Line and Lot 12-1E to a point at Lot 7-16 as shown on said plan, now of Jeffrey A. & Sheila S. Fan-es;

Thence N. 82° 09' 43" E. a distance of 203.50 feet along Lot 7-16 to a point on the southerly side of Route 47;

Thence S. 69° 30' 06" E. a distance of 338.64 feet along the southerly side of Route 47 to a point at the beginning of a stone wall;

Thence S. 66° 75' 10" E. a distance of 236.12 feet along the southerly side of Route 47 and said stone wall to a point;

Thence S. 59° 20' 20" E. a distance of 123.40 feet along the southerly side of Route 47 and said stone wall to the point or place of beginning.

Also included herein is all of Crotched Mountain Properties, L.L.C.'s interest in Onset Road contiguous to the northerly sideline of the within described premises as shown on said plan.

Meaning and intending to be a portion of Tract II of land in deed of Community Development Finance Authority to Crotched Mountain Properties, L.L.C., dated March 13, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6599, Page 1651. See also Volume 6436, Page 2283.

Said parcel is also a part of Lot 7-15 as shown on plan entitled "Boundary Survey Lot 7-15 Crotched Mountain Properties, L.L.C., Francestown, N.H. Hillsborough County Dated April 20, 2002 Scale 1"=200' Robert C. Palmer, LLS #590", said plan to be recorded in the Hillsborough County Registry of Deeds.

Excluded from Tract 2 is a certain tract or parcel of land shown as Lot 1 on a plan of land entitled "Subdivision Plan, Crotched Mountain Properties, L.L.C.," dated October 28, 2003, recorded in the Hillsborough County Registry of Deeds as Plan No. 33107. Also excluding a non-exclusive rights-of-way extension of Onset Road as shown on said Plan No. 33107 for ingress and egress to and from said Lot 1 and the municipal portion of Onset Road.

Tract 3: Bennington Tax Map Sheet 12, Lot 1

A certain tract or parcel of land located on the southerly side of State Route 47, also known as Francestown Road, in the Town of Bennington, County of Hillsborough, State of New Hampshire, being Lot 12-1, as shown on plan entitled "Boundary Survey Property of: Crotched Mountain Properties, L.L.C. South side of Route 47 (Francestown Road) Bennington, N.H. Hillsborough County Dated June 28, 2002 Scale 1"= 100' Survey By: Robert C. Palmer, LLS #590", said plan to be recorded in the Hillsborough County Registry of Deeds, being bounded and described as follows:

Beginning at a point on the southerly side of State Route 47, said point being the northeasterly corner of the within described premises at Lot 12-1D as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence S. 00° 30' 00" E. a distance of 189.50 feet along Lot 12-1D to a point;

Thence S. 33° 45' 00" W. a distance of 290.00 feet along Lot 12-1D to a point, said point being the southeasterly corner of the within described premises at Lot 12-1C as shown on said plan, now or formerly of Trailside Development, Inc.;

Thence N. 64° 04' 12" W. a distance of 1023.76 feet along Lot 12-1C to a point, said point being the southwesterly corner of the within described premises at Lot 12-1A as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence N. 43° 34' 40" E. a distance of 575.00 feet along Lot 12-1A to a point on the southerly side of Route 47, said point being the northwesterly corner of the within described premises and the eastern most point of Lot 12-1A as shown on said plan;

Thence S. 42° 28' 28" E. a distance of 207.58 feet along the southerly side of Route 47 to a point;

Thence S. 47° 02' 16" E. a distance of 191.31 feet along the southerly side of Route 47 to a point;

Thence S. 55° 36' 14" E. a distance of 157.55 feet along the southerly side of Route 47 to a point;

Thence S. 72° 53' 50" E. a distance of 136.01 feet along the southerly side of Route 47 to a point;

Thence S. 81° 38' 15" E. a distance of 145.16 feet along the southerly side of Route 47 to the point or place of beginning.

Meaning and intending to be the 1st tract in deed of the Town of Bennington to Crotched Mountain Properties, L.L.C., dated May 15, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6637, Page 954. See also Volume 5690, Page 727.

Tract 4: Bennington Tax Map Sheet 12, Lot 1-A

A certain tract or parcel of land located on the southerly side of State Route 47, also known as Francestown Road, and the southeasterly side of Onset Road in the Town of Bennington, County of Hillsborough, State of New Hampshire, being Lot 12-1A, as shown on plan entitled "Boundary Survey Property of: Crotched Mountain Properties, L.L.C. South side of Route 47 (Francestown Road) Bennington, N.H. Hillsborough County Dated June 28, 2002 Scale 1" = 100' Survey By: Robert C. Palmer, L.L.S. #590", said plan to be recorded in the Hillsborough County Registry of Deeds, being bounded and described as follows:

Beginning at a point on the southerly side of Route 47 and the southeasterly side of Onset Road, said point being the northeast corner of the within described premises;

Thence S. 18° 40' 46" E. a distance of 132.79 feet along the southerly side of Route 47 to a point; Thence S. 26° 52' 11" E. a distance of 168.15 feet along the southerly side of Route 47 to a point;

Thence S. 34° 37' 24" E. a distance of 144.02 feet along the southerly side of Route 47 to a point, said point being the eastern most point of the within described premises at and the northwesterly corner of Lot 12-1 as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence S. 43° 34' 40" E. a distance of 575.00 feet along Lot 12-1 to a point at Lot 12-1C as shown on said plan, now or formerly of Trailside Development, Inc., said point being the southwesterly corner of Lot 12-1 as shown on said plan;

Thence S. 43° 34' 40" W. it distance of 40.00 feet along Lot 12-1C to a point, said point being the southern most point of the within described premises;

Thence N. 48° 20' 00" W. a distance of 195.00 feet along Lot 12-1C to a point at the Town Line of the Town of Bennington and the Town of Francestown, said point being the southwesterly corner of the within described premises at Lot 7-15, now of Crotched Mountain Properties, L.L.C.;

Thence N. 06° 31' 48" E. a distance of 635.00 feet along Lot 7-15, through a corner of the Town Line of the Town of Bennington and the Town of Francestown and along Lot 12-1B as shown on said plan, now of Crotched Mountain Properties, L.L.C., to a point on the southeasterly side of Onset Road, said point being the northwesterly corner of the within described premises;

Thence N. 75° 02' 55" E. a distance of 307.45 feet along the southeasterly side of Onset Road to the point or place of beginning.

Meaning and intending to be the 3rd tract in deed of the Town of Bennington to Crotched Mountain Properties, L.L.C., dated May 15, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6637, Page 954. See also Volume 5690, Page 727.

Tract 5: Bennington Tax Map Sheet 12, Lot 1-B

A certain tract or parcel of land located on the westerly side of State Route 47, also known as Francestown Road, in the Town of Bennington, County of Hillsborough, State of New Hampshire, being Lot #12-1B, as shown on plan entitled "Subdivision Lot 12 - 13 (sic) Crotched Mountain Properties, L.L.C., Bennington, N.H. Hillsborough County" dated July, 2002 Scale 1" = 100' Robert C. Palmer, L.L.S., said plan to be recorded in the Hillsborough County Registry of Deeds, being the 4th tract in deed of the Town of Bennington to Crotched Mountain Properties, L.L.C., dated May 15, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6637, Page 954. See also Volume 5690, Page 727.

Reserved and excepted from this conveyance are Subdivided Parcel A, and Subdivided Parcel B, as shown on said plan, bounded and described as follows:

Subdivided Parcel A: A certain tract or parcel of land located on the southerly side of Onset Road in the Town of Bennington, County of Hillsborough, State of New Hampshire, being Lot #1, as shown on plan entitled "Subdivision Lot 12 - 13(sic) Crotched Mountain Properties, L.L.C., Bennington, N.H. Hillsborough County" dated July, 2002 Robert C. Palmer, L.L.S., said plan being recorded in the Hillsborough County Registry of Deeds as Plan #32329, being bounded and described as follows:

Beginning at a point on the southerly side of Onset Road, said point being the northwesterly corner of the within described premises at land of Jean Lefavour;

Thence S. 65° 48' 04" E. a distance of 183.23 feet along the southerly side of Onset Road to a point;

Thence S. 63° 26' 05" E. a distance of 178.88 feet along the southerly side of Onset Road to a point, said point being the northeasterly corner of the within described premises and the northwesterly corner of Lot #2 as shown on said plan;

Thence S. 10° 18' 57" W. a distance of 604.60 feet along Lot #2 to a point in a stone wall on the Town Line of The Town of Bennington and The Town of Francestown, said point being the southeasterly corner of the within described and the southwesterly corner of Lot #2 at other land of Crotched Mountain Properties, L.L.C.;

Thence N. 84° 45' 40" W. a distance of 307.56 feet along said stone wall and said Town Line to a point at an intersection of stone walls, said point being the southwesterly corner of the within described premises at land now of Lori A. Stumfol;

Thence N. 6° 54' 17" E. a distance of 727.13 feet along a stone wall, said Stumfol land, land now of South Face Condo Assn., land of Scott and Lynsy London, land of Scott Prendergas and Patricia Sullivan and along said Lefavour land to the point or place of beginning.

Meaning and intending to be a portion Tract #4 in deed of The Town of Bennington to Crotched Mountain Properties, L.L.C., dated May 15, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6637, Page 954. See also Volume 6052, Page 1512 and Volume 5690, Page 727.

Subject to restriction as to Tax Lot 12-001-B as stated in said deed at Volume 6637, Page 954.

Said Subdivided Parcel A shall not be further subdivided.

Subdivided Parcel B: A certain tract or parcel of land located on the southerly side of Onset Road in the Town of Bennington, County of Hillsborough, State of New Hampshire, being Lot #2, as shown on plan entitled "Subdivision Lot 12 - 13(sic) Crotched Mountain Properties, L.L.C. Bennington, N.H. Hillsborough County" dated July, 2002 Robert C. Palmer, L.L.S., said plan being recorded in the Hillsborough County Registry of Deeds as Plan #32329, being bounded and described as follows:

Beginning at a point on the southerly side of Onset Road, said point being the northwesterly corner of the within described premises and the northeasterly comer of Lot #1 as shown on said plan;

Thence S. 61° 41' 57" E. a distance of 295.30 along the southerly side of Onset Road to a point;

Thence S. 51° 20' 25" E. a distance of 64.08 feet along the southerly side of Onset Road to a point;

Thence S. 45° 00' 00" E. a distance of 56.57 feet along the southerly side of Onset Road to a point;

Thence S. 26° 33' 54" E. a distance of 67.08 feet along the southwesterly side of Onset Road to a point;

Thence S. 18° 26' 06" E. a distance of 158.11 feet along the southwesterly side of Onset Road to a point, said point being the northeasterly corner of the within described premises at the remainder lot as shown on said plan now of Crotched Mountain Properties, L.L.C.;

Thence S. 37° 57' 58" W. a distance of 211.25 feet along said remainder lot to a point in a stone wall, said point being the southeasterly corner of the within described premises at the Town Line of The Town of Bennington and The Town of Francestown;

Thence N. 81° 10' 50" W. a distance of 110.69 feet along said stone wall and said Town Line to a corner of said walls;

Thence S. 07° 00' 00" W. a distance of 42.50 feet along said stone wall and said Town Line to point at the corner of said stone wall;

Thence N. 84° 45' 40" W. a distance of 295.00 feet along said stone wall and said Town Line to a point, said point being the southwesterly corner of the within described premises and the southeasterly corner of Lot #1;

Thence N. 10° 18' 57" W. a distance of 604.60 feet along Lot #1 to the point or place of beginning.

Meaning and intending to be a portion of Tract #4 in deed of The Town of Bennington to Crotched Mountain Properties, L.L.C., dated May 15, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6637, Page 954. See also Volume 6052, Page 1512 and Volume 5690, Page 727.

Said Subdivided Parcel B shall not be further subdivided.

Tract 6: Easements and Rights located on Bennington Tax Map Sheet 12, Lot 1-C

Certain easements and rights located on the southerly side of State Route 47, also known as Francestown Road, in the Town of Bennington, County of Hillsborough State of New Hampshire, being on Lot 12-1C as shown on the Town of Bennington Tax Map, and being the 5th tract in deed of the Town of Bennington to Crotched Mountain Properties, L.L.C., dated May 15, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6637, Page 924. See also Volume 5690, Page 727, said easements and rights are more particularly described in deed of Monadnock Business Ventures, Inc., dated December 29, 1994 to EaSTAR Ventures, L.L.C., recorded in the Hillsborough County Registry of Deeds at Volume 5601, Page 1043, as follows:

(1)  The right to pass and repass in common with others by vehicle or otherwise over and along East Road, so-called;

(2)  The right to construct, maintain, use, improve and keep in repair ski slopes on land marked "Ski Easement" on Sheet #1 and #2 on a plan entitled "Subdivision of Land of Francestown Mountain Land Associates in Francestown, New Hampshire" by Hayes Engineering, Inc. dated September 8, 1972, together with the right to install, maintain and operate thereon for such purposes appropriate temporary or permanent mechanical equipment and such other related facilities as Ski Crotched, Incorporated, its heirs, successors and assigns may require.

(3)  The right to use, improve, repair and maintain the existing parking lot as shown on Sheet #1 of said plan entitled "Subdivision of Land of Francestown Mountain Land Associates in Francestown, New Hampshire" by Hayes Engineering, Inc. dated September 8, 1972.

Excepting and Reserving from the rights granted in paragraphs (2) and (3) above the right to construct and maintain roads and necessary services as required by the Francestown Planning Board in connection with the grantor's proposed "Condominium III" subdivision substantially as is shown on the above-described plan dated September 8, 1912 and also the right to construct one tier of condominium units on the northerly portion of said "Ski Easement".

Reference is also made to Tract #4 as shown on Hillsborough County Registry of Deeds Plan #19612 and Hillsborough County Registry of Deeds Plan #20382.

Tract 7: Bennington Tax Map Sheet 12, Lot 1-E

A certain tract or parcel of land located on the southerly side of State Route 47, also known as Francestown Road, in the Town of Bennington, County of Hillsborough, State of New Hampshire, being Lot 12-1E, as shown on plan entitled "Boundary Survey Property of: Crotched Mountain Properties, L.L.C. Bennington, N.H. South side of Route 47 (Francestown Rd.) Dated June 20, 2002 Scale 1" = 100' Survey By: Robert C. Palmer, L.L.S. #590", said plan to be recorded in the Hillsborough County Registry of Deeds, being bounded and described as follows:

Beginning at a point on the southerly side of State Route 47, also known as Francestown Road, said point being the northeasterly corner of the within described premises and the northwesterly corner of Lot 7-16, now or formerly of Jeffrey A. & Sheila S. Ferres, on the Town Line of the Town of Bennington and the Town of Francestown;

Thence S. 05° 30' W. a distance of 273.00 feet along the Town Line, Lot 7-16 and Lot 7-15, now of Crotched Mountain Properties, L.L.C., to a point, said point being the southeasterly corner of the within described premises;

Thence N. 77° 00' 00" W. a distance of 795.14 feet along the Town Line and Lot 7-15 to a point, said point being the southwesterly corner of the within described premises and the southeasterly corner of Lot 12-1D as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence N. 00° 30' 00" W. a distance of 550.00 feet along Lot 12-1D to a point on the southerly side of State Route 47, said point being the northwesterly corner of the within described premises and the northeasterly comer of Lot 12-1D;

Thence N. 87° 15' 12" E. a distance of 72. 11 feet along the southerly side of Route 47 to a point;

Thence S. 85° 25' 34" E. a distance of 125.40 feet along the southerly side of Route 47 to a point;

Thence S. 77° 11' 45" E. a distance of 112.81 feet along the southerly side of Route 47 to a point;

Thence S. 63° 26' 06" E. a distance of 100.62 feet along the southerly side of Route 47 to a point;

Thence S. 46° 48' 22" E. a distance of 314.11 feet along the southerly side of Route 47 to a point;

Thence S. 43° 37' 10" E. a distance of 117.41 feet along the southerly side of Route 47 to a point;

Thence S. 50° 46' 40" E. a distance of 127.40 feet along the southerly side of Route 47 to the point or place of beginning.

Meaning and intending to be the 6th tract in deed of the Town of Bennington to Crotched Mountain Properties, L.L.C., dated May 15, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6637, Page 954. See also Volume 5690, Page 727.

Tract 8: Bennington Tax Map Sheet 12, Lot 8

A certain tract or parcel of land located on the southerly side of Onset Road in the Town of Bennington, County of Hillsborough, State of New Hampshire, being Lot 12-8, as shown on plan entitled "Boundary Survey Property of: Crotched Mountain Properties, L.L.C. South side of Onset Road Bennington, N. H. Hillsborough County Dated July 26, 2002 Scale 1" = 200' Survey By: Robert C. Palmer, LLS #590", to be recorded in the Hillsborough County Registry of Deeds, being bounded and described as follows:

Beginning at a point in a stone wall on the Town Line of the Town of Bennington and the Town of Francestown on the southerly side of a private road as shown on said plan, said point being the northeasterly corner of the within described premises at Lot 7-15 as shown on said plan, now of Crotched Mountain Properties, L.L.C.;

Thence S. 07° 18' 33" W. a distance of 2692.6 feet along the Town Line, said stone wall and Lot 7-15 to a point in a corner of said stone wall, said point being the southeasterly corner of the within described premises at Lot 5-5 as shown on said plan, now of Larry & Margaret Ann Samuels;

Thence N. 82° 00' W. a distance of 293.44 feet along a stone wall and Lot 5-5 to a point;

Thence N. 80° 00' W. a distance of 195.63 feet along said stone wall and Lot 5-5 to a point;

Thence N. 81° 00' W. a distance of 293.44 feet along said stone wall and Lot 5-5 to a point;

Thence N. 81° 00' W. a distance of 252.12 feet along said stone wall and Lot 5-5 to a point at an intersection of stone walls, said point being the northwesterly corner of the within described premises at Lot 5-4 as shown on said plan, now of Kenneth F. Warren & Betsy Ann Finnan, Trustees;

Thence N. 05° 00' E. a distance of 1073.5 feet along a stone wall and Lot 5-4 to a point;

Thence N. 06° 45' E. a distance of 400.0 feet along said stone wall and Lot 5-4 to a point;

Thence N. 09° 30' E. a distance of 100.0 feet along said stone wall and Lot 5-4 to a point;

Thence N. 06° 30' E. a distance of 100.0 feet along said stone wall and Lot 5-4 to a point;

Thence N. 08° 10' E. a distance of 287.0 feet along said stone wall and Lot 5-4 to a point at a corner of said stone walls;

Thence S. 62° 00' E. a distance of 69.0 feet along said stone wall and Lot 5-4 to an iron pin in said stone wall;

Thence N. 30° 39' 30" E. a distance of 796.34 feet along said stone wall and Lot 5-4 to a point on the southerly side of Onset Road, said point being the northwesterly corner of the within described premises;

Thence S. 82° 56' 30" E. a distance of 696.82 feet partially along a stone wall and along the southerly side of Onset Road to the point or place of beginning.

Meaning and intending to be the 7th tract in deed of the Town of Bennington to Crotched Mountain Properties, L.L.C., dated May 15, 2002, and recorded in the Hillsborough County Registry of Deeds at Volume 6637, Page 954. See also Volume 5690, Page 727.

Subleased Parcels:

The following two Tracts which are subleased pursuant to the terms of a Lease between the Town of Francestown, NH, and Crotched Mountain Properties, L.L.C.:

Two (2) certain tracts or parcels of land located in the Town of Francestown, County of Hillsborough, State of New Hampshire, being shown as Map 7/Lot 6A and Map 7/Lot 6B on plan entitled "Subdivision Lease Annex Plan, Town of Francestown to Crotched Mountain Properties, L.L.C.," dated June 19, 2003, revised through August 7, 2003, prepared by Sandford Surveying and

Engineering, recorded in the Hillsborough County Registry of Deeds, as Plan No. 32639 bounded and described as follows:

Tract 9:

Beginning at a stone in the northwest corner of the parcel to be leased, on the town line between Francestown and Bennington, abutting land of Crotched Mountain Properties, L.L.C., then proceeding N 89°15' E a distance of 1,000.88 feet to a stone wall; thence N 52°00' E a distance of 215.32 feet along the stone wall; thence S 81°02'40" E a distance of 264.86 feet partially along a stone wall; thence N 78°00' E a distance of 98.48 feet to a stone wall; thence S 80°21'40" E a distance of 450.0 feet along a stone wall, to the northeast corner of the parcel;

Thence S 44°58'20" W a distance of 1,063.37 feet; thence N 84°48'53" W a distance of 300 feet; thence S 21°43'50" W a distance of 500.0 feet to a point at the southeast corner of the parcel,

Thence N 50°01'15" W a distance of 1,068.24 feet to a point at the southwest corner of the parcel;

Thence N 15°30' E a distance of 140.0 feet; thence N 09°00' E a distance of 200.0 feet; thence N 06°14' E a distance of 122.0 feet to the point of beginning.

Tract 10:

Beginning at a corner of stone walls constituting the northern most point of a triangle, abutting Mountain Road and abutting land of Crotched Mountain Properties, L.L.C., thence S 69°15' E a distance of 199.90 feet along Mountain Road; thence S 70°00' E a distance of 95.0 feet along Mountain Road to the southeast corner of the parcel;

Thence S 49°49' W a distance of 538.94 feet to a point on a stone wall to the southwest corner of the parcel;

Thence N 07°44'30" E along a stone wall a distance of 500.00 feet; thence N 29°00' E a distance of 18.0 feet to the point of beginning.

Tract 9 and Tract 10 meaning and intending to be a portion of the same premises conveyed to the Town of Francestown by Foreclosure Deed of the United States Cellular Corporation, dated June 12, 2000, and recorded in the Hillsborough County Registry of Deeds at Volume 6275, Page 1095. See also Volume 5601, Page 1060 and Volume 5601, Page 1043. Reference is also made to

Hillsborough County Registry of Deeds Plans #9326 and #4224.

The insured premises are subject to, and have the benefit of, the provisions of the Ground Lease between Crotched Mountain Properties, L.L.C. and SNH Development, Inc., dated May 27, 2003, Notice of which is recorded in the Hillsborough County Registry of Deeds at Book 6958, Page 208.

Disclosure Schedule 3.1 (e) — Collateral Assignments of Lease(s)

None.

Disclosure Schedule 3.1(i) — UCC Financing Statements

None.

Disclosure Schedule 3.4 — Litigation

Plaintiff	Defendant	Claim No.	Loss Date	Court	Case	Notes
Grand Summit Hotel Condominium Unit Owners' Association	L.B.O. Holding, Inc. d/b/a Attitash Mountain Resort,			Carroll County Superior Court, New Hampshire	212 2016 CV 00152	arising from the failure of a cooling tower at the Attitash Grand Summit Hotel and Conference Center
Grand Summit Hotel Condominium Unit Owners' Association	L.B.O. Holding, Inc. d/b/a Attitash Mountain Resort,			Carroll County Superior Court, New Hampshire	212-2017- CV-00125	arising from a dispute over whether LBO is prohibited from acquiring condominium units at the Attitash Grand Summit Hotel and Conference Center
Ricky Herrera	Attitash/Bear Peak	075-011658	08/09/2015			Guest attempted front flip into airbag and landed improperly
Isabelle Lawson	Attitash/Bear Peak	075-011428	03/10/2015			7 year old girl fell from chair lift between towers 5 and 6 on lift #2
Tim Mukusick	Attitash/Bear Peak	075-011569	07/23/2015			Guest attempted flip into airbag and landed on his neck/head

Jeanne Perry	Crotched Mountain	075-011083	12/11/2013	6 year old riding lift with mother and ski patroler (grandmother) when she fell from lift. Mother then jumped from lift to aid child
Sarah Perry	Crotched Mountain	075-011083	12/11/2013	6 year old riding lift with mother and ski patroler (grandmother) when she fell from lift. Mother then jumped from lift to aid child
Shawn Crosbie	Mount Snow	075-013516	12/31/2016	Customer was struck by shuttle bus while waiting along side of the road

Arthur Deacon	Mount Snow	075-011718	01/24/2016

56 year old male snowboarder was riding on his personal equipment and wearing a helmet. Guest was riding down a black rated trail, "rip cord", that was designated experts only when he fell to the snow surface. He then flipped over and began sliding head first down the trail and struck a tree. He continued to slide and struck a second tree before coming to rest off the skiers left edge of the trail under two snowmaking pipes.

Carolyn Laferriere	Mount Snow	075-012575	02/20/2014	slipped while walking down stairs at Sundance Base Lodge Granger

Savage	Mount Snow	075-012566	02/06/2016

Granger Savage (a minor participant in the training center, U14 race program) collided with another skier, Patrick Bosma, who was a student in a group lesson being instructed by Sally White. The collision sent the other student into Sally White who sustained knee and head injuries

Disclosure Schedule 6.1(a) — Subsidiary Borrowers' Interests in the Properties, Improvements and Leasehold Interests

See legal descriptions in schedule 3.1(d).

Disclosure Schedule 7.1 — Financial Reports and Schedules

None.

Disclosure Schedule 7.2 — Other Information

None.

Disclosure Schedule 8.2 — Locations

Corporation Name	Chief Executive Office	Physical Location	Mailing Address	County	State
Peak Resorts, Inc.	17409 Hidden Valley Dr. Wildwood, MO 63025	17409 Hidden Valley Dr. Wildwood, MO 63025	17409 Hidden Valley Dr. Wildwood, MO 63025	St. Louis	MO
Hidden Valley Golf and Ski, Inc.	17409 Hidden Valley Dr. Wildwood, MO 63025	17409 Hidden Valley Dr. Eureka, MO 63025	17409 Hidden Valley Dr. Wildwood, MO 63025	St. Louis	MO
Paoli Peaks, Inc.	17409 Hidden Valley Dr. Wildwood, MO 63025	2798 West County Road Paoli, IN 47454-0067	P.O. Box 67 Paoli, IN 47454	Orange	IN
S N H Development, Inc.	17409 Hidden Valley Dr. Wildwood, MO 63025	615 Francestown Rd. Bennington, NH 03442	615 Francestown Rd. Bennington, NH 03442	Hillsborough	NH
Snow Creek, Inc.	17409 Hidden Valley Dr. Wildwood, MO 63025	1 Snow Creek Dr. Weston, MO 64098	1 Snow Creek Dr. Weston, MO 64098	Platte	MO
L.B.O. Holding, Inc.	17409 Hidden Valley Dr. Wildwood, MO 63025	775 Route 302 Bartlett, NH 03812	775 Route 302 Bartlett, NH 03812	Carroll County	NH

Disclosure Schedule 8.3 — Borrowers' Organization and Name

Entity Legal Name	State of Organization	FEIN	Additional State(s) of Qualification
Peak Resorts, Inc.	Missouri	43-1793922
Hidden Valley Golf and Ski, Inc.	Missouri	43-1094257
Snow Creek, Inc.	Missouri	43-1424151
Paoli Peaks, Inc.	Missouri	43-1793926	Indiana
SNH Development, Inc.	Missouri	43-0482963	New Hampshire
L.B.O. Holding, Inc.	Maine	01-0488967	New Hampshire

Disclosure Schedule 8.8 — Litigation Proceedings

See Disclosure Schedule 3.4.

Disclosure Schedule 8.9 — Taxes

See Disclosure Schedule 8.3

Disclosure Schedule 8.12 — Environmental Compliance

None.

Disclosure Schedule 8.14 — ERISA

Peak Resorts, Inc. 401(k) Plan

Disclosure Schedule 8.15 — Intellectual Property

Entity	Name Registered	Type	Location	Registration Number
L.B.O. Holding, Inc.	Attitash Resort	Trade Name	NH	496199
Hidden Valley Golf and Ski, Inc.	Hidden Valley	Fictitious Name	MO	X001193675
Peak Resorts, Inc.	Ski and Ride with the Big Guns	Trademark	USA	3458757
S N H Development, Inc.	Crotched Mountain Ski and Ride Area	Trade Name	NH	459101
S N H Development, Inc.	Crotched Mountain Ski Area	Trade Name	NH	415650

Disclosure Schedule 8.27 — Title Policies

See attached title policies.

Disclosure Schedule 8.29 — Properties and Improvements

See attached surveys.

Disclosure Schedule 8.30 — Pending Matters

None.

Disclosure Schedule 8.32 — Management of the Collateral

None.

Disclosure Schedule 9.4(j) — License to Third Parties

None.

Disclosure Schedule 9.4(k) — Local Deposits to Lender

Resort		Bank	Address
Attitash	LBO Holdings, Inc.	Huntington Bank	917 Euclid Ave, Cleveland, OH 44115
Attitash	LBO Holdings, Inc.	Citizens Bank	2779 White Mountain Hwy, North Conway, NH 03860
Attitash	LBO Holdings, Inc.	Citizens Bank	2779 White Mountain Hwy, North Conway, NH 03860
Attitash	LBO Holdings, Inc.	Citizens Bank	2779 White Mountain Hwy, North Conway, NH 03860
Attitash	LBO Holdings, Inc.	Northway Bank	3278 White Mountain Hwy, Rt 16, North Conway, NH 03860
Attitash	LBO Holdings, Inc.	Great Southern Bank	PO Box 9009, Springfield, MO 65808-9009

Crotched Mountain	SNH Development, Inc.	Huntington Bank	917 Euclid Ave, Cleveland, OH 44115
Crotched Mountain	SNH Development, Inc.	People’s United Bank	850 Main Street, Bridgeport, CT 06604
Crotched Mountain	SNH Development, Inc.	Bank of New Hampshire	62 Pleasant St. Laconia, NH 03246850
Crotched Mountain	SNH Development, Inc.	Great Southern Bank	PO Box 9009, Springfield, MO 65808-9009

Hidden Valley	Hidden Valley Golf and Ski, Inc.	Huntington Bank	917 Euclid Ave, Cleveland, OH 44115
Hidden Valley	Hidden Valley Golf and Ski, Inc.	Rockwood Bank	PO Box 710, Eureka, MO 63025
Hidden Valley	Hidden Valley Golf and Ski, Inc.	Great Southern Bank	PO Box 9009, Springfield, MO 65808-9009

Paoli Peaks	Paoli Peaks, Inc.	Huntington Bank	917 Euclid Ave., Cleveland, OH 44115
Paoli Peaks	Paoli Peaks, Inc.	Old National Bank	P.O. Box 227, Paoli, IN 47454
Paoli Peaks	Paoli Peaks, Inc.	Old National Bank	P.O. Box 227, Paoli, IN 47454
Paoli Peaks	Paoli Peaks, Inc.	Great Southern Bank	P.O. Box 9009, Springfield, MO 65808-9009

Snow Creek	Snow Creek, Inc.	Huntington Bank	917 Euclid Ave., Cleveland, OH 44115
Snow Creek	Snow Creek, Inc.	Bank of Weston	PO Box 8, Hwy 45 North, Weston, MO 64098
Snow Creek	Snow Creek, Inc.	Bank of Weston	PO Box 8, Hwy 45 North, Weston, MO 64098
Snow Creek	Snow Creek, Inc.	Great Southern Bank	PO Box 9009, Springfield, MO 65808-9009